UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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SYSCO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Good things
define us

Sysco Corporation
2012 Proxy Statement

Good things come from Sysco®

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Table of Contents

INVITATION FROM OUR LEADERSHIP	4
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	5
PROXY SUMMARY	6
PROXY STATEMENT	10
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	10
CORPORATE GOVERNANCE	14
Board Leadership Structure	15
Board Meetings and Committees	16
Director Independence	17
Certain Relationships and Related Person Transactions	18
Risk Oversight	19
Codes of Conduct	20
BOARD OF DIRECTORS MATTERS	21
Election of Directors at 2012 Annual Meeting (Item 1)	21
Board Composition	24
DIRECTOR COMPENSATION	28
EXECUTIVE OFFICERS	31
STOCK OWNERSHIP	33
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35
EQUITY COMPENSATION PLAN INFORMATION	35

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COMPENSATION DISCUSSION AND ANALYSIS	36
Executive Summary	36
Philosophy of Executive Compensation Program	39
How Executive Pay Is Established	42
What We Paid and Why	44
Compensation of the Executive Chairman	51
Executive Compensation Governance and Other Information	52
Forward-Looking Statements	53
COMPENSATION COMMITTEE REPORT	54
EXECUTIVE COMPENSATION	54
Summary Compensation Table	55
Grants of Plan-Based Awards	57
Cash Performance Unit Plan	58
Management Incentive Plan	59
Outstanding Equity Awards at Fiscal Year-End	63
Option Exercises and Stock Vested	66
Pension Benefits	66
Fiscal 2012 Nonqualified Deferred Compensation	69
Quantification of Termination/Change in Control Payments	71
Compensation Risk Analysis	75
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (ITEM 2)	76
REPORT OF THE AUDIT COMMITTEE	77
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	77
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS (ITEM 3)	78
STOCKHOLDER PROPOSALS	78
ANNEX I – NON-GAAP RECONCILIATIONS	79

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INVITATION FROM OUR LEADERSHIP

Dear Fellow Stockholder,

It is our pleasure to invite you to participate in our 2012 Annual Meeting of Stockholders, to be held on Wednesday, November 14, 2012 at 10:00 a.m. at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024.

Please vote right away

Our stockholder meeting is an opportunity for our senior management and Board of Directors to present Sysco’s performance and strategy, and to respond to your questions. By participating in our stockholder meeting, you play an active role in the future of your company. Please vote right away over the internet, by telephone or by signing and mailing the attached proxy card.

Enhanced stockholder communications

We are committed to ensuring that our proxy statement and associated materials are clear and easy to read. Our 2012 proxy statement displays our ongoing commitment to clearly explain the matters to be addressed at our Annual Meeting of Stockholders. We encourage you to begin your review of this year’s document with our new proxy summary which provides highlights of the detailed information included elsewhere in the proxy statement.

If you wish to receive future E-Proxy Notices electronically which helps to reduce Sysco’s printing costs, please visit http://enroll.icsdelivery.com/syy for additional information.

Board and Leadership Enhancement

We continuously strive for the best Board and Leadership Structure to promote Sysco’s vision to be our customer’s most valued and trusted business partner and to represent the long-term interests of Sysco’s stockholders. In fiscal 2012, we elected Manny Fernandez to the role of Executive Chairman of the Board, and elected Jackie Ward as the Lead Director of the Board. We have active participation by all Directors, including eight independent directors. We believe that the current structure of our Board, relying on leadership from both independent and non-independent directors, best positions Sysco to benefit from the respective strengths of our CEO, Executive Chairman and Lead Director. You will find detailed information about the qualifications of all of our Directors on page 22.

Thank you for your investment

We trust that enhanced communication about our annual stockholder meeting will reinforce our dialogue with stockholders, and encourage you to cast your vote right away. Thank you for your continued trust and confidence in Sysco.

Bill DeLaney, President and Chief Executive Officer

Manny Fernandez, Executive Chairman

SYSCO CORPORATION – 2012 Proxy Statement   4

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1390 Enclave Parkway

Houston, Texas 77077-2099

Notice of Annual Meeting Of Stockholders

November 14, 2012

10:00 a.m.

The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024

The Annual Meeting of Stockholders of Sysco Corporation, a Delaware corporation, will be held on Wednesday, November 14, 2012 at 10:00 a.m. at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024, for the following purposes:

1.

To elect as directors the three nominees named in the attached proxy statement to serve until the Annual Meeting of Stockholders in 2013;

2.

To hold an advisory vote to approve the compensation paid to Sysco’s named executive officers, as disclosed in this proxy statement;

3.

To ratify the appointment of Ernst & Young LLP as Sysco’s independent accountants for fiscal 2013; and

4.

To transact any other business as may properly be brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 17, 2012 will be entitled to receive notice of and to vote at the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the proxy statement, on your enclosed proxy card. You may inspect a list of stockholders of record at the company’s headquarters during regular business hours during the 10-day period before the Annual Meeting. You may also inspect this list at the Annual Meeting.

October 4, 2012

Houston, Texas

By Order of the Board of Directors
Russell T. Libby
Senior Vice President, General Counsel & Corporate Secretary

SYSCO CORPORATION – 2012 Proxy Statement   5

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

2012 Annual Meeting of Stockholders

•

Date and Time: Wednesday, November 14, 2012 at 10:00 a.m.

•

Location: The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024

•

Record Date: September 17, 2012

Voting matters and Board Recommendations

Our Board Vote Recommendation
Election of Three Director Nominees (page 21)	FOR each Director Nominee
Advisory Vote on Executive Compensation (page 76)	FOR
Ratification of Auditors (page 78)	FOR

Business Highlights

(For more detail please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). Our discussion below of our results includes certain non-GAAP financial measures that we believe provide important perspective with respect to underlying business trends. Any non-GAAP financial measure will be denoted as an adjusted measure and excludes expenses from our Business Transformation Project, withdrawals from multiemployer pension plans, restructuring charges, corporate-owned life insurance (COLI) policies, and recognized tax benefits. More information on the rationale for the use of these measures and reconciliations to GAAP numbers can be found in Annex I - Non-GAAP Reconciliations.)

High levels of product costs and an uneven economic recovery contributed to a challenging business environment in fiscal 2012. Our case volume growth has shown modest improvement in a low growth market environment. However, our earnings declined due to high levels of inflation and rising operating expenses, driven in part by our expenses related to our Business Transformation Project. Sysco’s management team has kept its full attention on servicing our customers and effectively managing expenses, resulting in solid financial performance for fiscal 2012, including the following:

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Sales of $42.4 billion, the highest on record for a fiscal year.

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Operating income of $1.9 billion.

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Net earnings of $1.1 billion.

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Basic and diluted earnings per share in fiscal 2012 were $1.91 and $1.90, respectively. Adjusted** diluted earnings per share were $2.13 in fiscal 2012.

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We generated $1.4 billion in operating cash flow for fiscal 2012, a 29% increase compared to the prior year.

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We increased the annual dividend by four percent; paid $623 million to our stockholders in dividend payments in 2012.

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We successfully purchased companies in the US and Canada with total annual sales of approximately $270 million.

Governance Highlights (page 14)

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Board Leadership Structure – In fiscal 2012, we elected Manny Fernandez to the role of Executive Chairman of the Board, and elected Jackie Ward as the Lead Director of the Board. We have active participation by all Directors, including eight independent directors. We believe that the current structure of our Board, relying on leadership from both independent and non-independent directors, best positions Sysco to benefit from the respective strengths of our CEO, Executive Chairman and Lead Director.

•

Declassification of the Board – As previously planned and approved by stockholders in November 2011, beginning this year, the directors nominated for election at each annual meeting will be elected for a term of one year only.

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Director Independence – Our Corporate Governance Guidelines require that at least a majority of our directors meet the criteria for independence that the New York Stock Exchange has established for continued listing, as well as the additional criteria set forth in the Guidelines. Additionally, we require that all members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee be independent and that all members of the Audit Committee satisfy the additional requirements of the New York Stock Exchange and applicable rules promulgated under the Securities Exchange Act of 1934.

SYSCO CORPORATION – 2012 Proxy Statement   6

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Current Members of Our Board of Directors and Board Nominees (page 24)

Name	Age	Director since	Experience	Inde- pendent	Committee Memberships(1)	Other Public Company Boards	2012 Nominee
John M. Cassaday	59	November 2004	President and CEO, as well as a director, of Corus Entertainment Inc.	Yes	Compensation* CG&N Executive	• Manulife Financial Corporation • Corus Entertainment Inc.
Judith B. Craven, M.D.	66	July 1996	Served as President of the United Way of the Texas Gulf Coast	Yes	CG&N Sustainability*	• Belo Corporation • Luby’s • Sun America Funds, Inc. • VALIC
William J. DeLaney	56	January 2009	CEO of Sysco	No	Finance Executive	• Express Scripts, Inc.
Manny A. Fernandez	66	November 2006	Executive Chairman of Sysco	No	Finance Executive*	• Brunswick Corporation • Flowers Foods, Inc.
Larry C. Glasscock	64	September 2012	Former Chairman of the Board of Directors, CEO and President of WellPoint, Inc.	Yes	Compensation CG&N Sustainability	• Simon Property Group, Inc. • Sprint Nextel Corp. • Zimmer Holdings, Inc.
Jonathan Golden	75	February 1984	Partner of Arnall Golden Gregory LLP	No	Finance Sustainability		Yes
Joseph A. Hafner, Jr.	67	November 2003	Former Chairman, CEO and President of Riviana Foods, Inc.		Audit Executive Finance*		Yes
Hans-Joachim Koerber	66	January 2008	Served as the chairman and CEO of METRO Group (Germany)	Yes	Audit Finance	• Air Berlin PLC • Esprit Holdings Limited
Nancy S. Newcomb	67	February 2006	Served as Senior Corporate Officer, Risk Management, of Citigroup	Yes	Audit Finance	• The DIRECTV Group, Inc.	Yes
Richard G. Tilghman	72	November 2002	Former Vice Chairman and Director of SunTrust Banks	Yes	Audit* Executive Finance
Jackie M. Ward(2)	74	September 2001	Former Chairman, President and CEO of Computer Generation Incorporated	Yes	Compensation CG&N* Executive	• Flowers Foods, Inc. • Sanmina-SCI Corporation • WellPoint, Inc.

(1)

Full committee names are as follows:

Audit – Audit Committee

Compensation – Compensation Committee

CG&N – Corporate Governance and Nominating Committee

Executive – Executive Committee

Finance – Finance Committee

Sustainability – Corporate Sustainability Committee

*

denotes committee chairperson

(2)

Ms. Ward serves as the Lead Director. For more details see page 26

Executive Compensation

Philosophy and Principles (page 39)

We believe our long-term success depends on our ability to attract, retain and motivate highly talented individuals who are committed to Sysco’s vision and strategy. One of the key objectives of our executive compensation program is to link executives’ pay to their performance and their advancement of Sysco’s overall performance and business strategies. Other objectives include aligning the executives’ interests with those of stockholders and encouraging high-performing executives to remain with Sysco over the course of their careers. We use the following key principles as the cornerstone of Sysco’s executive compensation philosophy to attract, develop and retain business leaders to drive financial and strategic growth and build long-term stockholder value:

•

Pay for Performance: Provide conservative base salaries combined with higher levels of variable, incentive compensation relative to the peer group, such that superior performance rewards executives at higher levels than at peer companies while subpar performance results in less compensation than would be the case at peer companies;

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Competitiveness and Retention: Provide a competitive pay opportunity that attracts and retains the highest quality professionals;

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Accountability for Short- and Long- Term Performance: Strike an appropriate balance between short-term and longer-term compensation and short- and longer-term interests of the business; and

•

Alignment with Stockholders’ Interests: Link the interests of our executive officers with those of our stockholders through the risks and rewards of significant equity based compensation.

SYSCO CORPORATION – 2012 Proxy Statement   7

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Pay Mix (page 38)

The information in the charts below should be read in connection with the explanatory information contained on page 38, and is qualified in its entirety by reference to such explanatory information.

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2012 Executive Total Compensation Mix (page 55)

Set forth below is the 2012 compensation for each Named Executive Officer (“NEO”) as determined under the Securities and Exchange Commission (“SEC”) rules. See the notes accompanying the Summary Compensation Table on page 55 for more information.

Name and Principal Position	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William J. DeLaney President and Chief Executive Officer	$ 1,150,000	1,719,403	3,165,375	857,482	1,941,349	1,066	8,834,675
Robert C. Kreidler Executive Vice President and Chief Financial Officer	600,000	523,297	963,375	304,195	142,678	7,096	2,540,641
Manuel A. Fernandez Executive Chairman	615,385	2,685,010	2,425,000	--	47,874	190	5,773,459
Michael W. Green Executive Vice President and Group President	650,000	526,412	969,109	386,688	1,419,955	211,021	4,163,135
Larry G. Pulliam Executive Vice President and Group President	600,000	485,918	894,562	374,552	2,201,367	1,066	4,557,465

Important Dates for 2013 Annual Meeting of Stockholders (page 78)

•

Stockholder proposals submitted for inclusion in our 2013 proxy statement pursuant to SEC Rule 14a-8 must be received by June 5, 2013.

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Notice of stockholder proposals to be raised from the floor of the 2013 Annual Meeting of Stockholders outside Rule 14a-8 must be received by August 16, 2013.

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If you would like to present a proposal under Rule 14a-8 of the Securities Exchange Act of 1934 at our 2013 Annual Meeting of Stockholders, send the proposal in time for us to receive it no later than June 5, 2013. If the date of our 2013 Annual Meeting is subsequently changed by more than 30 days from the date of this year’s Annual Meeting, we will inform you of the change and the date by which we must receive proposals. If you want to present business at our 2013 Annual Meeting outside of the stockholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to Article I, Section 8 of the company’s Bylaws, the Corporate Secretary must receive notice of your proposal by August 16, 2013, but not before July 7, 2013, and you must be a stockholder of record on the date you provide notice of your proposal to the company and on the record date for determining stockholders entitled to notice of the meeting and to vote.

SYSCO CORPORATION – 2012 Proxy Statement   9

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Sysco Corporation

1390 Enclave Parkway

Houston, Texas 77077-2099

October 4, 2012

PROXY STATEMENT

We are providing you with a Notice of Internet Availability of Proxy Materials and access to these proxy materials, which include this 2012 Proxy Statement, the proxy card for the 2012 Annual Meeting and our Annual Report on Form 10-K for fiscal 2012, because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. Unless the context otherwise requires, the terms “we,” “our,” “us,” the “company” or “Sysco” as used in this proxy statement refer to Sysco Corporation. Our Annual Meeting will be held on Wednesday, November 14, 2012 at 10:00 a.m. at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024.

At the close of business on September 17, 2012, there were 587,019,262 shares of Sysco Corporation common stock outstanding and entitled to vote at the Annual Meeting. All of our current directors and executive officers (19 persons) owned, directly or indirectly, an aggregate of 903,688 shares, which was less than 1% of our outstanding stock as of September 17, 2012.

Only owners of record of shares of Sysco’s common stock as of the close of business on the record date, September 17, 2012, are entitled to notice of, and to vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. Each owner of record is entitled to one vote for each share owned on the record date on each matter presented at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.   What is a proxy statement and what is a proxy?

A proxy statement is a document that Securities and Exchange Commission (the “SEC”)regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2012 Annual Meeting of Stockholders. These three officers are William J. DeLaney, Chris Kreidler and Russell T. Libby.

2.   Why did I receive a one-page notice (the “E-Proxy Notice”) in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we now generally furnish proxy materials, including our annual report to stockholders, to our stockholders on the Internet. Unless you have previously signed up to receive your materials in paper, you will receive a document entitled Notice of Internet Availability of Proxy Materials (which we also refer to as the E-Proxy Notice) and will not receive a printed copy of the proxy materials or the annual report to stockholders (unless you specifically request them). Instead, the E-Proxy Notice will instruct you as to how you may use the Internet to access and review all of the important information contained in the proxy materials, including our annual report to stockholders. The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. Instructions for requesting printed proxy materials are included in the E-Proxy Notice. E-Proxy Notices are distributed by mail, unless you previously signed up to receive your proxy materials electronically, in which case it will be emailed to you. Set forth below is a summary of delivery methods.

•

Stockholders who previously signed up to Receive Proxy Materials Electronically: If you previously signed up to receive proxy materials electronically, we will send the E-Proxy Notice to you via e-mail, to the last e-mail address you have supplied to us. We will e-mail electronic E-Proxy Notices on or about October 5, 2012.

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•

Stockholders who previously signed up to Receive Future Proxy Materials in Printed Format by Mail: If you previously submitted a valid election to receive all proxy materials in printed format, then we will send you a full set of printed proxy materials, including our annual report to stockholders. We will begin mailing these materials on or about October 4, 2012.

•

All other Stockholders: If you have not submitted any elections, we will send you a printed E-Proxy Notice by mail. We will begin mailing E-Proxy Notices on or about October 4, 2012.

Receiving Future Proxy Materials Electronically and Receiving the E-Proxy Notice by e-mail: If you previously elected to receive your proxy materials in printed format, but would like to receive an E-Proxy Notice only and use the Internet to access proxy materials, please visit http://enroll.icsdelivery.com/syy for additional information. This would significantly reduce our printing and postage costs and eliminate bulky paper documents from your personal files. To receive your E-Proxy Notice by e-mail, please visit http://enroll.icsdelivery.com/syy for additional information.

3.   What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

These terms describe the manner in which your shares are held. If your shares are registered directly in your name with the Company’s registrar and transfer agent, American Stock Transfer, you are considered a “stockholder of record” with respect to those shares. If your shares are held in a brokerage account, bank, trust or other nominee as custodian on your behalf, you are considered the “beneficial owner” or “street name holder” of those shares. See questions 5, 6 and 9 below for important information for beneficial owners.

4.   How do I vote?

You may vote your shares as follows:

•

In person at the Annual Meeting. All stockholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 6.

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By telephone or Internet (see the instructions at www.ProxyVote.com). All stockholders of record also can vote by touchtone telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials. Stockholders may also vote through the Internet via our stockholders forum located at www.ProxyVote.com. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

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By Written Proxy. All stockholders of record can vote by written proxy card. If you received a printed copy of these proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card, or if you are a beneficial owner, you may request a written proxy card or a vote instruction form from your bank or broker.

5.   How do I attend the meeting in person? What do I need to bring?

You need to bring documentation showing that you owned Common Stock on the record date, September 17, 2012. You also will need to bring a photo ID to gain admission. Please note that cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room. If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You also may bring your brokerage statement reflecting your ownership of Common Stock as of September 17, 2012 with you to the meeting. Please note that you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 6.

6.   How can I vote at the meeting if I am a beneficial owner?

You will need to ask your broker, bank or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you do not receive the legal proxy in time, you can follow the procedures described in the response to question 5 to gain admission to the meeting. However, you will not be able to vote your shares at the meeting. Accordingly, we encourage you to vote your shares in advance, even if you intend to attend the meeting. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

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7.   What are my voting choices for each of the proposals to be voted on at the 2012 Annual Meeting?

Proposal	Voting Choices and Board Recommendation
Item 1: Election of Three Director Nominees

•

vote in favor of all nominees

•

vote against all nominees;

•

vote for or against specific nominees;

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abstain from voting with respect to all nominees; or

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abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

Item 2: Advisory Proposal to Approve Executive Compensation

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vote in favor of the advisory proposal;

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vote against the advisory proposal; or

•

abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory vote to approve executive compensation.

Item 3: Ratification of the Appointment of Ernst &Young LLP as Independent Auditors	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. Directors will be elected by a majority of the votes cast, either for or against, by the holders of the shares of Common Stock voting in person or by proxy at the meeting. In order to be approved, each other proposal will require approval by a majority of the votes cast, either for or against, by the holders of the shares of Common Stock voting in person or by proxy at the meeting. As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

8.   What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choices for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•

FOR the election of the three nominees for director;

•

FOR the approval of the compensation paid to Sysco’s named executive officers, as disclosed in this proxy statement;

•

FOR the ratification of the appointment of Ernst & Young as independent accountants for fiscal 2013.

9.   What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items. The election of Directors and advisory proposal to approve executive compensation are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as Independent Auditors is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

10.   What can I do if I want to revoke or change my vote?

You may revoke or change your proxy at any time prior to the completion of voting at the Annual Meeting by:

•

delivering written notice of revocation to Sysco’s Corporate Secretary in time for him to receive it before the Annual Meeting;

•

voting again by telephone, Internet or mail (provided that such new vote is received in a timely manner pursuant to the instructions above); or

•

voting in person at the Annual Meeting.

The last vote that we receive from you will be the vote that is counted.

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11.   Is there a Quorum Requirement?

A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of at least 35% of all the shares entitled to vote at the meeting are present in person or by proxy. All shares voted by proxy are counted as present for purposes of establishing a quorum, including those that abstain or as to which the proxies contain broker non-votes as to one or more items.

12.   What votes are Necessary for Action to be Taken?

Sysco’s Bylaws and Corporate Governance Guidelines include a majority vote standard for uncontested director elections. Since the number of nominees timely nominated for the Annual Meeting does not exceed the number of directors to be elected, each director to be elected shall be elected if the number of votes cast “for” election of the director exceeds those cast “against.” Any incumbent director who is not re-elected will be required to tender his or her resignation promptly following certification of the stockholders’ vote. The Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. The Board of Directors will act on the recommendation within 120 days following certification of the stockholders’ vote and will promptly make a public disclosure of its decision regarding whether to accept the director’s resignation offer.

Pursuant to Sysco’s Bylaws, the affirmative vote of a majority of the votes cast, either for or against, is required for the approval of the compensation paid to Sysco’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K. This vote is being provided pursuant to Section 14A of the Securities Exchange Act of 1934. In light of the stockholder recommendation at Sysco’s 2011 Annual Meeting of Stockholders regarding the frequency of the stockholder advisory votes on executive compensation, it is the current intention of the Sysco Board of Directors to conduct an annual stockholder advisory vote on executive compensation until the next required vote on the frequency of stockholder advisory votes on executive compensation that will occur at our 2017 Annual Meeting of Stockholders.

Pursuant to Sysco’s Bylaws, the affirmative vote of a majority of the votes cast, either for or against, is required for approval of the ratification of the appointment of the independent accountants.

Broker non-votes and abstentions will be disregarded with respect to the election of directors and each proposal.

13.   Who Will Count Votes?

We will appoint one or more Inspectors of Election who will determine the number of shares outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum and whether or not the proxies and ballots are valid and effective.

The Inspectors of Election will determine, and retain for a reasonable period a record of the disposition of, any challenges and questions arising in connection with the right to vote, and will count all votes and ballots cast for and against and any abstentions or broker non-votes with respect to all proposals and will determine the results of each vote.

14.   How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote on any matter. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner.

15.   How are proxies solicited and what are the costs of proxy solicitation?

We will pay all of the cost of solicitation of proxies including preparing, printing and mailing this proxy statement and the E-Proxy Notice. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and employees of the company (who will not receive any additional compensation for any solicitation of proxies).

We will also authorize banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of proxy materials and will reimburse them for their costs in sending the materials. We have retained Georgeson Shareholder Communications to help us solicit proxies from these entities and certain other stockholders, in writing or by telephone, at an estimated fee of $12,000 plus reimbursement for their out-of-pocket expenses.

16.   Will any other matters be presented at the Annual Meeting?

We do not know of any matter that will be presented at the Annual Meeting other than the election of directors and the other proposals discussed in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, your proxies will act on such matter in their best judgment.

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17.   Where can I access the Annual Report?

We will furnish additional copies of our annual report to stockholders, which includes our Annual Report on Form 10-K, without exhibits, for the year ended June 30, 2012, as filed with the Securities and Exchange Commission (the “Annual Report on Form 10-K”), for no charge, upon your written request if you are a record or beneficial owner of Sysco Corporation common stock whose proxy we are soliciting in connection with the Annual Meeting. Please address requests for a copy of the annual report to the Investor Relations Department, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099. The Annual Report on Form 10-K is also available on our website under “Investors — Financial Information” at www.sysco.com.

18.   What is Householding and where can I get additional copies of proxy materials?

If your shares are held in the name of your broker or agent, and you share the same last name and address with another Sysco stockholder, you and the other stockholders at your address may receive only one copy of the E-Proxy Notice and any other proxy materials we choose to mail unless contrary instructions are provided from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the E-Proxy Notice, and any other proxy materials that we mail, at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice and other proxy materials, you may request that you receive only one copy. Please address requests for a copy of the E-Proxy Notice and other proxy materials to the Investor Relations Department, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099, or call the Investor Relations Department at 281-584-1308. The Annual Report on Form 10-K is also available on our website under “Investors — Financial Information” at www.sysco.com.

If your shares are not registered in your own name, you can request additional copies of the E-Proxy Notice and any other proxy materials we mail or you can request householding by notifying your broker or agent in whose name your shares are registered.

19.   Will the Company announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC.

20.   Does the Company have a policy about Directors’ attendance at the Annual Meeting of Stockholders?

It is the Board’s policy that directors attend the Annual Meeting of Stockholders, to the extent practicable. In fiscal 2012, all directors who were in office at that time attended the Annual Meeting held in November 2011.

CORPORATE GOVERNANCE

The Company has adopted certain documents, referred to herein as our Governance Documents, to provide a general framework for the Company, including:

•

Sysco’s By-laws,

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the Corporate Governance Guidelines adopted by the Board of Directors,

•

the charters of the Board’s committees,

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the Code of Conduct, and

•

the Code of Conduct for non-employee directors.

These Governance Documents outline the functions of the Board, director responsibilities, and various processes and procedures designed to ensure effective and responsive governance. These guidelines also outline qualities and characteristics we consider when determining whether a member or candidate is qualified to serve on the Board, including diversity, skills, experience, time available and the number of other boards the member sits on, in the context of the needs of the Board and Sysco. The Corporate Governance Guidelines comply with the listing standards of the NYSE and include guidelines for determining director independence and qualifications. The Board and management regularly review best practices in corporate governance and modify the Governance Documents, policies and practices as warranted.

Copies of the Governance Documents can be accessed from the Corporate Governance page of the Company’s investor relations website at “Investors — Corporate Governance” at www.sysco.com. These documents will also be provided without charge to any stockholder upon written request to the Corporate Secretary at Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077.

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Board Leadership Structure

The Governance Documents provide the Board with the flexibility to select the appropriate leadership structure for the Company. Mr. Fernandez served as the non-executive Chairman of Sysco’s Board of Directors from June 2009 until April 2012, when he was elected as the Board’s Executive Chairman. Because in fiscal 2012, Mr. Fernandez served part of the year as non-executive Chairman of Sysco’s Board of Directors, and part of the year as a member of the management team as Executive Chairman, you will see reference to Mr. Fernandez in sections relating to the Board of Directors and in sections relating to the named executive officers. Following Mr. Fernandez’ election as Executive Chairman, the Board selected Ms. Ward as its Lead Director. Ms. Ward is an independent director, as was Mr. Fernandez throughout his tenure as non-executive Chairman. See “Director Independence” below for a discussion of our independence criteria.

BOARD LEADERSHIP

•

Executive Chairman of the Board: Manuel A. Fernandez

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Lead Director of the Board: Jackie M. Ward

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Active participation by all Directors, including CEO, William J. DeLaney

•

73% independent directors

We believe that the current structure of our Board, relying on leadership from both independent and non-independent directors, best positions Sysco to benefit from the respective strengths of our CEO, our Executive Chairman and our Lead Director.

The Board elected Mr. Fernandez its Executive Chairman so that he might, among other things, provide additional support to Sysco’s management team with his unique leadership and technological capability, particularly as the company continues to implement its business transformation. Mr. Fernandez will also focus his time on strategic direction and business development. We believe having an Executive Chairman fosters, among other things, an appropriate level of continuity and fluid communication between the Board and management. The Executive Chairman acts as a bridge between management and the Board, helping both to act with a common purpose. This also fosters consensus building and tactical execution of a Board-approved vision and strategy at the top levels within the Company.

We have chosen an independent Lead Director in order to ensure that the Board continues to maintain an independent thought process that ultimately benefits stockholders. The Lead Director, among other things, reviews meeting schedules and agendas with the Chairman of the Board and serves as the primary liaison between the independent directors and the Chairman of the Board.

The independent directors meet in executive session at least once a year, without the other directors present, and the Lead Director presides at such meetings. The non-management directors meet regularly without the CEO or any other member of management present, and in fiscal 2012 met nine times. Mr. Fernandez presided at each of the sessions of the non-management and independent directors in fiscal 2012 that were held prior to his election as Executive Chairman. Ms. Ward, as Lead Director, presided over the sessions of the non-management and independent directors in fiscal 2012 that were held following her election as Lead Director and will preside over these meetings in fiscal 2013.

Communicating with the Board

Interested parties may communicate with the Lead Director, the non-management directors or independent directors as a group and the individual members of the Board by confidential web submission or by mail. All such correspondence will be delivered to the parties to whom they are addressed. The Board requests that items unrelated to the duties and responsibilities of the Board not be submitted, such as product inquiries and complaints, job inquiries, business solicitations and junk mail. You may access the form to communicate by confidential web submission in the corporate governance section of Sysco’s website under “Investors — Corporate Governance — Contact the Board” at www.sysco.com.

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Board Meetings and Committees

During fiscal 2012, the Board held nine meetings, including five regular meetings and four special meetings, and committees of the Board held a total of 30 meetings. Overall attendance at such meetings was approximately 97%. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during fiscal 2012. The Board has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, a Corporate Sustainability Committee, an Executive Committee, and a Finance Committee. Current copies of the written charters for the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Finance Committee and the Corporate Sustainability Committee are published on our website under “Investors — Corporate Governance — Committees” at www.sysco.com. The current membership and primary responsibilities of the committees are summarized in the following table.

Committee Name and Members	Primary Responsibilities	Fiscal 2012 Meetings
Audit (1) Mr. Tilghman (Chair) Mr. Hafner Dr. Koerber Ms. Newcomb

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Oversees and reports to the Board with respect to various auditing and accounting matters, including the selection of the independent public accountants, the scope of audit procedures, the nature of all audit and non-audit services to be performed by the independent public accountants, the fees to be paid to the independent public accountants, and the performance of the independent public accountants

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Oversees and reports to the Board with respect to Sysco’s accounting practices and policies

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Responsible for discussing the Company’s policies with respect to risk assessment and risk management, including discussion of enterprise-wide guidelines and policies to govern the process by which risk assessment and management is undertaken

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Compensation (2)(3)(4) Mr. Cassaday (Chair) Dr. Craven Mr. Glasscock Ms. Ward

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Establishes compensation policies that effectively attract, retain and motivate executive officers

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Establish and approve all compensation of the CEO and the other senior officers, including the named executive officers

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Oversees the administration of Sysco’s qualified and nonqualified benefit plans, incentive compensation plans, equity-based plans and Sysco’s group benefit medical plan

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Appropriately delegates and oversees compensation and granting authority, except for decisions that impact the compensation of Sysco’s CEO and executive officers

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Oversees administrative committees or individuals delegated oversight of employee and executive benefit plans

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Amends, establishes or terminates any benefit plan that is maintained primarily for the benefit of Sysco’s senior officers

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Resolves claims under any benefit plan with respect to any senior officer seven
Corporate Governance and Nominating (2)(3) Ms. Ward (Chair) Mr. Cassaday Dr. Craven Mr. Glasscock

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Proposes directors, committee members and officers to the Board for election or reelection

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Oversees the evaluation of management, including the CEO

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Reviews the performance of the members of the Board and its committees

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Recommends to the Board the annual compensation of non-employee directors

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Reviews related party transactions

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Reviews and makes recommendations regarding the organization and effectiveness of the Board and its committees, the establishment of corporate governance principles, the conduct of meetings, succession planning and Sysco’s Governing Documents

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Reviews and makes recommendations regarding changes to Sysco’s Codes of Conduct, periodically reviews overall compliance with the Codes and approves any waivers to the Codes given to Sysco’s executive officers and directors

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Monitors compliance with and approves waivers to Sysco’s Policy on Trading in Company Securities.

six
Corporate Sustainability Dr. Craven (Chair) Mr. Glasscock Mr. Golden Mr. Hafner

•

Reviews and acts in an advisory capacity to the Board and management with respect to policies and strategies that affect Sysco’s role as a socially responsible organization as well as Sysco’s long-term sustainability three
Executive Mr. Fernandez (Chair) Mr. Cassaday Mr. DeLaney Mr. Hafner Mr. Tilghman Ms. Ward	• Exercise all of the powers of the Board when necessary, to the extent permitted by applicable law	zero
Finance Committee Mr. Hafner (Chair) Mr. DeLaney Mr. Fernandez Mr. Golden Dr. Koerber Ms. Newcomb Mr. Tilghman

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Assist the Board in satisfying its fiduciary responsibilities relating to Sysco’s financial performance and financial planning

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Reviews policies regarding capital structure, dividends and liquidity

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Reviews and recommends the sale or issuance of equity and debt securities

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Reviews acquisitions and financing alternatives

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Reviews and approves certain capital expenditures

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Reviews and recommends insurance risk management strategies as proposed by management;

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Approves and monitors high-level investment and funding objectives and investment performance and funding of Sysco’s tax-qualified retirement plans and non-qualified retirement and deferred compensation plans

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Reviews and oversees Sysco’s information technology and security matters

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Assists the Audit Committee in reviewing and overseeing Sysco’s environmental, health and safety matters and related regulatory compliance four

(1)

Each member of the Audit Committee has been determined by the Board to be independent, as defined in the NYSE’s listing standards, Section 10A of the Securities Exchange Act of 1934 and the Company’s Corporate Governance Guidelines. Each member of the Audit Committee is financially literate and the Board has determined that Messrs. Hafner and Tilghman and Ms. Newcomb each meet the definition of an audit committee financial expert as promulgated by the Securities and Exchange Commission. No Audit Committee member serves on the audit committees of more than two other companies.

(2)

Each member of the Committee has been determined by the Board to be independent, as defined in the NYSE’s listing standards and the Company’s Corporate Governance Guidelines.

(3)

Mrs. Phyllis S. Sewell, a former director of Sysco, served on the Compensation Committee and Corporate Governance and Nominating Committee until her retirement from the Board at the 2011 Annual Meeting of Stockholders. Mr. Manuel A. Fernandez resigned from each of the Compensation Committee and Corporate Governance and Nominating Committee upon his election as Executive Chairman in April 2012. Each of Mrs. Sewell and Mr. Fernandez was determined by the Board to be independent, as defined in the NYSE’s listing standards and the Company’s Corporate Governance Guidelines, during their respective tenures on each of the Compensation Committee and Corporate Governance and Nominating Committee.

(4)

Except for decisions that impact the compensation of Sysco’s CEO, the Compensation Committee is generally authorized to delegate any decisions it deems appropriate to a subcommittee. In such a case, the subcommittee must promptly make a report of any action that it takes to the full Compensation Committee. In addition, the Compensation Committee may delegate to any one or more members of the Board its full equity grant authority with respect to any equity-based grants other than grants made to officers that are subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934. In carrying out its duties, the Compensation Committee may also delegate its oversight of Sysco’s employee and executive benefit plans to any administrative committees of the respective plans or to such officers or employees of Sysco as the Compensation Committee deems appropriate, except that it may not delegate its powers to amend, establish or terminate any benefit plan that is maintained primarily for the benefit of Sysco’s senior officers, resolve claims under a benefit plan with respect to any senior officer, or modify the compensation of any senior officer as provided under any nonqualified or executive incentive compensation plan. For a detailed description of the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, including the role of executive officers and compensation consultants in recommending the amount and form of executive compensation, see “— Compensation Consultants,” and “Compensation Discussion and Analysis.”

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Director Independence

Director Independence

Our Corporate Governance Guidelines require that at least a majority of our directors meet the criteria for independence that the New York Stock Exchange has established for continued listing, as well as the additional criteria set forth in the Guidelines. Additionally, we require that all members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee be independent and that all members of the Audit Committee satisfy the additional requirements of the New York Stock Exchange and applicable rules promulgated under the Securities Exchange Act of 1934.

Under New York Stock Exchange listing standards, to consider a director to be independent, we must determine that he or she has no material relationship with Sysco other than as a director. The standards specify the criteria by which we must determine whether directors are independent, and contain guidelines for directors and their immediate family members with respect to employment or affiliation with Sysco or its independent public accountants.

In addition to the NYSE’s standards for independence, our Corporate Governance Guidelines contain categorical standards that provide that the following relationships will not impair a director’s independence:

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if a Sysco director is an executive officer of another company that does business with Sysco and the annual sales to, or purchases from, Sysco are less than two percent of the annual revenues of the company he or she serves as an executive officer;

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if a Sysco director is an executive officer of another company which is indebted to Sysco, or to which Sysco is indebted, and the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company he or she serves as an executive officer, so long as payments made or received by Sysco as a result of such indebtedness do not exceed the two percent thresholds provided above with respect to sales and purchases; and

•

if a Sysco director serves as an officer, director or trustee of a tax-exempt charitable organization, and Sysco’s discretionary charitable contributions to the organization are less than two percent of that organization’s total annual charitable receipts; Sysco’s automatic matching of employee charitable contributions will not be included in the amount of Sysco’s contributions for this purpose.

The Board of Directors has reviewed all relevant relationships of the directors with Sysco. The relationships reviewed included those described under “Certain Relationships and Related Transactions,” and several relationships that did not automatically make the individual non-independent under the NYSE standards or our Corporate Governance Guidelines, either because of the type of affiliation between the director and the other entity or because the amounts involved did not meet the applicable thresholds. These additional relationships include the following (for purposes of this section, “Sysco”, “we,” “us” and “our” include our operating companies):

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Mr. Cassaday serves as a director of Irving Oil Limited (formerly Fort Reliance), which is one of our suppliers;

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Dr. Craven serves as a member of the Board of Directors of Luby’s, Inc., which is one of our customers;

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Mr. DeLaney, our CEO and a non-independent director, serves as a director of Express Scripts, Inc., which is our prescription drug service provider for our employees;

•

Mr. Fernandez, who became a non-independent director upon his election as Executive Director in April 2012, serves as a director of Flowers Foods, Inc., which is one of Sysco’s suppliers, and was former Chairman, President and CEO of Gartner, Inc., a technology firm that provides certain services to which we subscribe;

•

Mr. Glasscock serves as a director of Sprint Nextel Corp., which is one of our suppliers;

•

Mr. Hafner serves as a Trustee of The Kinkaid School, which is one of our customers; Mr. Hafner also serves on the boards or committees of several non-profit organizations to which Sysco makes donations; in addition, Mr. Hafner serves as a member of the President’s Advisory Council of the University of Houston — Downtown, which purchases our products through subcontracting arrangements;

•

Ms. Newcomb was a director of Moody’s Corporation during fiscal 2011, which provides credit ratings for certain of our debt obligations;

•

Mr. Tilghman is the former Chairman and a former trustee of the Colonial Williamsburg Foundation, a former director of the Colonial Williamsburg Company and a director of The Coral Bay Club; all three of these organizations are our customers;

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•

Ms. Ward is a director of Flowers Foods, Inc., which is one of our suppliers, serves as a director of WellPoint, Inc. which is paid by Sysco’s insurer for services rendered to covered Sysco employees, and her granddaughter’s husband works for one of Sysco’s subsidiaries as a marketing associate.

After reviewing such information, the Board of Directors has determined that each of Mr. Cassaday, Dr. Craven, Mr. Glasscock, Mr. Hafner, Dr. Koerber, Ms. Newcomb, Mr. Tilghman and Ms. Ward has no material relationship with Sysco and is independent under the NYSE standards and the categorical standards set forth in the Corporate Governance Guidelines and described above. Mr. Fernandez was also deemed independent prior to his election as Executive Chairman in April 2012. Mr. DeLaney, Mr. Fernandez and Mr. Golden are not currently considered to be independent. The Board has also determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent. Our Corporate Governance Guidelines also provide that no independent director who is a member of the Audit, Compensation or Corporate Governance and Nominating Committees may receive any compensation from Sysco other than in his or her capacity as a non-employee director or committee member. The Board has determined that no non-employee director (which includes Mr. Fernandez during the time prior to his election as Executive Chairman) received any compensation from Sysco at any time since the beginning of fiscal 2012, other than in his or her capacity as a non-employee director, committee member, committee chairman, lead director or non-executive Chairman of the Board.

Certain Relationships and Related Person Transactions

Related Person Transactions Policies and Procedures

The Board has adopted written policies and procedures for review and approval or ratification of transactions with related persons. We subject the following related persons to these policies: directors, director nominees, executive officers, beneficial owners of more than five percent of our stock and any immediate family members of these persons.

We follow the policies and procedures below for any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which Sysco was or is to be a participant, the amount involved exceeds $100,000, and in which any related person had or will have a direct or indirect material interest. These policies specifically apply without limitation to purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by Sysco of a related person. The Board of Directors has determined that the following do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not related person transactions to which these policies and procedures apply:

•

Interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction; or

•

Interests arising only from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest, other than a general partnership interest, in another entity which is a party to the transaction; or

•

Interests arising from both the position and ownership level described in the two bullet points above; or

•

Interests arising solely from the ownership of a class of Sysco’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis, such as dividends; or

•

A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee, the Board of Directors or a group of independent directors of Sysco performing a similar function; or

•

A transaction that involves compensation to a director for services as a director of Sysco if such compensation will be reported pursuant to Item 402(k) of Regulation S-K.

Any of our employees, officers or directors who have knowledge of a proposed related person transaction must report the transaction to our General Counsel. Whenever practicable, before the transaction goes effective or becomes consummated, the Corporate Governance and Nominating Committee of the Board of Directors will review and approve the proposed transaction in accordance with the terms of this policy. If the General Counsel determines that it is not practicable to obtain advance approval of the transaction under the circumstances, the Committee will review and, in its discretion may ratify, the transaction at its next meeting. In addition, the Board of Directors has delegated to the Chair of the Committee the authority to pre-approve or ratify, as applicable, any related person transaction in which the aggregate amount involved is expected to be less than $500,000.

In addition, if a related person transaction is ongoing in nature and the Committee has previously approved it, or the transaction otherwise already exists, the Committee will review the transaction during its first meeting of each fiscal year to:

•

ensure that such transaction has been conducted in accordance with the previous approval granted by the Committee, if any;

•

ensure that Sysco makes all required disclosures regarding the transaction; and

•

determine if Sysco should continue, modify or terminate the transaction.

We will consider a related person transaction approved or ratified if the transaction is authorized by the Corporate Governance and Nominating Committee or the Chair, as applicable, in accordance with the standards described below, after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the Committee will review and consider such of the following as it deems necessary or appropriate:

•

the related person’s interest in the transaction;

•

the approximate dollar value of the amount involved in the transaction;

•

the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•

whether the transaction was undertaken in Sysco’s ordinary course of business;

•

whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Sysco than terms that could have been reached with an unrelated third party;

•

the purpose of, and the potential benefits to Sysco of, the transaction; and

•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

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The Committee will review such additional information about the transaction as it in its sole discretion shall deem relevant. The Committee may approve or ratify the transaction only if the Committee determines that, based on its review, the transaction is in, or is not inconsistent with, the best interests of Sysco. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on Sysco or the related person when approving a transaction. If the Committee or the Chair, as applicable, does not ratify a related person transaction, we will either rescind or modify the transaction, as the Committee or the Chair, as applicable, directs, as soon as practicable following the failure to ratify the transaction. The Chair will report to the Committee at its next regularly scheduled meeting any action that he or she has taken under the authority delegated pursuant to this policy. If any director has an interest in a related person transaction, he or she is not allowed to participate in any discussion or approval of the transaction, except that the director is required to provide all material information concerning the transaction to the Committee.

Transactions with Related Persons

Mr. Golden, one of our directors is the sole stockholder of Jonathan Golden, P.C., a partner in the law firm of Arnall Golden Gregory LLP, Atlanta, Georgia, which provided legal services to Sysco during fiscal 2012 and continues to do so in fiscal 2013. During fiscal 2012, Sysco incurred approximately $3.0 million in legal fees and disbursements related to these services. We believe the amounts were fair and reasonable in view of the level and extent of services rendered. Due to this relationship, Mr. Golden is not considered to be an independent director under the NYSE standards or the categorical standards set forth in Sysco’s Corporate Governance Guidelines.

Michael W. Green’s brother-in-law works for Red Gold, Inc., which supplies tomato products to Sysco. Sysco paid Red Gold approximately $42.3 million during fiscal 2012. Mr. Green serves as our Executive Vice President and Group President.

Ms. Twila Day, who is not an executive officer, is the wife of William Day, our Executive Vice President, Merchandising and Supply Chain. Ms. Day served as Sysco’s Vice President and Chief Information Officer from December 2005 until January 2010, when she was promoted to her current position of Senior Vice President and Chief Information Officer. Ms. Day has over 20 years of experience in Sysco’s information technology department and has been a corporate officer since 2000. With respect to fiscal 2012, we paid Ms. Day a base salary of $375,000, and she received a MIP bonus of $125,625, which we paid in August 2012. Ms. Day received a CPU grant in November 2011 of 250,000 units with a target value of $1.00 each, which will be payable following conclusion of fiscal 2014 if all specified criteria are met. See “Executive Compensation — Cash Performance Unit Plan.” In November 2011, Ms. Day received a grant of stock options to purchase 62,500 shares of common stock, and a grant of 9,012 restricted stock units pursuant to our 2007 Stock Incentive Plan. The options had a grant date fair value as calculated in accordance with Accounting Standards Codification (ASC) 718, “Compensation — Stock Compensation” of $229,375 and the restricted stock units were valued at $249,182, based on the closing price of Sysco common stock on the last business day prior to grant of $27.65 per share. In November 2011, 1,000 restricted stock units and 2,834 restricted stock units that were granted to Ms. Day in November 2009 and 2010, respectively, fully vested. Ms. Day is included with other MIP participants under the fiscal 2013 MIP program, with threshold, target and maximum bonus percentages equal to those of the named executive officers. See “Executive Compensation — Management Incentive Plan.” She is also a participant in the SERP, the EDCP and other regular and customary employee benefit plans, programs and benefits generally available to our officers, including those described in the “Compensation Discussion and Analysis” section, under the heading “What We Paid and Why.”

The Corporate Governance and Nominating Committee has approved all of the above transactions in accordance with the disclosed policies and procedures.

Risk Oversight

One of the primary oversight functions of the Board is to ensure that Sysco has an appropriate risk management process in place that is commensurate with both the short and long-term goals of the company. In order to effectively fulfill this oversight role, the Board relies on various individuals and committees within management and among our Board members. See “Board of Directors Matters — Election of Directors at 2012 Annual Meeting (Item I) — Director Qualifications” and “Board of Directors Matters — Board Composition” below for a description of individual director qualifications, including risk management experience.

Management is responsible for identifying, managing and mitigating risks, and reports directly to the Audit Committee and the Board on a regular basis with respect to risk management. As discussed above under “Board Meetings and Committees of the Board,” the Audit Committee reviews Sysco’s process by which management assesses and manages the company’s exposure to risk. The Audit Committee also makes recommendations to the Board of Directors with respect to the process by which members of the Board and relevant committees will be made aware of the company’s significant risks, including recommendations regarding what committee of the Board would be most appropriate to take responsibility for oversight of management with respect to the most material risks faced by the company. On an annual basis management reviews with the Board the key enterprise risks identified in the process, such as strategic, operational, financial, compliance and reputation risks, as well as management’s process for addressing and mitigating the potential effects of such risks. Through this process Sysco has developed enhanced risk management procedures that include frequent discussion and prioritization of key risk issues by the executive management team, enhanced tracking and monitoring of risk information and identification of particular risks for which management intends to develop or enhance Sysco’s management and mitigation plans.

The Board’s Committees help oversee the risk management process within the respective areas of the committees’ delegated oversight authority. The Audit Committee is primarily responsible for hiring and evaluating our independent auditor, review of our internal controls, oversight of our internal audit function, oversight of customer credit risk, reviewing contingent liabilities that may be material to the company and various regulatory and compliance oversight functions. The Compensation Committee is responsible for ensuring that our executive compensation policies and practices do not incentivize excessive or inappropriate risk-taking by employees. The Corporate Governance and Nominating Committee monitors risk by ensuring that proper corporate governance standards are maintained, that the Board is comprised of qualified Directors, and that qualified individuals are chosen as senior officers. The Finance Committee oversees risks involving capital structure of the enterprise, including borrowing, liquidity, allocation of capital, major capital transactions and expenditures, funding of benefit plans, credit/counterparty risk and investment risk. The Chairman of the Board and the Lead Director work together to coordinate the flow of information regarding risk oversight from each respective committee to the independent Directors and participate in the review of the agenda for each Board and Committee meeting. As the areas of oversight among committees sometimes overlap, committees may hold joint meetings when appropriate and address certain risk oversight issues at the full Board level. The Board considers risk in evaluating the company’s strategy, including specific strategic and emerging risks, and annually reviews and approves corporate goals and capital budgets. The Board also monitors any specific risks for which it has chosen to retain oversight rather than delegating oversight to one of its committees, such as risks related to our Business Transformation Project.

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Codes of Conduct

We require all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, to comply with our Code of Conduct applicable to Sysco employees to help ensure that we conduct our business in accordance with the highest standards of moral and ethical behavior. This Code of Conduct addresses the following, among other topics:

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professional conduct, including customer relationships, equal opportunity, payment of gratuities and receipt of payments or gifts,

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competition and fair dealing,

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compliance with the Foreign Corrupt Practices Act,

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political contributions,

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antitrust,

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conflicts of interest,

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legal compliance, including compliance with laws addressing insider trading,

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financial disclosure,

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intellectual property, and

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confidential information.

Our Code, which was amended and restated in August 2010, effective as of November 1, 2010, requires strict adherence to all laws and regulations applicable to our business and requires employees to report any violations or suspected violations of the Code. In August 2010, we also adopted a separate Code of Conduct applicable to non-employee directors that is similar in scope to the employee Code but is tailored to the issues and concerns facing Sysco directors. We have published the Codes of Conduct for employees and non-employee directors on our website under “Investors — Corporate Governance” at www.sysco.com. We intend to disclose any future amendments to or waivers of our Code applicable to our principal executive officer, principal financial officer, principal accounting officer and controller, as well as any employees performing similar functions, on our website at www.sysco.com under the heading “Investors — Corporate Governance.”

Compensation Consultants

Since September 2009, the Compensation Committee has retained Compensation Advisory Partners (“CAP”) as its executive compensation consultant. Retained by and reporting directly to the Compensation Committee, CAP has provided the Committee with assistance in evaluating Sysco’s executive compensation programs and policies, and, where appropriate, has assisted with the redesign and enhancement of elements of the programs. The scope of CAP’s assignments in fiscal 2012 included:

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Assistance with proxy disclosure issues;

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Review of long-term incentive program design and assistance with determination of awards;

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Provision of external perspective on executive compensation, including development of key trends reports regarding executive compensation, evolving best practices and relevant regulatory changes;

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Review of total compensation program, including competitive peer group comparisons and analysis, and analysis of executive benchmark positions and competitive levels in relation to broader market survey data, and assessment of annual NEO pay and performance relationship versus the peer group; and

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Periodic compensation consulting at the request of the Compensation Committee and management.

CAP also advises the Corporate Governance and Nominating Committee with respect to non-employee director compensation. At the Corporate Governance and Nominating Committee’s request, CAP has provided data regarding the amounts and type of compensation paid to non-employee directors at the companies in Sysco’s peer group, and has also identified trends in director compensation. All decisions regarding non-employee director compensation are recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors. In addition to providing background information and written materials, CAP representatives attend meetings at which the Committee Chairmen believe that their expertise would be beneficial to the Committees’ discussions. Neither CAP nor any of its affiliates provided any additional services to Sysco and its affiliates in fiscal 2012 or in fiscal 2013 through the date of the proxy statement. Sysco does not expect CAP to provide any such services to Sysco during the remainder of fiscal 2013. See “Compensation Discussion and Analysis – Compensation of the Executive Chairman.”

Since September 2010, Towers Watson (“TW”) has provided advice directly to Sysco’s management team and has assisted management in making recommendations to the Compensation Committee and the Board of Directors with respect to certain aspects of executive compensation. In this capacity, TW has consulted directly with management and provided, among other things, reports based on TW’s proprietary data and information regarding market benchmarks. The Compensation Committee’s decisions are indirectly impacted by input from TW that is presented by management, and such information is used by the Committee in its dialogue with CAP representatives.

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BOARD OF DIRECTORS MATTERS

We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of Sysco’s stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board representing a range of backgrounds and experiences in areas that are relevant to the company’s activities so that the Board, as a whole, possesses the combination of skills, professional experience, and diversity of backgrounds necessary to oversee Sysco’s business. In particular, we place a high level of importance on knowledge and experience specific to and relevant in our industry, with nine directors with direct food industry experience.

All of our Directors possess all of the following characteristics:

1. Integrity and Accountability: Directors must have demonstrated high ethical standards and integrity in their personal and professional dealings, and must be willing to act on – and remain accountable for – their boardroom decisions.

2. Informed Judgment: Directors must be able to provide wise, thoughtful counsel on a broad range of issues and must possess high intelligence and wisdom which is applied in decision making.

3. Financial Literacy: Directors must be financially literate and should know how to read a balance sheet, an income statement and a cash flow statement, and they should understand the use of financial ratios and other indices for evaluating Company performance.

4. Mutual Confidence: Directors must value Board and team performance over individual performance, must possess respect for others, be open to other opinions and be willing to listen. Directors must be assertive, responsible and supportive while being willing to raise tough questions in a manner that encourages open discussion.

5. High Performance Standards: Directors must have a history of achievements that reflect high standards of performance by themselves and the persons they lead.

Election of Directors at 2012 Annual Meeting (Item 1)

Election Process

The company’s Bylaws provide for majority voting in uncontested director elections. Majority voting means that directors are elected by a majority of the votes cast — that is, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Any incumbent director who is not re-elected in an election in which majority voting applies shall tender his or her resignation promptly following certification of the stockholders’ vote. The Corporate Governance and Nominating Committee shall consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. The Board shall act on the recommendation within 120 days following certification of the stockholders’ vote and shall promptly disclose its decision regarding whether to accept the director’s resignation offer. In contested elections, where there are more nominees than seats on the Board as of the record date of the meeting at which the election will take place, directors are elected by a plurality vote. This means that the nominees who receive the most votes of all the votes cast for directors will be elected.

Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating candidates for election to Sysco’s Board of Directors. In considering candidates for election to the Board, the Committee will determine the incumbent directors whose terms expire at the upcoming Annual Meeting and who wish to continue their service on the Board. The Committee will also identify and evaluate new candidates for election to the Board for the purpose of filling vacancies. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, Sysco’s management and stockholders who beneficially own individually or as a group at least five percent of Sysco’s outstanding shares for at least one year and who have expressed an interest in recommending director candidates. In evaluating candidates, the Committee will consider the absence or presence of material relationships with Sysco that might impact independence, as well as the diversity, age, skills, experience, time available and the number of other boards the candidate sits on in the context of the needs of the Board and Sysco, and such other criteria as the Committee shall determine to be relevant at the time. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. Where such a search firm is engaged, the Committee shall set its fees and scope of engagement.

The Committee will also consider candidates recommended by stockholders. The Committee will evaluate such recommendations using the same criteria that it uses to evaluate other candidates. Stockholders can recommend candidates for consideration by the Committee by writing to the Corporate Secretary, 1390 Enclave Parkway, Houston, Texas 77077, and including the following information:

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the name and address of the stockholder;

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the name and address of the person to be nominated;

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a representation that the stockholder is a holder of the Sysco stock entitled to vote at the meeting to which the director recommendation relates;

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a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications;

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information regarding the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the Securities and Exchange Commission; and

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the candidate’s written, signed consent to serve if elected.

The Committee typically recommends director candidates to the Board in early July of each year. The Committee will consider in advance of Sysco’s next Annual Meeting of stockholders those director candidate recommendations that the Committee receives by May 1st.

With respect to all incumbent and new candidates that the Committee believes merit consideration, the Committee will:

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cause to be assembled information concerning the background and qualifications of the candidate, including information required to be disclosed in a proxy statement under the rules of the SEC or any other regulatory agency or exchange or trading system on which Sysco’s securities are listed, and any relationship between the candidate and the person or persons recommending the candidate;

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determine if the candidate satisfies the qualifications required by the company’s Corporate Governance Guidelines of candidates for election as director, as set forth above;

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determine if the candidate possesses qualities, experience or skills that the Committee has determined to be desirable;

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consider the contribution that the candidate can be expected to make to the overall functioning of the Board;

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consider the candidate’s capacity to be an effective director in light of the time required by the candidate’s primary occupation and service on other boards;

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consider the extent to which the membership of the candidate on the Board will promote diversity among the directors; and

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consider, with respect to an incumbent director, whether the director satisfactorily performed his or her duties as director during the preceding term, including attendance and participation at Board and Committee meetings, and other contributions as a director.

In its discretion, the Committee may designate one or more of its members, or the entire Committee, to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will recommend to the full Board for nomination those candidates who, in the view of the Committee, are most suited for membership on the Board.

The Committee has not received any recommendations for director nominees for election at the 2012 annual stockholders meeting from any Sysco security holder or group of security holders beneficially owning more than five percent of Sysco’s outstanding common stock.

If we receive by June 6, 2013 a recommendation of a director candidate from one or more stockholders who have beneficially owned at least five percent of our outstanding common stock for at least one year as of the date the stockholder makes the recommendation, then we will disclose in our next proxy materials relating to the election of directors the identity of the candidate, the identity of the nominating stockholder(s) and whether the Committee determined to nominate such candidate for election to the Board. However, we will not provide this disclosure without first obtaining written consent of such disclosure from both the nominating stockholder and the candidate it is planning to identify. The Committee will maintain appropriate records regarding its process of identifying and evaluating candidates for election to the Board.

Director Qualifications

The Board and the Corporate Governance and Nominating Committee consider the qualification of directors and director candidates individually and in the broader context of the Board’s overall composition and the company’s current and future needs. Below we identify and describe some of the key experience, qualifications and skills that our Corporate Governance and Nominating Committee believes individuals serving as directors of Sysco should collectively bring to the Board, in addition to the key characteristics described above, and that are important in light of our business and structure. The priorities and emphasis of the Corporate Governance and Nominating Committee and of the Board with regard to these factors may change from time to time to take into account changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective Board members.

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Leadership, Corporate Strategy and Development Experience  — The Board believes that experience as a senior executive in a large and complex public, private, government or academic organization enables a director to better oversee the management of the company. Such individuals also bring perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level, and tend to demonstrate a practical understanding of organizations, strategy, risk management and the methods to drive change and growth. Finally, directors with experience in significant leadership positions generally possess the ability to identify and develop leadership qualities in others, including members of our management team.

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Foodservice Industry or Marketing Experience  — Directors with experience as executives, directors or in other leadership positions in various aspects of the foodservice industry gain extensive knowledge that is valuable to Sysco’s operating plan and strategy, including ways in which Sysco can better fulfill the needs of its customers and suppliers. In addition, as the foodservice market continues to mature, directors with marketing knowledge provide valuable insights as we focus on ways in which Sysco can grow organically by identifying and developing new markets.

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Technology, e-Commerce and Enterprise Resource Planning Experience  — Technology is already an integral part of Sysco’s distribution and supply chain. In addition, we are in the process of implementing a multi-year Enterprise Resource Planning (“ERP”)/Business Transformation Project, a component of which is designed to combine the systems of many Sysco operating companies into a single system. The use of a single system is expected to drive efficiencies and cost savings through consolidation and standardization, allow us to leverage data to make better decisions as we develop a better enterprise-wide view of the business and enhance our customers’ experience through improved online ordering and customer support systems. Directors with experience in the areas of technology and ERP implementation can provide valuable insights to guide these efforts.

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Distribution/Supply Chain Experience  — Directors that have experience in distribution logistics and supply chain management can help us find ways to optimize warehouse and delivery activities across the Sysco organization to achieve a more efficient delivery of products to our customers.

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Global Experience/Broad International Exposure  — Although Sysco’s primary focus is on growing and optimizing the core foodservice distribution business in North America we continue to explore and identify opportunities to grow our global capabilities in, and source products directly from, international markets. We benefit from the experience and insight of directors with a global business perspective as we identify the best strategic manner in which to expand our operations outside of North America. As Sysco’s reach becomes more global, directors with international business experience can assist us in navigating the business, political, and regulatory environments in countries in which Sysco does, or seeks to do, business.

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Accounting, Finance and Financial Reporting Experience  — An understanding of accounting, finance and financial reporting processes is important for our directors to evaluate our financial statements and capital investments. Although we expect all of our directors to be financially knowledgeable, many of our directors have developed much more extensive experience in accounting and financial matters through their executive leadership roles in the public and private sector.

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Risk Management  — The Board oversees management’s efforts to understand and evaluate the types of risks facing Sysco and its business, evaluate the magnitude of the exposure, and enhance risk management practices. Directors with risk management experience can provide valuable insights as Sysco seeks to strike an appropriate balance between enhancing profits and managing risk.

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Public Company Board Experience  — Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of the Board, board practices of other public companies and the relationship between the Board and the management team. Most public company directors also have corporate governance experience to support our goals of Board and management accountability, greater transparency, legal and regulatory compliance and the protection of stockholder interests. Many of our directors currently serve, or have previously served, on the boards of directors of other public companies.

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Diversity  — Our Corporate Governance Guidelines provide that the Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics new Board members should possess as well as the composition of the Board as a whole. This review includes consideration of diversity, age, skills, experience, time available and the number of other boards the member sits on in the context of the needs of the Board and the company, and such other criteria as the Committee shall determine to be relevant at the time. While the Board has not prescribed standards for considering diversity, as a matter of practice it looks for diversity in nominees such that the individuals can enhance perspective and experience through diversity in race, gender, ethnicity, cultural background, geographic origin, education, and professional and life experience. Because we value gender and racial diversity among our Board members, three of our current Board members are women, including one African American, the Chairman of the Board is Hispanic and two of our current Board members are from outside the United States.

Included in the individual biographies below is a discussion of the most significant aspects of each director’s background that strengthen the Board’s collective qualifications, skills and experience and that the Corporate Governance and Nominating Committee and the Board considered in reaching their conclusion that he or she should continue to serve as a director of Sysco.

Nominees for Election as Directors at the 2012 Annual Meeting

Three directors are to be elected at the meeting. The Board of Directors currently consists of 11 members. The Board of Directors is currently divided into three classes, and previously the directors of only one of the three classes were elected at each annual meeting, for a three-year term. However, at last year’s annual meeting of stockholders, the stockholders approved an amendment to the Bylaws to provide for the staggered de-classification of the Board, beginning this year.

This year, three directors are nominated for election at the annual meeting, for a term of one year only. The Board’s nominees are those directors who were previously designated as Class II directors, whose terms expire at this year’s annual meeting. The terms of those directors designated as Class III directors will expire at the 2013 annual meeting, and the terms of those directors designated as Class I directors will expire at the 2014 annual meeting. Beginning with the 2014 Annual Meeting, all directors will be elected for a one-year term.

The Board of Directors has nominated the following three persons for election as directors to serve for one-year terms or until their successors are elected and qualified:

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Jonathan Golden

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Joseph A. Hafner, Jr.

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Nancy S. Newcomb

Each of the nominees is currently serving as a director of Sysco and was previously designated as a Class II director. Each of the nominees has consented to serve if elected. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will vote for any nominee who is designated by the present Board of Directors to fill the vacancy.

The Board believes that the combination of the various qualifications, skills and experiences of the nominees for election as Directors at the 2012 Annual Meeting would contribute to an effective and well-functioning Board. Set forth below is biographical information for each director, including the nominees for election as a director at the 2012 Annual Meeting. Unless otherwise noted, the persons named below have been engaged in the principal occupations shown for the past five years or longer. In addition to the information described below, many of our directors serve as trustees, directors or officers of various non-profit, educational, charitable and philanthropic organizations.

The Board of Directors recommends a vote FOR each of the nominees listed above.

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Board Composition

Nominees for Election as Directors at the 2012 Annual Meeting (Previously Designated as Class II Directors):

  Jonathan Golden

Age: 75

Director Since: February 1984

Committees: Finance Committee, Corporate Sustainability Committee

Primary Occupation: Mr. Golden is a partner of Arnall Golden Gregory LLP, counsel to Sysco.

Key Director Qualifications: Mr. Golden is a graduate of Princeton University and Harvard Law School. He also has served as an adjunct professor at Emory Law School in Atlanta for nine years. Mr. Golden, who is not considered an independent director, has developed an extensive knowledge of Sysco’s business through his service as a director of the company since 1984 and through Arnall Golden Gregory LLP, a firm that has served as legal advisor to the company on numerous transactions. Mr. Golden has served as Chairman of that firm for approximately eleven years. He personally has a long history of representing participants in the food industry, including manufacturers, distributors and food industry trade associations. Mr. Golden has gained further experience regarding the distribution and supply chain of foodservice companies as a member of the Board of Directors of a major privately-held food manufacturer that is the leader in the frozen food industry and sells to foodservice customers, particularly in-store bakeries and retail marketplaces. In addition to his legal and regulatory experience and focus on corporate responsibility, Mr. Golden has developed a knowledge of other public company Board practices through his past service on the Boards of The Profit Recovery Group International, Inc., Intermedics, Inc., Automatic Service Company and Butler Shoe Corp.

  Joseph A. Hafner, Jr.

Age: 67

Director Since: November 2003

Committees: Finance Committee (Chair), Audit Committee, Corporate Sustainability Committee

Primary Occupation: Mr. Hafner retired as Chairman of Riviana Foods, Inc. in 2006, a position he had held since March 2005. He served as President and Chief Executive Officer of Riviana from 1984 until March 2004.

Key Director Qualifications: Mr. Hafner attended Dartmouth College, where he graduated cum laude, then earned a master of business administration degree with high distinction from Dartmouth’s Amos Tuck School of Business Administration. After graduation, Mr. Hafner served for two years in the Latin American Internship Program of Cornell University and the Ford Foundation in Lima, Peru, followed by two years with the Arthur Andersen & Co. accounting firm in Houston. In 1972, Mr. Hafner began his career with Riviana Foods, Inc. in Guatemala City as Controller of Riviana’s Central American Division. For over 30 years, Mr. Hafner worked in positions of increasing authority for Riviana, a company that processed, marketed and distributed rice products in the U.S. and Europe, as well as other food products in Central America and Europe. Mr. Hafner continued his international exposure through the oversight of Riviana’s rice operations in South Africa and Australia. His career culminated in his service as President and CEO of Riviana for over 20 years, providing him with experience in the areas of leadership, corporate strategy and development, the foodservice industry, distribution and supply chains, finance and accounting and international operations. In addition, Mr. Hafner has developed finance and accounting expertise during his career at Arthur Andersen and Riviana and is a member of the American Institute of Certified Professional Accountants.

  Nancy S. Newcomb

Age: 67

Director Since: February 2006

Committees: Audit Committee, Finance Committee

Primary Occupation: Ms. Newcomb served as Senior Corporate Officer, Risk Management, of Citigroup from May 1998 until her retirement in 2004. She served as a customer group executive of Citicorp (the predecessor corporation of Citigroup) from December 1995 to April 1998, and as a division executive, Latin America from September 1993 to December 1995. From January 1988 to August 1993 she was the principal financial officer, responsible for liquidity, funding and capital management.

Other Boards: Ms. Newcomb is a director of The DIRECTV Group, Inc., and during the last five years, was a director of Moody’s Corporation.

Key Director Qualifications: Ms. Newcomb is a graduate of Connecticut College and received a Master’s Degree in Economics from Boston University. She also graduated from Harvard Business School’s Program for Management Development. Ms. Newcomb’s 35-year career with Citigroup, a major international financial services company, and its predecessors Citicorp and Citibank, provided her with experience in the areas of leadership, corporate strategy and development, finance, risk management and international operations. Ms. Newcomb developed extensive risk management experience throughout her career, including holding the position of Citigroup’s Senior Corporate Officer of Risk Management for the last six years of her career. In the area of Finance and International Operations, Ms. Newcomb served as Citigroup’s Principal Financial Officer, responsible for liquidity, funding and capital management. She has had extensive international experience as head of worldwide treasury operations in over 100 countries, and co-head of Citigroup’s global, multinational customer business.

Directors whose terms expire at the 2013 Annual Meeting (Class III Directors):

  John M. Cassaday

Age: 59

Director Since: November 2004

Committees: Compensation Committee (Chair), Corporate Governance and Nominating Committee

Primary Occupation: Since September 1999, Mr. Cassaday has served as President and Chief Executive Officer, as well as a director, of Corus Entertainment Inc., a media and entertainment company based in Canada.

Other Boards: Mr. Cassaday is a director of Manulife Financial Corporation and director of Corus Entertainment Inc.

Key Director Qualifications: Mr. Cassaday earned a Bachelor of Arts degree from the University of Western Ontario and a Master of Business Administration Degree with honors from the University of Toronto’s Rotman School of Management. Prior to his current position as the founding President and CEO of Corus Entertainment Inc., a Canadian leader in radio and specialty television, Mr. Cassaday served as President and CEO of CTV Television Network Ltd. Mr. Cassaday’s career prior to broadcasting included executive positions in a number of leading packaged goods companies including RJR-Macdonald, Inc., General Foods Corporation and Campbell Soup Company, where he gained food processing and food safety experience while advancing through positions in sales, marketing, and strategic planning in Canada, the United States, and the United Kingdom. His career at Campbell’s culminated in service as President of Campbell Soup Company’s operations in Canada and the United Kingdom. Mr. Cassaday gained additional foodservice experience through his service as a director of Loblaw Companies Limited, Canada’s largest food distributor, and of J.M. Schnieder, a meat processing company. This background has provided Mr. Cassaday with extensive experience and knowledge in the areas of leadership, corporate strategy and development, the foodservice industry, distribution and supply chains, marketing, international operations, accounting, finance and financial reporting. In addition, Mr. Cassaday’s service on the Board of Directors of Manulife Financial Corporation has provided a greater understanding of risk management and global compensation considerations. Mr. Cassaday has received many business, industry and charitable honors, including designation as the most distinguished alumni of the University of Toronto’s Rotman School of Management in 1998, receipt of the Gold Medal from the Association of Canadian Advertisers in 2004 (which recognizes individuals who have made an outstanding contribution to the advancement of marketing communications in Canada) and induction in the Marketing Hall of Legends of Canada in 2006.

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  Manuel A. Fernandez

Age: 66

Director Since: November 2006 (Mr. Fernandez has served as the Executive Chairman of the Board since April 2012, and prior to April 2012, he served as non-executive Chairman of the Board since June 2009)

Committees: Mr. Fernandez was a member of Sysco’s Corporate Governance and Nominating Committee and Compensation Committee until April 2012, when he was elected Executive Chairman of the Board. He currently serves on the Finance Committee.

Primary Occupation: Mr. Fernandez has served as Executive Chairman of Sysco since April 2012. Prior to his present positions, Mr. Fernandez was Chairman, President, and CEO of Gartner, Inc., a leading information technology research and consulting company and the Managing Director of SI Ventures, a venture capital firm focusing on information technology and communications infrastructure companies that enable e-business.

Other Boards: Mr. Fernandez also serves on the board of directors of Brunswick Corporation and Flowers Foods, Inc., and during the last five years was a director of Stanley Black & Decker, Inc. and of its predecessor the Black & Decker Company.

Key Director Qualifications: Mr. Fernandez earned a Bachelor’s Degree in electrical engineering from the University of Florida and completed post-graduate studies in solid state engineering. He began his career in engineering positions, eventually becoming a Group Executive Vice President of Fairchild Semiconductor with direct oversight for operations and manufacturing facilities in the US and in several foreign countries. Among the engineering breakthroughs in his career, Mr. Fernandez was part of a design team at Harris Semiconductors that developed the first programmable memory. He later served as President and CEO of three technology-driven companies, including Zilog Incorporated (a publicly-traded semiconductor manufacturer and a leader in the microprocessor industry, with operations in over 20 countries), Gavilan Computer Corporation (a technology company he founded that developed one of the first battery-operated laptop computers in 1982) and Dataquest (an information services company that was later acquired by Gartner). During Mr. Fernandez’s service as CEO and later Chairman of the Board of Gartner, he oversaw the company’s dramatic growth, from a research boutique with revenue of $46 million in 1991 to a global technology research and advisory firm with over $950 million of revenue in 2001, including taking the company public in 1994. At the time of his retirement, Gartner had locations in over 40 international locations serving customers in 80 countries. Together, these positions provided Mr. Fernandez with extensive leadership, corporate strategy and development, information technology, IT strategy, strategic planning and international experience.

Mr. Fernandez has gained knowledge of distribution and supply chains as a member of the Board of Directors of:

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Brunswick Corporation, a leading global manufacturer and marketer of recreation products including marine engines, boats, fitness equipment and bowling and billiards equipment, where he currently serves as Lead Director and a member of the Human Resources and Compensation Committee (which he previously chaired) and previously served as chairman of the Nominating and Corporate Governance Committee;

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The Black & Decker Corporation, a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems, where he previously served as Lead Director and Chairman of the Corporate Governance Committee; and

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Stanley Black & Decker, Inc., a diversified global supplier of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, where he served on the Finance and Pension Committee and the Corporate Governance Committee.

Mr. Fernandez’s service on the Board of Directors of Flowers Foods, Inc., one of the largest producers and marketers of bakery products in the United States, has provided him with extensive knowledge of the foodservice industry. At Flowers Foods he also serves as chairman of the Compensation Committee and a member of the Corporate Governance Committee.

Mr. Fernandez has invested in over 20 start-up companies in the information technology field, has served on the Boards of Directors of multiple public and private companies and was appointed by the President of the United States as a member of the Presidential Information Technology Action Committee. He is a former Chairman of the Board of Trustees of the University of Florida.

  Hans-Joachim Koerber

Age: 66

Director Since: January 2008

Committees: Audit Committee, Finance Committee

Primary Occupation: Dr. Koerber served as the chairman and chief executive officer of METRO Group, Germany’s largest retailer, from 1999 until his retirement in October 2007.

Other Boards: Dr. Koerber is chairman of the board of directors of Air Berlin PLC and Esprit Holdings Limited, as well as a director of several private European companies, including Klüh GbR, WEPA Industrieholding SE and Deutsche Amphibolin-Werke von Robert Murjahn Stiftung GmbH & Co KG.

Key Director Qualifications: Dr. Koerber earned a degree as a Master Brewer in Brewing Technology and a Ph.D. in Business Management from the Technical University of Berlin. Dr. Koerber began his career in the beverage industry, including management positions in which he was responsible for finance and accounting, information technology, purchasing and personnel. He first became involved with the company that would eventually become METRO when he joined the predecessor company’s cash-and-carry, self-service wholesale company in charge of finance and accounting, controlling, logistics and information technology. His responsibilities continued to expand to include international cash-and-carry activities in six countries. When METRO AG was formed in 1996, Dr. Koerber became part of the METRO management board. His responsibilities included corporate development, corporate communications and investor relations and he became chairman and chief executive officer in 1999. Dr. Koerber introduced a new management style, streamlined the company to focus on four of the original 16 business divisions in order to remain competitive and achieve profitability, adopted international accounting standards and rapidly developed METRO’s international presence, including hands-on experience in expanding METRO into Eastern Europe and Asia, including China and India. These efforts helped make METRO Germany’s largest retailer, operating wholesale cash & carry stores, supermarkets, hypermarkets, department stores and consumer electronics shops throughout the world. Throughout his career, Dr. Koerber developed experience and qualifications in the areas of leadership, corporate strategy and development, the foodservice industry, distribution and supply chains, marketing and risk management. Dr. Koerber’s insights on running and expanding a foodservice business with international operations have been, and will continue to be, particularly helpful to Sysco. Dr. Koerber’s career at METRO AG, combined with his 10 years of service on the Board of Skandinaviska Enskilda Banken AB (the parent company of the SEB Group, a North European banking concern catering to corporations, institutions, and private individuals) and the Board of Directors of several other international companies, has provided him with financial expertise, particularly with regard to international financial accounting standards. His service on the Board of Air Berlin PLC (Germany’s second largest airline) has deepened his experience in marketing.

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  Jackie M. Ward

Age: 74

Director Since: September 2001 (Lead Director since May 2012)

Committees: Corporate Governance and Nominating Committee (Chair), Compensation Committee

Primary Occupation: Ms. Ward is the former Chairman, President and Chief Executive Officer of Computer Generation Incorporated (CGI), a company she founded in 1968 that was acquired in December 2000 by Crescent Capital and later Intec Telecom Systems PLC, a technology company based in the United Kingdom.

Other Boards: Director of Flowers Foods, Inc., Sanmina-SCI Corporation and WellPoint, Inc. In the last five years, Ms. Ward also served as a director of Bank of America Corporation and Equifax Inc.

Key Director Qualifications: Ms. Ward attended Georgia State College for Women and the University of Georgia Extension Center, where she majored in psychology and mathematics. She later attended the London School of Business and was awarded a Doctor of Laws from Mercer University. Early in her career, Ms. Ward held programming, engineering, marketing and management positions with UNIVAC (a division of Sperry Corporation), General Electric Company and J.P. Stevens Company. Ms. Ward then founded, was elected chairman, president and chief executive officer, and had over 30 years of experience with Computer Generation Incorporated (CGI), a provider of software/hardware solutions to the telecommunications and general industry with operations in the U.S., England and much of Europe, Australia, South Africa, Mexico and Latin America. Ms. Ward’s lengthy career has provided her with extensive leadership, information technology, retail/mass marketing, corporate strategy and development, finance, banking, and international experience. In addition, significant projects undertaken by CGI for governmental and private entities provided unique experience for Ms. Ward in developing and implementing supply chain inventory control systems, fraud detection systems and software/hardware to handle generalized and specific accounting functions. Ms. Ward has gained knowledge of the foodservice industry through her membership on the Board of Directors of Flowers Foods, Inc., one of the largest producers and marketers of bakery products in the U.S., as well as developing systems for related food clients, such as Edwards Baking Company and Eastern Food Services. She also has significant public company board experience as a current or former member of numerous Boards of Directors where she served in various leadership positions, including lead director, presiding director and the chairman of various committees. With respect to Flowers Foods, Ms. Ward currently serves as the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation and Executive Committees. With respect to WellPoint, Ms. Ward currently serves as Chairman of the Board, Chair of the Corporate Governance Committee and Executive Committee, and a member of the Compensation Committee. She also serves on the Nominating and Governance Committee of Sanmina-SCI Corporation. Ms. Ward furthered her expertise in the areas of finance and risk management as Chairman of the Asset Quality Committee of Bank of America’s Board of Directors for 15 years and her expertise in the areas of accounting and internal audit as a member of the Board of PRG-Schultz International, Inc., which provides recovery audit services to organizations with high volumes of payment transactions, including retail and wholesale businesses, manufacturers, health care, and government agencies.

Directors whose terms expire at the 2014 Annual Meeting (Class I Directors):

  Judith B. Craven, M.D.

Age: 66

Director Since: July 1996

Committees: Corporate Sustainability Committee (Chair), Corporate Governance and Nominating Committee, Compensation Committee

Primary Occupation: Dr. Craven served as President of the United Way of the Texas Gulf Coast from 1992 until her retirement in September 1998.

Other Boards: Director of Belo Corporation, Luby’s, Inc., Sun America Funds and VALIC.

Key Director Qualifications: Dr. Craven earned a B.S. degree in Biology and English from Bowling Green State University, then completed premedical requirements at Texas Southern University before earning a Doctor of Medicine from Baylor College of Medicine and a Master of Public Health from the University of Texas School of Public Health. She also completed the Harvard University Program for Senior Managers in Government at the John F. Kennedy School of Government. Dr. Craven provides a unique viewpoint on Sysco’s Board as a medical doctor and distinguished public health expert. She gained a distinctive understanding of the foodservice industry after serving as Director of Public Health for the City of Houston from 1980 through 1983, which included responsibility for the regulation of all foodservice establishments in the City of Houston, including an emphasis on food safety and food handling. Following this appointment, Dr. Craven served as Dean of the University of Texas School of Allied Health Sciences from 1983 to 1992. She also serves on the Board of Directors of Luby’s, Inc., which operates almost 100 restaurants and provides food services to select hospital and other medical institutions in Texas. Dr. Craven also has a strong commitment to diversity and social responsibility, having led many initiatives to help increase and incorporate diversity in schools, the workplace and the community. Dr. Craven served as Vice President for Multicultural Affairs for the University of Texas Health Science Center at Houston from 1987 to 1992, and served as Chair of the Committee on Diversity for the University of Texas Board of Regents for six years. Under Dr. Craven’s leadership as president for six years, The United Way of The Texas Gulf Coast won the first National Award for diversity from the United Way of America. She has also served as a member of the Board of Directors of Compaq Corporation and the Houston Branch of the Federal Reserve Bank of Dallas. Dr. Craven has received numerous awards and honors, including the NAACP VIP Award for Community Service, Houston’s Thirty Most Influential Black Women Award and induction into the Texas Women’s Hall of Fame in 1989.

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  William J. DeLaney

Age: 56

Director Since: January 2009

Committees: Finance Committee

Primary Occupation: Mr. DeLaneybegan serving as Sysco’s Chief Executive Officer in March 2009. He assumed the additional title of President in March 2010. Mr. DeLaney began his Sysco career in 1987 as Assistant Treasurer at the company’s corporate headquarters. He was promoted to Treasurer in 1991, and in 1993 he was named a Vice President of the company, continuing in those responsibilities until 1994. Mr. DeLaney joined Sysco Food Services of Syracuse in 1996 as chief financial officer, progressed to senior vice president in 1998 and executive vice president in 2002. In 2004, Mr. DeLaney was appointed president and chief executive officer of Sysco Food Services of Charlotte. He held that position until December 2006, when he was named Sysco’s Senior Vice President of Financial Reporting. Effective July 1, 2007, Mr. DeLaney was promoted to the role of Executive Vice President and Chief Financial Officer and continued to serve in such position following his promotion to CEO until October 2009.

Other Boards: Mr. DeLaney is a director of Express Scripts, Inc. and serves on the Compensation Committee and the Audit Committee of the Express Scripts, Inc. Board of Directors.

Key Director Qualifications: Mr. DeLaney earned a Bachelor of Business Administration degree from the University of Notre Dame, and a Master of Business Administration degree from the Wharton Graduate Division of the University of Pennsylvania. Mr. DeLaney has worked in various capacities at Sysco and its subsidiaries for more than 20 years. Through various accounting, finance, operations and management positions within Sysco and its operating companies, Mr. DeLaney has gained valuable insight into the foodservice industry, as well as Sysco’s competitive advantages and how to further build upon them. Throughout his career, Mr. DeLaney has developed experience and knowledge in the areas of leadership and management development, corporate strategy and development, finance and accounting and distribution and supply chain management. Further, the Corporate Governance and Nominating Committee and the Board believe that it is appropriate and beneficial to Sysco to have its Chief Executive Officer serve as management’s voice on the Board.

  Larry C. Glasscock

Age: 64

Director Since: September 2010

Committees: Compensation Committee, Corporate Governance and Nominating Committee, Corporate Sustainability Committee

Primary Occupation: In March 2010, Mr. Glasscock retired from his position as Chairman of the Board of Directors of WellPoint, Inc., one of the largest health benefits companies in the United States, after serving in the role since November 2005. He also served as WellPoint’s President and CEO from November 2004 until July 2007. Mr. Glasscock previously served as Chairman, President and CEO of Anthem, Inc., a health benefits company, from 2001 to 2004, assuming additional responsibilities as Chairman from 2003 to 2004.

Other Boards: Mr. Glasscock has served as a director of Simon Property Group, Inc., a real estate investment trust, since March 2010; a director of Sprint Nextel Corp. since August 2007; and a director of Zimmer Holdings, Inc., a global leader in the design, development, manufacture and marketing of orthopedic reconstructive implants, dental implants, spinal implants, trauma products and related surgical devices, since August 2001. In the last five years, Mr. Glasscock served as a director of WellPoint, Inc.

Key Director Qualifications: Mr. Glasscock attended Cleveland State University, where he received a bachelor’s degree in business administration. He later studied at the School of International Banking, participated in the American Bankers Association Conference of Executive Officers, and completed the Commercial Bank Management Program at Columbia University. Mr. Glasscock has developed significant leadership and corporate strategy expertise through over 30 years of business experience, including former service as President and CEO of WellPoint, Inc., COO of CareFirst, Inc., President and CEO of Group Hospitalization and Medical Services, Inc., President and COO of First American Bank, N.A., and President and CEO of Essex Holdings, Inc. During his tenure at WellPoint, Inc., he played a major role in transforming the company from a regional health insurer into a national healthcare leader and championed company efforts to improve quality and customer service. Throughout his career, Mr. Glasscock has developed expertise in the successful completion and integration of mergers, utilization of technology to improve productivity and customer service, and team building and human capital development. Mr. Glasscock’s expertise in the utilization of technology to improve productivity will be valuable to Sysco as we implement and build upon our Business Transformation Project. His knowledge and experience in team building and human capital development are also extremely valuable to Sysco, as management development was one of our CEO’s key non-financial goals during fiscal 2012. Mr. Glasscock also has considerable financial experience, as he has supervised the chief financial officers of major corporations. Earlier in his career he served as a bank officer lending to major corporations and supervised assessments of companies’ creditworthiness. Mr. Glasscock also has significant experience as a public company director and as a member of various committees related to important board functions, including audit, finance, governance and compensation.

  Richard G. Tilghman

Age: 72

Director Since: November 2002

Committees: Audit Committee (Chair), Finance Committee

Primary Occupation: Mr. Tilghman served as Vice Chairman and Director of SunTrust Banks from 1999 until his retirement in 2000. He served as Chairman and Chief Executive Officer of Crestar Financial Corporation, a bank holding company, from 1986 until 1999.

Key Director Qualifications: After graduating from the University of Virginia with a B.A. in Foreign Affairs and serving in the U.S. Army as a lieutenant, Mr. Tilghman enjoyed a 34-year banking career, including service as Vice Chairman and Director of Suntrust Banks, as well as the former Chairman and CEO of Crestar Financial Corporation, a bank holding company for fifteen years. His career provided him with experience and expertise in the areas of leadership, corporate strategy and development, finance, banking, accounting and risk management. Mr. Tilghman’s experience overseeing a business and technology transformation for a series of banks acquired through acquisitions is very important to Sysco as we undertake our ERP/Business Transformation Project to streamline our operations using a common technology platform. Mr. Tilghman also gained high tech and regional marketing experience that has been valuable to Sysco as we have redefined oversight of our operating companies by marketing region and focus on the use of e-Commerce technologies to service Sysco customers more efficiently. Mr. Tilghman’s experience also includes approximately 20 years of service on the Board of Directors of Chesapeake Corporation, which was then a leading supplier of cartons, labels, leaflets, and specialty plastic packaging, with manufacturing facilities in Asia, Europe and the U.S. at that time.

Unless otherwise noted, the persons named above have been engaged in the principal occupations shown for the past five years or longer.

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DIRECTOR COMPENSATION

Overview

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board, as described below. Members of the Board who are employees of the Company are not compensated for services on the Board or any of its Committees. We currently pay each non-employee director a base retainer of $100,000 per year. Non-employee directors who serve as committee chairpersons receive annual additional amounts as follows:

•

Audit Committee Chair — $25,000

•

Compensation Committee Chair — $20,000

•

Corporate Governance and Nominating Committee Chair — $20,000

•

Finance Committee Chair — $20,000

•

Sustainability Committee Chair — $15,000

In addition to the compensation received by all non-employee directors, Mr. Fernandez, Sysco’s non-executive Chairman of the Board prior to his election as Executive Chairman in April 2012, received an additional annual retainer of $325,000 per year, paid quarterly. In May 2012, the Board selected Ms. Ward as its Lead Director. In addition to the compensation received by all non-employee directors, Ms. Ward receives an additional annual retainer of $40,000, paid quarterly, for her service as Lead Director.

Each November the Board currently grants approximately $160,000 in long-term incentives to each of the non-employee directors in the form of restricted stock awards. For fiscal 2012, the Board granted approximately $160,000 in restricted stock awards which vest in full on the first anniversary of the grant date. See “2009 Non-Employee Directors Stock Plan — Restricted Stock and Restricted Stock Units” below for a description of the plan under which these awards may currently be granted and the Fiscal 2012 Non-Employee DIrector Compensation table below for detailed compensation information for fiscal 2012 for each of our non-employee directors.

Reimbursement of Expenses

All non-employee directors are entitled to receive reimbursements of expenses for all services as director, including committee participation or special assignments. We pay the annual retainers quarterly. Directors are invited to have their spouses accompany them to dinners and other functions held in connection with one or two board meetings each year, and the company pays, either directly or through reimbursement, all expenses associated with their travel to and attendance at these business-related functions. Reimbursement for non-employee director travel may include reimbursement of a portion of the cost of travel on private aircraft. Specifically, this includes reimbursement for non-commercial air travel in connection with Sysco business, subject to specified maximums, provided that amounts related to the purchase price of an aircraft or fractional interest in an aircraft are not reimbursable and any portion of the reimbursement that relates to insurance, maintenance and other non-incremental costs is limited to a maximum annual amount. Non-employee directors also receive discounts on products carried by the company and its subsidiaries comparable to the discounts offered to all company employees.

Directors Deferred Compensation Plan

Non-employee directors may defer all or a portion of their annual retainer, including additional fees paid to committee chairpersons and the non-executive Chairman of the Board’s and/or Lead Directors’s annual retainer, under the Directors Deferred Compensation Plan. Non-employee directors may choose from a variety of investment options, including Moody’s Average Corporate Bond Yield plus 1%, with respect to amounts deferred prior to fiscal 2009. This investment option was reduced to Moody’s Average Corporate Bond Yield, without the addition of 1%, for amounts deferred after fiscal 2008. We credit such deferred amounts with investment gains or losses until the non-employee director’s retirement from the Board or until the occurrence of certain other events.

Directors Stock Plans

As of September 17, 2012, the non-employee directors held options and shares of restricted stock that were issued under the 2009 Non-Employee Directors Stock Plan, the Amended and Restated 2005 Non-Employee Directors Stock Plan, the Non-Employee Directors Stock Plan, as amended and restated, and the Amended and Restated Non-Employee Directors Stock Option Plan. They also held elected and match shares (as described below) issued under the 2009 Non-Employee Directors Stock Plan. We may not make any additional grants under the Amended and Restated 2005 Non-Employee Directors Stock Plan, the Non-Employee Directors Stock Plan, as amended and restated, or the Amended and Restated Non-Employee Directors Stock Option Plan. Since we may only make grants under the 2009 Non-Employee Directors Stock Plan, the description below relates only to such plan.

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2009 Non-Employee Directors Stock Plan

Election to Receive a Portion of the Annual Retainer in Common Stock

Under the 2009 Non-Employee Directors Stock Plan, instead of receiving his or her full annual retainer fee in cash, a non-employee director may elect to receive up to 100% of his or her annual retainer fee, including any additional retainer fee paid to the non-executive Chairman of the Board and/or Lead Director for his or her service in such capacity and any fees paid to a committee chairman for his or her service in such capacity, in 10% increments, in common stock. If a director makes this election, on the date we make each quarterly payment of the director’s annual retainer fee we will credit the director’s stock account with:

•

The number of shares of Sysco common stock that the director could have purchased on that date with the portion of his or her cash retainer that he or she has chosen to receive in stock, assuming a purchase price equal to the last closing price of the common stock on the first business day prior to that date; we call these shares elected shares; and

•

With respect to up to half of his or her annual retainer fee, excluding any additional retainer fee paid for chairing the Board or one of its committees and/or serving as Lead Director and any fees paid for meeting attendance or service on a committee, 50% of the number of elected shares we credited to the director’s account; we call these extra shares additional shares.

The elected shares and additional shares vest as soon as we credit the director’s account with them, but we do not issue them until the end of the calendar year. The director may not transfer the additional shares, however, until one year after we issue them, or, if deferred, the date that we otherwise would have issued them, provided that certain events will cause this transfer restriction to lapse.

The one year transfer restriction on additional shares will lapse if:

•

the director dies;

•

the director leaves the Board:

–

due to disability;

–

after having served out his or her full term; or

–

after reaching age 71; or

•

a change in control, as defined in the plan, occurs.

Restricted Stock and Restricted Stock Units

The plan provides that the Board may grant shares of restricted stock and restricted stock units in the amounts and on such terms as it determines but specifies that no grant may vest earlier than one year following the grant date. A restricted stock unit is an award denominated in units whose value is derived from common stock, and which is subject to similar restrictions and possibility of forfeiture, as is the restricted stock. In November 2011, we issued restricted stock awards to non-employee directors under this plan, including Mr. Fernandez who was a non-employee director at the time. We have not yet issued any restricted stock units under this plan.

Generally, if a director ceases to serve as a director of Sysco, he or she will forfeit all the unvested restricted stock and restricted stock units that he or she holds. However, if the director leaves the board after serving out his or her term, or for any reason after reaching age 71, his or her restricted stock and restricted stock units will remain in effect and continue to vest as if the director had remained a director of Sysco. All unvested restricted stock and restricted stock units will automatically vest upon the director’s death.

Deferral of Shares

A non-employee director may elect to defer receipt of all or any portion of any shares of common stock issued under the plan, whether such shares are to be issued as a grant of restricted stock, elected shares or additional shares, or upon the vesting of a restricted stock unit grant. Generally, the receipt of stock may be deferred until the earliest to occur of the death of the non-employee director, the date on which the non-employee director ceases to be a director of the company, or a change of control of Sysco. All such deferral elections shall be made in accordance with the terms and conditions set forth in Sysco’s 2009 Board of Directors Stock Deferral Plan.

Change in Control

Grant agreements under the 2009 Non-Employee Directors Stock Plan will determine vesting provisions upon the occurrence of a specified change in control.

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Fiscal 2012 Non-Employee Director Compensation

Other than with respect to Mr. Fernandez, whose compensation for fiscal 2012 is described under “Executive Compensation,” and who was a non-employee director prior to becoming Executive Chairman in April 2012, the following table provides compensation information for fiscal 2012 for each of our non-employee directors who served for any part of the fiscal year, including Ms. Sewell, who served as a non-employee director until her retirement from the Board at the 2011 Annual Meeting of Stockholders:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($) (2)(3)(4)	Non-Qualified Deferred Compensation Earnings($)(5)	Other Compensation(6)	Total($)
Cassaday	$120,000	$185,010	$—	$—	$305,010
Craven	115,000	185,010	—	—	300,010
Glasscock	100,000	185,010	—	—	285,010
Golden	100,000	185,010	3,457	—	288,467
Hafner	120,000	185,010	—	—	305,010
Koerber	100,000	185,010	301	16,119	301,430
Newcomb	100,000	185,010	—	—	285,010
Sewell	50,000	172,510	—	—	222,510
Tilghman	125,000	185,010	—	—	310,010
Ward	130,000	185,010	1,431	—	316,441

(1)

Includes retainer fees, including any retainer fees for which the non-employee director has elected to receive shares of Sysco common stock in lieu of cash and fees for the fourth quarter of fiscal 2012 that were paid at the beginning of fiscal 2013. Although we credit shares to a director’s account each quarter, the elected shares are not actually issued until the end of the calendar year unless the director’s service as a member of the Board of Directors terminates. The number of shares of stock actually credited to each non-employee director’s account in lieu of cash during fiscal 2012, excluding match shares, which are reported in the column titled “stock awards,” was as follows: 1,746 shares for each of Mr. Cassaday, Dr. Craven, Mr. Glasscock, Mr. Golden, Mr. Hafner, Dr. Koerber, Ms. Newcomb and Mr. Tilghman; 901 shares for Ms. Sewell and 4,530 shares for Ms. Ward. Directors may choose to defer receipt of the elected shares described in this footnote under the Sysco Corporation 2009 Board of Directors Stock Deferral Plan. The number of elected shares of stock deferred by each non-employee director during fiscal 2012 (which are included in the elected shares described above) was as follows: Dr. Craven and Mr. Glasscock — 1,746 shares, Dr. Koerber — 845 shares and Ms. Ward — 4,530 shares. To the extent cash dividends are paid on our common stock, non-employee directors also receive the equivalent amount of the cash dividend credited to their account with respect to all elected shares that are deferred. If the director has chosen to defer the receipt of any shares, they will be credited to the director’s account and issued on the earlier to occur of the death of the director, the date on which the director ceases to be a director of the company, or a change of control of Sysco.

(2)

For fiscal 2012, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, determined that it would grant approximately $160,000 in long-term incentives to each of the non-employee directors. Therefore, on November 15, 2011, the Board granted each of the non-employee directors 5,787 shares of restricted stock valued at $27.65 per share, the closing price of Sysco common stock on the New York Stock Exchange on November 14, 2011. These awards were granted under the 2009 Non-Employee Directors Stock Plan and vest in full on the first anniversary of the grant date. The amounts in this column reflect the grant date fair value of the awards computed in accordance with ASC 718, “Compensation — Stock Compensation”. See Note 17 of the consolidated financial statements in Sysco’s Annual Report for the year ended June 30, 2012 regarding assumptions underlying valuation of equity awards.

The amounts in this column also reflect the grant date fair value of awards computed in accordance with ASC 718, “Compensation — Stock Compensation” with respect to a 50% stock match for directors who elect to receive a portion of their annual retainer fee in common stock. The value of any “elected” shares is included in the column entitled “Fees Earned or Paid in Cash” as described in footnote (1) above. See “Directors Stock Plans” above for a more detailed description. Although we credit shares to a director’s account each quarter, the shares are not actually issued until the end of the calendar year unless the director’s service as a member of the Board of Directors terminates. The number of additional shares actually credited to each non-employee director’s account during fiscal 2012 is as follows: 872 shares for each of Mr. Cassaday, Dr. Craven, Mr. Glasscock, Mr. Golden, Mr. Hafner, Dr. Koerber, Ms. Newcomb, Mr. Tilghman and Ms. Ward; and 450 shares for Ms. Sewell.

Directors may choose to defer receipt of the restricted stock and the matched shares described in this footnote under the Sysco Corporation 2009 Board of Directors Stock Deferral Plan. The number of shares of restricted stock and matched shares deferred by each non-employee director during fiscal 2012 (which are included in the additional shares described above) was as follows: Dr. Craven, Mr. Glasscock and Ms. Ward — 872 shares and Dr. Koerber — 422 shares. To the extent cash dividends are paid on our common stock, non-employee directors also receive the equivalent amount of the cash dividend credited to their account with respect to all deferred restricted stock awards and all matched shares that are deferred, in the form of stock units. Directors may elect an “in-service” distribution date for deferrals that is at least one year following the end of the plan year in which shares would otherwise have been transferred to the Director. Otherwise, distributions occur upon the earlier of the death of the director, the date on which the director ceases to be a director of the company, or a change of control of Sysco, unless the director applies for and qualifies for a hardship withdrawal.

(3)

The aggregate number of options and unvested stock awards held by each non-employee director as of June 30, 2012 was as follows:

	Aggregate Unvested Stock Awards Outstanding as of June 30, 2012	Aggregate Options Outstanding as of June 30, 2012
Cassaday	7,730	7,000
Craven	7,730	15,000
Glasscock	5,787	—
Golden	7,730	15,000
Hafner	7,730	15,000
Koerber	7,730	—
Newcomb	7,730	3,500
Sewell	7,730	15,000
Tilghman	7,730	23,000
Ward	7,730	15,000

All of the options shown in the table above are fully vested.

(4)

None of the non-employee directors received option grants during fiscal 2012.

(5)

We do not provide a pension plan for the non-employee directors. The amounts shown in this column represent above-market earnings on amounts deferred under the Non-Employee Director Deferred Compensation Plan. Directors who do not have any amounts in this column were not eligible to participate in such plan, did not participate in such plan or did not have any above-market earnings.

(6)

The amount shown for Dr. Koerber reflects the reimbursements for spousal travel, as well as amounts paid for spousal meals and entertainment at business events. Except for Dr. Koerber, the total value of all perquisites and personal benefits received by each of the non-employee directors with respect to fiscal 2012, including reimbursements for spousal airfare and meals associated with certain Board meetings, was less than $10,000.

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Mr. DeLaney did not receive any compensation in or for fiscal 2012 for Board service other than the compensation for services as an employee that is disclosed elsewhere in this proxy statement. After his election as Executive Chairman in April 2012, Mr. Fernandez did not receive any compensation in or for fiscal 2012 for Board service other than the compensation for services as an employee that is disclosed elsewhere in this proxy statement. See “Executive Compensation – Summary Compensation Table” for details regarding compensation received by Mr. DeLaney and Mr. Fernandez for fiscal 2012.

Stock Ownership Guidelines

The Corporate Governance Guidelines provide that after five years of service as a non-employee director, such individuals are expected to continuously own a minimum of 16,500 shares of Sysco common stock. All of the current directors with at least five years of service beneficially held the requisite number of shares as of September 17, 2012. Until August 2016, the Executive Chairman remains subject to the stock ownership guidelines applicable to Sysco’s non-employee directors. Stock ownership guidelines applicable to executive officers are described under “Stock Ownership — Stock Ownership Guidelines.”

EXECUTIVE OFFICERS

The following persons currently serve as executive officers of Sysco. Each person listed below, other than Mr. Fernandez, Mr. Kreidler, Mr. Libby and Mr. Moskowitz, has served as an officer of Sysco and/or its subsidiaries for at least the past five years.

Name	Title	Age
William B. Day	Executive Vice President, Merchandising and Supply Chain	55
William J. DeLaney*	President and Chief Executive Officer	56
G. Mitchell Elmer	Senior Vice President, Controller and Chief Accounting Officer	53
Manuel A. Fernandez*	Executive Chairman	66
Michael W. Green*	Executive Vice President and Group President	53
James D. Hope	Executive Vice President, Business Transformation	52
Robert C. Kreidler*	Executive Vice President and Chief Financial Officer	48
Paul Moskowitz	Senior Vice President, Human Resources	48
Russell T. Libby	Senior Vice President, General Counsel and Corporate Secretary	46
Larry G. Pulliam*	Executive Vice President and Group President	56
* Named Executive Officer.

William B. Day has served as Executive Vice President, Merchandising and Supply Chain since July 2010. He served as Senior Vice President — Merchandising and Supply Chain from July 2009 to July 2010. He began his Sysco career in 1983 as a staff accountant at Sysco’s Memphis, Tennessee subsidiary. Between 1984 and 1987 he divided his time between Sysco’s corporate headquarters and Sysco’s Atlanta subsidiary, where he served as the Chief Financial Officer. In 1987 Mr. Day officially moved to Sysco’s corporate headquarters in Houston where he served in a variety of roles until 1999, when he was promoted to Assistant Controller. Mr. Day started Sysco’s RDC project in 2000, was named Vice President, Supply Chain Management in 2003 and was promoted to Senior Vice President, Supply Chain in July 2007.

William J. DeLaney is described under “Board of Directors Matters.”

G. Mitchell Elmer was promoted to Senior Vice President and Controller in November 2008 after serving as Vice President and Controller from 2000 to November 2008 and assumed the added responsibility of Chief Accounting Officer in July 2005. Mr. Elmer began his Sysco career in 1989 as a staff auditor in operations review at Sysco’s corporate office in Houston. In 1991 he transferred to Sysco’s Virginia subsidiary as Director of Finance, and the following year he was named Vice President of Finance and Administration. Mr. Elmer was appointed Vice President of Finance for Sysco’s Louisville, Kentucky operation in 1995 and progressed to Senior Vice President of Marketing, Merchandising and Finance at that company in 1997. The following year he transferred to Sysco’s Denver operation as Vice President of Finance. In 2000 he returned to Sysco’s corporate office to serve as Vice President and Controller.

Manuel A. Fernandez is described under “Board of Directors Matters.”

Michael W. Green has served as Executive Vice President and Group President since October 2011. Prior to this promotion, Mr. Green served as Executive Vice President, Foodservice Operations, with expanded responsibilities over all of Sysco’s U.S. Broadline Foodservice Operations beginning in July 2010. Mr. Green began his Sysco career in 1991 as a member of the Management Development Program and was named Sysco Chicago’s Vice President of Marketing later that year. In 1992, he was promoted to Senior Vice President of Marketing and Merchandising, and then to Executive Vice President, of Sysco’s Chicago operating company. In 1994, Mr. Green became the President and Chief Executive Officer of Sysco Food Services of Detroit. He was promoted in 2004 to Senior Vice President of Operations for Sysco’s Midwest Region. In January 2008, Mr. Green was promoted to Executive Vice President of Northeast and North Central U.S. Foodservice Operations, a position he held until his promotion to his current title.

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James D. Hope has served as Executive Vice President, Business Transformation, since January 2010. He served as Senior Vice President, Business Transformation, from 2008 to 2010. Mr. Hope started his career at Sysco’s corporate headquarters as a financial analyst in 1987 where he served in various financial management roles. He transferred to Sysco Food Services of Kansas City, Inc. in 1993 as Chief Financial Officer, where he was named President and Chief Executive Officer in 2000. Mr. Hope served as Group President, Demand, in the company’s Strategic Group from 2005 until 2007. He was promoted in 2007 to Senior Vice President, Sales and Marketing, a position he held until 2008. Mr. Hope currently serves on the Board of Trustees for the National Restaurant Association Education Foundation.

Robert C. Kreidler has served as Sysco’s Executive Vice President and Chief Financial Officer since October 2009. Prior to joining Sysco, Mr. Kreidler served as Executive Vice President and Chief Financial Officer of C&S Wholesale Grocers, a large privately-held food wholesaler, from February 2007 through March 2009. Between June 1996 and February 2007, he held various senior roles with Yum! Brands, Inc., which includes the worldwide operations of KFC, Pizza Hut and Taco Bell. His last position with Yum! Brands was Senior Vice President of Corporate Strategy and Treasurer from December 2003 to February 2007.

Russell T. Libby has served as Sysco’s Senior Vice President, General Counsel and Corporate Secretary since November 1, 2011. From 1997 through September 2007, Mr. Libby worked for the North America unit of COFRA Holding A.G., a Swiss international conglomerate, in various positions of increasing responsibility, culminating in service as President of COFRA North America and Vice President, Legal for Good Energies, Inc., an affiliated investment advisor. He joined Sysco in October 2007 as Assistant Vice President, Mergers and Acquisitions and Real Estate and was promoted to Vice President and Assistant General Counsel in July 2009, and was promoted to Vice President, General Counsel and Corporate Secretary in December 2010.

Paul Moskowitz has served as Senior Vice President, Human Resources since January 2011. Prior to joining Sysco, Mr. Moskowitz served as Chief Human Resources Officer of Dean Foods Company, a large dairy processing company from 2007 until 2011. Between 1996 and 2004, he held various senior roles with Yum! Brands. His last position with Yum! Brands was Chief People Officer at Pizza Hut from 2004 to 2007.

Larry G. Pulliam has served as Sysco’s Executive Vice President & Group President since October 2011. Prior to this promotion, Mr. Pulliam was Executive Vice President, Foodservice Operations from July 2009 to October 2011. Mr. Pulliam began his foodservice career in 1975 with a regional foodservice company in Fort Worth, Texas. He served in a variety of areas for that company, from warehouse operations to information services, before joining Sysco’s corporate office in 1987. Mr. Pulliam was named Vice President of Operations for Sysco’s Los Angeles operation in 1991, and in 1995 he transferred to the Baltimore subsidiary to serve as Executive Vice President and Chief Operating Officer. He returned to Sysco’s corporate office in 1997 as Vice President and Chief Information Officer, a position he held until he was promoted to President and Chief Executive Officer of Sysco Food Services of Houston, LP in 2000. Mr. Pulliam then returned to Sysco’s corporate office as Senior Vice President, Merchandising Services in 2002 and served in that role until 2005, when he was promoted to Executive Vice President, Merchandising Services. From 2005 to July 2009, he served as Executive Vice President, Global Sourcing and Supply Chain.

Management Development and Succession Planning

On an ongoing basis, the Board plans for succession to the position of CEO and other key management positions, and the Corporate Governance and Nominating Committee oversees this management development and succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the company. On an annual basis, the Board and its Corporate Sustainability Committee have engaged in discussions with management regarding increasing the diversity of Sysco’s executive management team. In addition, the CEO periodically provides the Board with an assessment of potential successors to other key positions.

In fiscal 2012, Sysco’s effectiveness in management development and succession planning were a part of our CEO’s non-financial performance goals, which are reviewed at the end of each fiscal year by the Compensation and Corporate Governance and Nominating Committees. In addition, the Compensation Committee assessed Sysco’s performance in select non-financial areas, including the overall effectiveness of its management development and succession planning processes in determining the magnitude of the 2012 bonus payment to our CEO. Management development and succession planning remain top priorities of executive management and the Board during fiscal 2013, as evidenced by the following:

•

Sysco’s Board discussed human capital and succession planning at its annual strategy meeting and several other regularly scheduled meetings, and

•

one of our CEO’s five fiscal year 2013 non-financial strategic goals is to make continued strides toward the human capital plan and high level succession planning. Success in this goal will affect our CEO’s MIP bonus payment for fiscal 2013, as described under “Executive Compensation — Management Incentive Plan.”

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STOCK OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of Sysco’s common stock, as of September 17, 2012, except as otherwise specified, by (i) each current director, (ii) each named executive officer (as defined under “Compensation Discussion and Analysis”), (iii) all directors and executive officers as a group, (iv) each person who, to the best of our knowledge and belief, beneficially owns more than 5% of our common stock. Unless otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his or her shares. Fractional shares have been rounded down to the nearest whole share.

	Shares of Common Stock Owned Directly		Shares of Common Stock Owned Indirectly		Shares of Common Stock Underlying Options(1)		Shares of Common Stock Underlying Restricted Stock Units(2)		Total Shares of Common Stock Beneficially Owned(1)(2)		Percent of Outstanding Shares(3)
State Street Corporation and certain affiliates (**)		(**)		(**)	—		—		30,373,646	(**)	5.2%	**
John M. Cassaday	38,464	(4)	—		7,000		—		45,464			*
Judith B. Craven	62,911	(4)	—		15,000		—		77,912			*
William J. DeLaney	98,522		—		976,900		81,696		1,157,118			*
Manuel A. Fernandez	49,009	(4)	—		3,500		—		52,510			*
Larry C. Glasscock	15,871		—		—		—		15,871			*
Jonathan Golden	79,648	(4)	18,500	(5)	15,000		—		113,148			*
Michael W. Green	12,903		—		376,912		28,080		417,895			*
Joseph A. Hafner, Jr.	54,391	(4)	—		15,000		—		69,391			*
Hans-Joachim Koerber	38,585	(4)	—		—		—		38,586			*
Robert C. Kreidler	11,054		810	(5)	232,500		31,443		275,807			*
Nancy S. Newcomb	31,373	(4)	—		3,500		—		34,873			*
Larry G. Pulliam	177,247		—		471,850		28,491		677,588			*
Richard G. Tilghman	61,258	(4)	1,957	(6)	23,000		—		86,215			*
Jackie M. Ward	50,762	(4)	61	(6)	15,000		—		54,644			*
All Directors, Director Nominees and Executive Officers as a Group (19 Persons)	866,234	(7)	37,454	(8)	2,707,772	(9)	248,053	(10)	3,859,513	(7)(8)(9)(10)		*

(*)

Less than 1% of outstanding shares.

(**)

The Company has included State Street Corporation and certain of its affiliates in the table above based solely upon a quarterly report on Form 13F filed with the SEC by State Street Corporation for the quarter ended June 30, 2012. The Company has not undertaken any independent verification of the information presented. The Form 13F indicates that the reporting person and certain of its affiliates held investment discretion and sole voting authority with respect to 30,373,646 shares of Sysco common stock as of June 29, 2012. State Street Corporation’s address, as reported on the Form 13F, is One Lincoln Street, Boston, Massachusetts 02111. Applicable percentage ownership at June 29, 2012 based on 585,928,175 shares outstanding.

(1)

Includes shares underlying options that are presently exercisable or will become exercisable within 60 days after September 17, 2012. Shares subject to options that are presently exercisable or will become exercisable within 60 days after September 17, 2012 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.

(2)

Includes shares underlying restricted stock units (RSUs) that will vest and settle within 60 days after September 17, 2012. Shares underlying RSUs that will vest and settle within 60 days after September 17, 2012 are deemed outstanding for purposes of computing the percentage ownership of the person holding such RSUs, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons. It is expected that approximately one-third of the shares underlying these RSUs will be withheld to pay taxes related to the RSUs as they vest and settle.

(3)

Applicable percentage of beneficial ownership at September 17, 2012 is based on 587,019,262 shares outstanding.

(4)

Includes shares that were elected to be received in lieu of non-employee director retainer fees during the first half of calendar 2012, and related matching shares under the Non-Employee Directors Stock Plan. For Dr. Koerber (who has shares withheld for the payment of taxes), this includes 591 elected shares and 295 matching shares; for Ms. Ward, this includes 2,368 elected shares and 422 matching shares; for each of the other current non-employee directors, this includes 845 elected shares and 422 matching shares. With respect to Mr. Fernandez, who received elected and matching shares under the Non-Employee Directors Stock Plan prior to his election as Executive Chairman in April 2012, this includes 845 elected shares and 422 matching shares. Unless the director has chosen to defer the shares under the Sysco Corporation 2009 Board of Directors Stock Deferral Plan (“Stock Deferral Plan”), these shares will be issued on December 31, 2012 or within 60 days after a non-employee director ceases to be a director, whichever occurs first. Directors may choose to defer receipt of these shares related to director retainer fees, as well as shares awarded pursuant to restricted stock grants, and these deferred amounts are also included in this line item. To the extent cash dividends are paid on our common stock, non-employee directors also receive the equivalent amount of the cash dividend credited to their account with respect to all deferred restricted stock awards, and all elected and matched shares that are deferred. The number of shares in each non-employee director’s deferred stock account, as well as the number of shares in the deferred stock account for Mr. Fernandez, including related dividend equivalents, is as follows: Mr. Cassaday — none, Dr. Craven — 17,289, Mr. Fernandez — 14,315, Mr. Glasscock — 14,562, Mr. Golden — none, Mr. Hafner — none, Dr. Koerber — 11,748, Ms. Newcomb — none, Mr. Tilghman — none, and Ms. Ward — 11,179. In addition, Dr. Craven, Mr. Fernandez, Mr. Glasscock, Mr. Koerber and Ms. Ward have elected to defer receipt of the elected and match shares described above. If the director has chosen to defer the receipt of any shares, they will be credited to the director’s account in the Stock Deferral Plan and issued on the earliest to occur of the death of the director, the date on which the director ceases to be a director of the company, or a change of control of Sysco. Deferred shares are deemed outstanding for purposes of computing the percentage ownership of the persons holding such shares, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.

(5)

These shares are held by a family trust affiliated with the executive officer or director.

(6)

These shares are held by the spouse of the director or executive officer.

(7)

Includes an aggregate of 84,236 shares directly owned by the current executive officers other than the named executive officers.

(8)

Includes an aggregate of 16,126 shares owned by the spouses and/or dependent children of current executive officers other than the named executive officers.

(9)

Includes an aggregate of 552,610 shares underlying options that are presently exercisable or will become exercisable within 60 days after September 17, 2012 held by current executive officers (and, in the case of Mr. Day, his spouse) other than the named executive officers.

(10)

Includes an aggregate of 78,343 shares underlying restricted stock units (RSUs) that will vest and settle within 60 days after September 17, 2012 held by current executive officers (and, in the case of Mr. Day, his spouse) other than the named executive officers.

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Stock Ownership Guidelines

To align the interests of our executives with those of our stockholders, Sysco’s Board of Directors concluded that our executive officers should have a significant financial stake in Sysco stock. To further that goal, for several years we have maintained stock ownership guidelines for our executives. In August 2011, we amended our Corporate Governance Guidelines in order to provide that, beginning in August 2016, the executives should own the number of shares, by position, as described in the following table. In May 2012, we further amended our Corporate Governance Guidelines in order to provide for the position of Executive Chairman.

Position	Required to Own by Fifth Anniversary in Position
CEO	175,000 shares
Executive Vice Presidents	60,000 shares
Executive Chairman	30,000 shares
Senior Vice Presidents	20,000 shares
Other Section 16 Officers	10,000 shares

Executive officers have five years to achieve these ownership requirements. The five-year period begins the date the officer is promoted or otherwise becomes subject to the guidelines. With respect to officers that were already subject to the ownership guidelines prior to the August 2011 amendment, the five-year period began as of the date of the amendment. These officers, other than the Executive Chairman, are also required to maintain compliance with the previous stock ownership guidelines, which required each individual to maintain certain ownership levels at the fourth and eighth years following his or her promotion, until the new five-year requirement and respective ownership levels are also satisfied. The stock ownership guidelines in effect until August 2016 are as follows:

Position	Required to Own by Fourth Anniversary in Position	Required to Own by Eighth Anniversary in Position
CEO	100,000 shares	175,000 shares
CFO and Executive Vice Presidents	15,000 shares	30,000 shares
Senior Vice Presidents (other than CFO)	10,000 shares	20,000 shares
Other Section 16 Officers	5,000 shares	10,000 shares

Until August 2016, the Executive Chairman remains subject to the stock ownership guidelines applicable to Sysco’s non-employee directors. See “Director Compensation – Stock Ownership Guidelines” for a description of the stock ownership guidelines applicable to the non-employee directors.

For purposes of the guidelines, the shares counted towards ownership include shares owned directly or indirectly by the executive through the Sysco Corporation Employees’ Stock Purchase Plan, as well as any other shares of vested restricted stock held by the executive officer that may be subject to transfer restrictions or potential clawbacks, but shall not include unvested shares of restricted stock, shares held through any other form of indirect beneficial ownership, or shares underlying unexercised options. However, for purposes of complying with the five-year ownership guidelines approved in the August 2011 amendment, two-thirds of an officer’s shares underlying unvested restricted stock units will count towards the ownership requirement.

In addition, each executive officer to whom the guidelines apply is expected to retain 25% of the net shares acquired upon exercise of stock options and 25% of the net shares acquired pursuant to vested restricted stock and restricted stock unit grants until the executive officer’s holdings of company stock equal or exceed the ownership guidelines applicable to the executive officer. For these purposes, “net shares” shall mean the shares remaining after disposition of shares necessary to pay the related tax liability and, if applicable, exercise price.

In the event that these ownership guidelines present an undue hardship for an executive, the Chairman of the Corporate Governance and Nominating Committee may make an exception or provide an alternative to address the intent of the guidelines, taking into consideration the executive’s personal circumstances.

We adopted guidelines with a specific number of shares rather than a multiple of salary to protect executives from unnecessary concern regarding fluctuations in the stock price, and the Corporate Governance and Nominating Committee will periodically review the guidelines to determine if they need to be updated due to, among other things, significant changes in the price of Sysco stock. Based on an assumed $30.52 Sysco stock price, the CEO ownership requirement of 175,000 shares equals a value of approximately 4.55 times Mr. DeLaney’s salary. The other officer ownership requirements are set at lower levels that Sysco believes are reasonable given their salaries and responsibility levels. Restricted stock and restricted stock unit incentives, coupled with shares obtained from the exercise of stock options, are anticipated to provide all executives with the opportunity to satisfy these requirements within the specified time frames.

We provide the Board of Directors with the status of the executives’ stock ownership at its regularly-scheduled meetings to ensure compliance with these holding requirements. As of September 17, 2012, all named executive officers met the then-applicable stock ownership requirement.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, our executive officers and directors and any persons holding more than ten percent (10%) of our common stock are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of initial ownership of our common stock and changes in ownership of such common stock. To our knowledge, no person beneficially owns more than 10% of our common stock. Copies of the Section 16 reports filed by our directors and executive officers are required to be furnished to us. Based solely on our review of the copies of the reports furnished to us, or written representations that no reports were required, we believe that, during fiscal 2012, all of our executive officers and directors complied with the Section 16(a) requirements, except as follows: On October 25, 2011, Ms. Newcomb filed a late Form 4 to report two transactions that were not reported on a timely basis. The two late transactions were sales that occurred on November 18, 2010 and September 15, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding equity compensation plans as of June 30, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	59,224,226	$29.85	23,020,505	(1)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	59,224,226	$29.85	23,020,505	(1)

(1)

Includes 17,224,939 shares issuable pursuant to our 2007 Stock Incentive Plan, as amended, including 7,189,123 shares subject to outstanding restricted stock units; 554,828 shares issuable pursuant to our 2009 Non-Employee Directors Stock Plan; and 5,240,738 shares issuable pursuant to our Employees’ Stock Purchase Plan as of June 30, 2012. Does not reflect the issuance of 398,165 shares in July 2012 pursuant to our Employees’ Stock Purchase Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide an overview of our philosophy and objectives of our executive compensation program and describe the material components of our executive compensation program for our five named executive officers or “NEOs,” whose compensation is set forth in the 2012 Summary Compensation Table and other compensation tables contained in this proxy statement:

•

William J. DeLaney, our Chief Executive Officer;

•

Manuel A. Fernandez, our Executive Chairman;

•

Robert C. Kreidler, our Executive Vice President and Chief Financial Officer;

•

Michael W. Green, our Executive Vice President and Group President; and

•

Larry G. Pulliam, our Executive Vice President and Group President.

In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrives at compensation policies and decisions involving the NEOs. Furthermore, in April 2012, Mr. Fernandez was appointed to the newly-created position of Executive Chairman. The philosophy and policies underlying the Committee’s determination of the Executive Chairman’s compensation, as well as the procedures followed in setting that compensation, differ from those with respect to the other NEOs and, except where the context states otherwise, are discussed solely below under “—Compensation of the Executive Chairman.”

Executive Summary

Sysco is the global leader in selling, marketing and distributing food products, equipment and supplies to the foodservice industry. As such, our long-term success depends on our ability to attract, retain and motivate highly talented individuals who are committed to Sysco’s vision and strategy. One of the key objectives of our executive compensation program is to link executives’ pay to their performance and their advancement of Sysco’s overall annual and long-term performance and business strategies. Other objectives include aligning the executives’ interests with those of stockholders and encouraging high-performing executives to remain with Sysco over the course of their careers. We believe that the amount of compensation for each NEO reflects extensive management experience, continued high performance and exceptional service to Sysco and our stockholders. We also believe that Sysco’s compensation strategies have been effective in attracting executive talent and promoting performance and retention.

Business Highlights

High levels of product costs and an uneven economic recovery contributed to a challenging business environment in fiscal 2012. Our case volume growth has shown modest improvement in a low growth market environment. However, our earnings declined due to high levels of inflation and rising operating expenses, driven in part by our expenses related to our Business Transformation Project. Sysco’s management team has kept its full attention on servicing our customers and effectively managing expenses, resulting in solid financial performance for fiscal 2012, including the following:

•

Sales of $42.4 billion, the highest on record for a fiscal year.

•

Operating income of $1.9 billion.

•

Net earnings of $1.1 billion.

•

Basic and diluted earnings per share in fiscal 2012 were $1.91 and $1.90, respectively. Adjusted** diluted earnings per share were $2.13 in fiscal 2012.

•

We generated $1.4 billion in operating cash flow for fiscal 2012, a 29% increase compared to the prior year.

•

We increased the annual dividend by four percent; paid $623 million to our stockholders in dividend payments in 2012.

•

We successfully purchased companies in the US and Canada with total annual sales of approximately $270 million.

(** For more detail please see our Annual Report on Form 10-K. Our discussion above of our results includes certain non-GAAP financial measures that we believe provide important perspective with respect to underlying business trends. Any non-GAAP financial measure will be denoted as an adjusted measure and excludes expenses from our Business Transformation Project, withdrawals from multiemployer pension plans, restructuring charges, corporate-owned life insurance (COLI) policies, and recognized tax benefits. More information on the rationale for the use of these measures and reconciliations to GAAP numbers can be found in Annex I - Non-GAAP Reconciliations.)

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Say on Pay – Stockholder Feedback

At last year’s Annual Meeting, 94.8% of the stockholders who cast a vote for or against the proposal voted in favor of the Company’s “Say on Pay” proposal on executive compensation. Further, throughout the year, management engaged in dialogue with our largest investors to solicit feedback and gather information on the views and opinions of our stockholders on various governance issues, including executive compensation practices. The Company did not take specific action in response to the 2011 “Say on Pay” vote; however, based on the results of the stockholder advisory vote on “Say on Pay”, as well as our ongoing dialogue with our stockholders, the Committee and our Board concluded that, even though our overall executive compensation policies and practices enjoy favorable stockholder support, it was appropriate to continue to adjust the compensation mix of our named executive officers, other than the Executive Chairman, to ensure that fixed and variable compensation components and target total direct compensation are set at levels that ensure that earned compensation awards are reflective of Sysco’s performance relative to its peers and our internal pay philosophy.

The Committee carefully considers feedback from our stockholders regarding our executive compensation program. Stockholders are invited to express their views to the Committee as described under the heading “Corporate Governance – Communicating with the Board.” In addition, the advisory vote on the compensation of the NEOs provides stockholders with an opportunity to communicate their views on our executive compensation on an annual basis.

Changes to Executive Compensation Program

In August 2011, the Committee redesigned the key components of our executive compensation program, with the aim of improving the extent to which pay is linked to performance. We linked incentive plan performance goals and total compensation levels to better ensure that earned compensation awards will be reflective of Sysco’s performance against our annual profit plan and relative to peers. To that end, in August 2012, the Committee refined the performance goal setting process and financial objectives of the Management Incentive Plan or “MIP” annual incentive award to align with Sysco’s profit plan. Recent changes to Sysco’s executive compensation programs approved by the Committee include the following:

Fiscal 2012 Changes:

Component:	Change:	Objective:
Total Compensation Opportunity	Modified pay mix through selective base salary increases, selective reductions in annual incentive opportunities, and selective increases in long term incentives

•

Strike a more appropriate balance between participants’ long- and short- term orientation to the business while targeting total direct compensation at levels consistent with the overall philosophy with a continued strong focus on variable pay for performance

Annual Incentive Award	Set performance goals that better support achievement of Sysco’s vision and strategy by transitioning to a bonus program more closely tied to Sysco’s annual profit plan

•

Improve the extent to which plan targets provide an appropriate degree of challenge and stretch and link plan targets with Committee’s assessment of market conditions, operating expectations and other relevant factors, rather than base them on prior year’s operating results.

CEO Annual Incentive Award	Modified the form of CEO annual incentive framework to permit the Committee to adjust CEO earned annual incentive award for specified non-financial performance goal achievements	• Committee has opportunity to review CEO performance with respect to specified non-financial performance criteria and make relevant adjustments to promote pay for performance goal
Long-term Incentives (CPU)	Adjusted the cash performance units (“CPU”) performance criterion to a three fiscal year total shareholder return (TSR) as compared to the TSR of the S&P 500 companies over the same period

•

Relative TSR better aligns executive rewards with corresponding stockholder value versus the marketplace

•

The Company believes TSR is the ultimate measure of stockholder value creation and long-term company success

Stock Ownership	Increase stock ownership requirements for top executives other than the CEO, with all requirements to be phased in over a five year period	• Increased ownership further strengthens alignment with stockholders • Ensures long term view of stockholder value creation

Fiscal 2013 Changes:

Component:	Change:	Objective:
Annual Incentive Award	Refined performance goal setting and financial objectives to fully align with Sysco’s annual profit plan

•

Linkage to profit plan ensures the goals will better reflect market conditions, operating expectations and other relevant factors as reflected in Sysco’s profit plan

•

Reinforces accountability to annual profit plan goals

Annual Incentive Award – NEO Individual Objectives

Modified the form of the annual incentive award agreement for the NEOs (other than CEO) and other senior level officers to allow the Committee to adjust annual incentive awards for specified non-financial performance goal achievements and implemented an umbrella bonus plan funding structure pool for the CEO and other NEOs.

•

Committee has opportunity to assess each NEO’s performance with respect to specified non-financial, strategic performance criteria and make relevant adjustments to promote pay for performance by individual

•

Maintain Section 162(m) compliance for annual incentive award payments while providing the Committee more flexibility in determining such payments

•

While adjustments could be positive, no award is made under the MIP unless the executive earns some portion of the bonus pursuant to the annual incentive plan

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How Pay is Tied to Performance

Sysco’s executive compensation program directly links a substantial portion of executive compensation to Sysco’s performance through annual and long-term incentives. The mix of the key non-retirement compensation elements for the CEO and other NEOs for fiscal 2012 is shown below. The Target Compensation Mix charts describe each element of compensation as a percent of total target direct compensation while the Actual Compensation Paid charts describe each element of compensation that was actually paid out for fiscal 2012.

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The Target Compensation Mix charts above include the target award opportunities related to annual and long-term incentive compensation, granted in fiscal 2012 and valued at target levels, and do not include any amounts paid with respect to prior years’ incentive award grants. The Actual Compensation Paid charts include the annual incentive and CPU award amounts paid out to the NEOs in cash with respect to fiscal 2012, and do not include the values of grants made but not paid out in cash during fiscal 2012. All charts include salary with respect to fiscal 2012 and the estimated grant date value of stock options and RSUs granted during fiscal 2012. The value of all of Sysco’s long-term incentive compensation vehicles, stock options, restricted stock units (RSUs), and cash performance units (CPUs) is time vested and depends upon Sysco’s stock performance. How we derive the values of the components of Sysco’s long-term incentives is discussed under “— How Executive Pay is Established.” Including the annual incentive award, payment of which is wholly dependent on Sysco’s financial performance, these four performance-linked components constituted approximately 82% to 88% of the total target direct compensation, and approximately 76% to 84% of the total actual direct compensation paid for fiscal 2012 to each of the named executive officers other than the Executive Chairman.

In developing our pay for performance policies, the Committee generally benchmarks elements of pay against a comparison peer group, discussed under “— How Executive Pay Is Established” below. However, the Committee has not historically used an exact formula for allocating between fixed and variable, cash and non-cash, or short-term and longer-term compensation, allowing it to incorporate flexibility into our annual and longer-term compensation programs and adjust for the evolving business environment.

Philosophy of Executive Compensation Program

Historically, our executive compensation plans have directly linked a substantial portion of annual executive compensation to Sysco’s performance. These plans are designed to deliver superior compensation for superior company performance. Likewise, when company performance falls short of expectations, certain programs deliver lower levels of compensation. For example, as discussed in more detail below, annual incentive awards for 2012 paid at less than the target amount because some of the performance results failed to reach required threshold levels. However, the Committee tries to balance pay-for-performance objectives with retention considerations, so that even during temporary downturns in the economy and the foodservice industry, the programs continue to ensure that successful, high-achieving employees stay committed to increasing Sysco’s long-term value. Furthermore, to attract and retain highly skilled management, our compensation program must remain competitive with that of comparable employers who compete with us for talent.

Core Principles

We use the following key principles as the cornerstone of Sysco’s executive compensation philosophy to attract, develop and retain business leaders to drive financial and strategic growth and build long-term stockholder value:

•

Pay for Performance: Provide conservative base salaries combined with higher levels of variable, incentive compensation relative to the peer group, such that superior performance rewards executives at higher levels than at peer companies while subpar performance results in less compensation than would be the case at peer companies;

•

Competitiveness and Retention: Provide a competitive pay opportunity that attracts and retains the highest quality professionals;

•

Accountability for Short- and Long- Term Performance: Strike an appropriate balance between short-term and longer-term compensation and short- and longer-term interests of the business; and

•

Alignment with Stockholders’ Interests: Link the interests of our executive officers with those of our stockholders through the risks and rewards of significant equity based compensation.

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Our Practices

Below we highlight certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

What We Do

•

Pay for Performance - We link pay to Sysco and individual performance. The great majority of non-retirement executive pay is at risk.

•

Mitigate Undue Risk - We mitigate undue risk associated with compensation, including utilizing a mix of elements, caps on potential payments, clawback provisions, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of Sysco’s compensation programs create risks that are reasonably likely to have a material adverse impact on Sysco, which we validate through our compensation risk analysis each year.

•

Independent Compensation Consulting Firm - The Compensation Committee benefits from its utilization of an independent compensation consulting firm that provides no other services to Sysco.

•

Executive Compensation Recoupment Policy – The Compensation Committee has the authority to recoup compensation that resulted from a material misstatement of financial results.

•

Reasonable Change in Control Provisions - We believe we have reasonable change in control provisions that generally apply to executive officers in the same manner as the applicable broader employee population.

•

Modest Perquisites - We provide only modest perquisites that have a sound benefit to Sysco’s business, and revised our relocation policy in fiscal 2011 to reduce benefits and added a clawback feature to any relocation reimbursements.

•

Significant Stock Ownership Guidelines - We have adopted stringent stock ownership guidelines and retention requirements, with all NEOs meeting their applicable stock ownership requirement.

•

Regular Review of Share Utilization - We evaluate share utilization by reviewing overhang levels (dilutive impact of equity compensation on our shareowners) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

What We Don’t Do

•

No Severance/Employment Contracts - We do not have employment contracts that provide severance benefits for any NEO.

•

No Tax Gross-Ups for Personal Aircraft Use, Financial Planning or Relocation

•

No Separate Change in Control Agreements

•

No Excise Tax Gross-Ups Upon Change in Control

•

No Repricing Underwater Stock Options

•

No Hedging Transactions or Short Sales by Executive Officers or Directors Permitted

Components and Objectives of Executive Compensation Program

The Committee has built the executive compensation program upon a framework that includes the following components and objectives, each of which is described in greater detail later in this Compensation Discussion and Analysis. The Committee reviews each component of the executive compensation program to see how it affects target total pay levels and generally targets total direct compensation at or slightly above the median of the target total pay ranges for similar executive positions among companies in our peer group. Compensation decisions with respect to the Executive Chairman are based upon a modified framework, due to the uniqueness of that position. That framework is discussed below under “—Compensation of the Executive Chairman.”

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	Component	Description	Objective of Element
Annual Compensation	Base Salary

The Committee generally sets competitive base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. The Committee then may adjust the base salaries based on a number of factors, which may include the executive’s job responsibilities, management experience, individual contributions, number of years in his or her position and current salary, which is described under “How Executive Pay is Established” below.

•

Designed to create a pay mix with an appropriate balance between fixed and variable and short- and long-term pay components

•

Generally targeted between the 25th percentile and the median of the salary ranges for similar executive positions among companies in our peer group

MIP - Annual Incentive Award

The MIP annual incentive award is designed to offer opportunities for cash compensation tied directly to company performance. Under the MIP, we pay the annual incentive award in cash with payments made in the first quarter of the fiscal year for bonuses earned with respect to performance in the prior fiscal year. Payment of the annual incentive award is based on satisfaction of performance criteria that the Committee believes ultimately create stockholder value. The threshold requirements for payment of each component of the annual incentive award in fiscal 2012 were Sysco’s achieving at least a 4% increase in adjusted fully diluted earnings per share, at least a 4% increase in sales, and at least a 17.3% adjusted return on invested capital, respectively. In addition, for fiscal 2012, a portion of the CEO’s earned annual incentive award was adjusted based on his performance with respect to specified non-financial performance goals. The Executive Chairman is not currently eligible to participate in the MIP annual incentive award program.

•

Designed to pay annual cash incentive bonuses based on Sysco performance on key metrics that support the company’s operating/profit plan

•

Promotes pay for performance in a competitive way so that exemplary performance rewards executives at higher levels than at peer companies

•

Generally targeted between the median and the 75th percentile of the annual incentive ranges among companies in our peer group upon achieving target goals

Long-Term Incentives	Cash Performance Units (CPUs) 25% weight

MIP participants have an opportunity to receive cash incentive payments based on Sysco’s performance over a three-year performance period under Sysco’s CPU Program. CPU grants are forward-looking and the grant of CPUs typically does not take into account prior Sysco or individual performance. The payout on CPUs is based on Sysco’s actual performance over the three-year performance cycle. The currently outstanding grants we made in 2011 that may be paid in August 2014 use three-year total shareholder return (TSR) as compared to the S&P 500 as the sole performance criterion. See “Executive Compensation – Cash Performance Unit Plan” for a description of the CPU plan and outstanding grants thereunder.

•

Granted to motivate executive officers to achieve specified longer term financial goals over a three-year period

•

Use of TSR aligns pay with stockholders to the degree stockholder value is created compared with the S&P 500 companies over the performance period

	Stock Options 50% weight	Stock Options granted to NEOs vest one-fifth per year beginning one year from the date of grant, except for the options granted to the Executive Chairman, which vest one-third per year.

•

Closely align the executives’ interests with those of our stockholders

•

Focus executives on activities that increase stockholder value

•

Enhance retention through time vesting requirements

•

Total long-term incentives are generally targeted between the median and the 75th percentile of the long-term incentives paid by companies in our peer group

Restricted Stock Units (RSUs) 25% weight

Restricted stock units (“RSUs”) granted to NEOs vest one-third per year beginning one year from the date of grant. Dividend equivalents are granted with respect to RSUs, which provide dividend equivalent amounts equal to the regular cash dividend payable to holders of the Company’s common stock (to the extent regular quarterly cash dividends are paid) as if the grantee were an actual stockholder with respect to the number of shares of common stock equal to grantee’s outstanding RSUs. The dividend equivalents are paid at the time the underlying RSUs vest.

Retirement, other Benefit Programs and Perquisites	Retirement Benefits and Deferred Compensation Plan

All of the named executive officers other than the Executive Chairman are participants in the SERP and the EDCP. During fiscal 2011, however, the SERP was closed to new participants. The Supplemental Executive Retirement Plan, or SERP, and Executive Deferred Compensation Plan, or EDCP, have historically played a major role in our total compensation program for the named executive officers other than the Executive Chairman. The SERP was designed to provide annuity payments based on prior years’ compensation following a participant’s termination of service with Sysco. The EDCP allows participants to defer a portion of current cash compensation and employer contributions, plus applicable earnings, for payment on specified dates or upon certain specified events.

•

The SERP supports executive performance and retention by using continued service as a determinant of future accruals and vesting

•

The EDCP supports executive performance and retention as a result of its vesting requirements for company matching contributions.

Other Benefits and Perquisites

Executive officers participate in the same benefit programs that are offered to other salaried employees. Limited perquisites are provided to executives, including payment of accidental death and dismemberment insurance coverage, long-term care insurance coverage, reimbursement of costs for annual medical exams, payment of long-term disability coverage, payment of fees related to the preparation of foreign tax returns, and certain expenses related to spousal travel in connection with business events. See “—Executive Perquisites & Other Benefits – Detailed Information” below.

•

Designed to provide market competitive benefits to protect employees’ and their covered dependents’ health and welfare and provide retirement benefits

•

Facilitate strong performance on the job and enhance productivity

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How Executive Pay Is Established

The Compensation Committee, in consultation with management and the Committee’s independent compensation consultant, Compensation Advisory Partners LLC, referred to herein as CAP, continues to focus on ensuring that our executive compensation programs reinforce our pay for performance philosophy and enhance stockholder value. In September 2012, after reviewing CAP competitive studies and the Company’s fiscal 2012 performance, the Committee determined that each named executive officer’s target compensation provided the executive with an appropriate compensation opportunity and that each named executive officer’s total 2012 compensation was generally appropriate in light of overall Company performance and the executive’s personal performance.

Committee Oversight

The Committee, which is comprised of all independent directors, is responsible for overseeing Sysco’s executive compensation program. The Committee determines and approves all compensation of the Chief Executive Officer, or CEO, and Sysco’s other senior officers, including the named executive officers. Although the Compensation Committee meets jointly with the Corporate Governance and Nominating Committee to discuss both the CEO’s personal goals and his performance in achieving such goals in each fiscal year, the Compensation Committee solely approves all compensation awards and payout levels. The Committee develops and oversees programs designed to compensate our corporate officers, including the named executive officers, as well as the presidents and executive vice presidents of our operating companies. The Committee is also authorized to approve all grants of restricted stock, restricted stock units, stock options and other awards to NEOs under our equity-based incentive plans for Sysco employees. Further information regarding the Committee’s responsibilities is found under “Corporate Governance – Board Meetings and Committees” and in the Committee’s Charter, available on the Sysco website at www.sysco.comunder “Investors — Corporate Governance — Committees.”

The Committee has several resources and analytical tools they consider in making decisions related to executive compensation. The table below discusses the key tools the Committee uses.

Committee Resources
Independent Committee Consultant – CAP

CAP attended four Compensation Committee meetings during Fiscal 2012.

CAP advised on compensation matters, including peer group composition, annual and long term incentive plan designs, and market data on CEO and other NEO compensation.

CAP prepared Compensation Studies for NEOs (other than the Executive Chairman):

•

For decisions made from May 2011 through April 2012, the Committee consulted a CAP study prepared in May 2011 that used the most current available peer group information and benchmarked 2011 base salary, estimated 2011 total cash compensation and total direct compensation, and target 2012 base salary, total cash compensation, long-term incentives, and total direct compensation of each of the named executive officers other than the Executive Chairman.

•

For all executive compensation decisions made from May 2012 through the date of this proxy statement, including base salary adjustments for fiscal 2013 and fiscal 2013 incentive awards, the Committee consulted a CAP study dated May 2012 that used updated peer group information and benchmarked 2012 base salary, estimated 2012 total cash compensation and total direct compensation, and target 2013 base salary, total cash compensation, long-term incentives, and total direct compensation of each of the named executive officers other than the Executive Chairman.

For purposes of the reports listed above, “target total cash compensation” was defined as proposed base salary plus target MIP bonus of 150% for Mr. DeLaney, 100% for Mr. Kreidler, and 125% for Messrs. Green and Pulliam; “target total direct compensation” was defined as target total cash compensation plus the value of stock options, restricted stock units and cash performance units expected to be granted with respect to the year in question; stock options are valued using an estimated Black-Scholes calculation, restricted stock units are valued at the fair market value of Sysco stock on the date of grant and cash performance units are valued at $1.00 per unit, with assumed payout at the 100% target amount; and “actual amounts” are calculated similarly to the target amounts but use an estimated bonus payout and the actual amounts paid for all components other than the annual bonus.

Compensation Studies Prepared by CAP for Executive Chairman:

•

For decisions made related to compensation of Mr. Fernandez in his role as Executive Chairman, the Committee consulted CAP for market data relevant to the Executive Chairman position.

Sysco’s Human Resources Department

Sysco’s Senior Vice President, Human Resources and the Human Resources Department (“HR”) provides additional analysis and counsel as requested by the Committee related to NEO compensation (other than the Executive Chairman):

•

Assisting the CEO and Senior Vice President of Human Resources in making preliminary recommendations of base salary structure, annual and long-term incentive plan design and target award levels for the NEOs (other than the Executive Chairman) and other participants in the MIP.

•

Providing scenario planning and compiling tally sheet information. HR provides the Committee with anticipated pay out levels throughout the year based on the Company’s projections relative to the performance measures.

•

Providing comparison data on the internal equity of the compensation awarded within the Sysco organization.

HR has retained the services of Towers Watson to provide assistance to HR and Sysco management in making recommendations to the Compensation Committee and the Board of Directors with respect to certain aspects of executive compensation. Towers Watson has provided advice directly to Sysco’s management team and has consulted directly with management and provided, among other things, reports based on their proprietary data and information regarding market benchmarks.

CEO

For other NEOs, other than the Executive Chairman, the CEO makes individual recommendations to the Compensation Committee on base salary and annual and long-term incentive award opportunities. The CEO also provides initial recommendations for MIP annual incentive award performance targets and individual non-financial performance goals for the Committee to consider

The Compensation Committee reviews, discusses, modifies and approves as appropriate these compensation recommendations. No member of management, including the CEO, has a role in determining his or her own compensation.

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Role of CEO and/or Other Executive Officers in Determining Executive Compensation

As described in the table above, our CEO, Mr. DeLaney, provides recommendations to the Committee for each element of compensation for each of the NEOs other than himself and Mr. Fernandez. In forming his recommendations, he is advised by HR as described above. HR assesses the design of, and makes recommendations related to, our compensation and benefit programs. Mr. DeLaney also consults with other senior officers of the company for recommendations related to the appropriate financial and non-financial performance measures used in our incentive programs. HR did not provide assistance to the Committee with respect to the determination of Mr. Fernandez’ compensation in his role as Executive Chairman. In developing recommendations for the Committee, Mr. DeLaney and HR consult benchmarking and other market data from CAP and Towers Watson as described elsewhere in this proxy statement, and follow the philosophy and pursue the objectives described above under “—Philosophy of Executive Compensation Program.” The Committee, with input from CAP, determines each element of compensation for Mr. DeLaney and, with input from CAP, HR and Mr. DeLaney, determines each element of compensation for the other NEOs other than Mr. Fernandez. The Compensation Committee is under no obligation to utilize these recommendations. Executive officers and others may also attend Committee meetings when invited to do so.

Tally Sheets

To enhance the analytical data used by the Committee to evaluate our NEO compensation and to provide the Committee a consolidated source for viewing the aggregate value of all material elements of executive compensation, we have incorporated tally sheets into the Committee’s annual executive compensation review. The tally sheets provide a snapshot of:

•

current total annual compensation, including base salary, annual cash incentives, equity compensation, benefits and perquisites;

•

accumulated unvested equity award values and total stock ownership levels; and

•

estimated termination benefits for a variety of voluntary and involuntary termination events, including change of control.

The Committee does not assign a specific weighting to the tally sheets in their overall decision-making process, but rather uses the information provided in the tally sheets to gain additional perspective and as a reference in the decision-making process. HR and Mr. DeLaney are also utilizing these same tally sheets in the course of developing their respective recommendations as a consolidated source for viewing the aggregate value of all material elements of executive compensation.

Internal Analysis

With respect to annual salary and the various incentive awards available to the named executive officers, the Committee does not perform a formal internal equity analysis, but does consider the internal equity of the compensation awarded by utilizing comparisons within the Sysco organization.

On an annual basis, the Committee compares the CEO’s compensation with that of the Executive Vice Presidents to ensure that the CEO compensation, as well as its relationship to the compensation of the CEO’s direct reports, is reasonable. The Committee makes similar evaluations among the Executive Vice Presidents and Senior Vice Presidents. These comparisons only provide a point of reference, as the Committee has not typically used specific formulas to determine compensation levels. Although officers at different levels of the organization receive a different MIP target award as a percent of their base salary, the quantitative financial performance criteria used for all corporate officers, including the NEOs, to determine earned MIP annual incentive awards are consistent.

Use of Peer Group and Survey Data

Sysco is the largest foodservice distributor in North America, and other companies in the foodservice industry are significantly smaller, with nearly all of such companies also being privately-held. We believe that these smaller businesses would not create a satisfactory comparison group due to the greater skill levels and abilities required to manage a public company of Sysco’s size. Absent a robust industry peer group, the Committee concluded that the most comparable companies with respect to executive pay are companies whose business size and complexity are similar to ours and with which we compete for top executive positions. Therefore, the peer group developed for the executive compensation analysis for all of the named executive officers (other than the Executive Chairman, where a different competitive data set was used) is not the same peer group that is used in the stock performance graph in our annual report to stockholders. The Committee evaluates the peer group periodically for appropriateness. The peer group utilized by the Committee for fiscal 2012 and fiscal 2013 (through the date of this proxy statement) executive compensation decisions was the same peer group used for all decisions made during fiscal 2011. The companies in the peer group for executive pay and performance benchmarking include the following:

• AmerisourceBergen Corporation • Best Buy Company, Inc. • Cardinal Health Inc. • Emerson Electric Company	• Express Scripts Inc. • FedEx Corp. • McDonald’s Corp.	• McKesson Corp. • Pepsico Inc. • Staples, Inc.	• Target Corp. • United Parcel Service Inc. • Walgreen Company

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Based on the most recent fiscal year data available for each of the CAP studies described above in “—Committee Oversight,” this group had the median market capitalization and revenue levels shown below:

	Market Capitalization	Revenue Level
Peer Group:	2011: $29.5 billion as of March 31, 2011 2012: $28.9 billion as of March 31, 2012	2011: $50.3 billion as of most recent fiscal year end prior to May 2011 2012: $53.1 billion as of most recent fiscal year end prior to May 2012
Sysco:	2012: $17.5 billion as of June 30, 2012	2012: $42.4 billion as of June 30, 2012

Peer group compensation data is limited to information that is publicly reported and, to the extent it deems appropriate, the Committee uses it to benchmark the major components of compensation for our named executive officers other than the Executive Chairman.

The CAP 2012 compensation study compared Sysco’s actual pay (based on projected annual incentive payments) and projected fiscal 2012 financial performance to that of the peer companies, as well as benchmarking the target pay program. The following projected one-year and three-year performance measures were reviewed with respect to validating Sysco’s 2012 pay and performance alignment:

•

Revenue growth;

•

EPS growth;

•

Return on Invested Capital;

•

Net Income Margin; and

•

Total shareholder return (computed as of December 30, 2011).

For fiscal year 2012, Sysco’s performance rank based on these one-year and three-year financial metrics varied by measure, yet on average, approximated, the peer group median overall for both periods. NEO pay, on average, was positioned below median, in part due to FY 2012 MIP annual incentive awards that were below target.

What We Paid and Why

Base Salary – Detailed Information

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. The table below shows the salaries of each named executive officer other than the Executive Chairman at the beginning of fiscal 2011, 2012 and 2013:

Named Executive Officer	2011 Base Salary	2012 Base Salary(1)	2013 Base Salary
William J. DeLaney	$1,000,000	$1,150,000	$1,175,000	(2)
Robert C. Kreidler	525,000	600,000	700,000	(3)
Michael W. Green	550,000	650,000	700,000	(3)
Larry G. Pulliam	550,000	600,000	300,000	(2)(4)

(1)

The Committee approved these base salaries on July 19, 2011, effective as of July 3, 2011.

(2)

The Committee approved these base salaries on August 23, 2012, effective as of September 1, 2012.

(3)

The Committee approved these base salaries on July 19, 2012, effective as of September 1, 2012.

(4)

For further detail on Mr. Pulliam’s change in salary, see “—Fiscal 2013 Base Salary” below.

Base Salary – Analysis

Fiscal 2012 Base Salary

Given the improvement in economic conditions during fiscal 2011, each executive’s performance during the year and the company’s financial performance, as well as each executive’s job responsibilities, management experience, individual contributions, and years in his or her position, the Committee determined that it was appropriate to grant the salary increases for fiscal 2012 described in the chart above. With respect to Mr. DeLaney, the Committee provided an increase as part of its plan to make his pay package more competitive at the Chief Executive Officer level with Sysco’s peer group as his tenure and experience in the CEO role increased. With respect to the other named executive officers, these increases were approved by the Committee upon recommendation by CAP from a market perspective and were driven by the Committee’s intent to modify pay mix in order to strike a more appropriate balance between fixed and variable and short- and long-term pay components and to more closely align them with the philosophy and principles outlined above at “— Philosophy of Executive Compensation Program.” These increases placed the fiscal 2012 base salary of Messrs. DeLaney and Kreidler near the 25th percentile of the peer group, that of Mr. Green at the median, and that of Mr. Pulliam between the 25th percentile and median.

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Fiscal 2013 Base Salary

For base salary determinations for fiscal 2013, the Committee once again reviewed each executive’s job responsibilities, management experience, individual contributions, number of years in his or her position and then-current salary. The Committee determined that it was appropriate to grant the salary increases for fiscal 2013 described in the chart above. Following a comprehensive review of Mr. DeLaney’s performance in Fiscal Year 2012 by the Corporate Governance and Nominating Committee and the Compensation Committee, and Mr. DeLaney’s evaluation by the entire Board, the Compensation Committee approved a raise in Mr. DeLaney’s salary of $25,000, or 2.2%, reflecting the Company’s average merit increase. The Committee approved salary adjustments for Mr. Kreidler for fiscal 2013, after considering input from the CEO on Mr. Kreidler’s individual contributions, as well as to adjust his relative position closer to the median of the peer group, to be more competitive, and to be better aligned with the Company’s pay philosophy. The Committee also approved salary adjustments for Mr. Green for fiscal 2013, after considering input from the CEO on Mr. Green’s individual contributions and additional job responsibilities, as well as to keep his relative position at the median of the peer group. These changes placed the fiscal 2013 base salary of Messrs. DeLaney and Kreidler near the 25th percentile of the peer group, and that of Mr. Green at the median. The Committee reduced Mr. Pulliam’s salary to $300,000 to reflect his temporary period of reduced responsibilities for personal reasons related to an immediate family member’s health issues. The Committee determined the base salary reduction appropriately reflected the balance between Mr. Pulliam’s reduced schedule and his continued advice and service with respect to customer and supplier issues, industry relations issues and other components of Sysco’s business transformation initiatives during this time of his reduced schedule. The Committee determined that all other incentive compensation percentages for fiscal 2013 for Mr. Pulliam would remain the same, but all MIP and long-term incentive awards will be based on the reduced salary. The change to Mr. Pulliam’s salary was not based on peer group data, but rather on management’s recommendation and the Committee’s subjective evaluation of the factors discussed above.

Annual Incentive Award – Detailed Information

The MIP annual incentive award is designed to offer opportunities for cash compensation tied directly to company performance. Under the terms of the MIP, we pay the annual incentive award in cash with payments made in the first quarter of the fiscal year for bonuses earned with respect to performance in the prior fiscal year. Each year the Committee approves the incentive award framework for each of the named executive officers other than the Executive Chairman. In August 2011 and 2012, the Committee approved the incentive award framework for fiscal 2012 and 2013, respectively.

MIP Annual Incentive Award for Fiscal 2012

With the exception of Mr. DeLaney, the named executive officers’ fiscal 2012 annual incentive award calculation was based solely on the following corporate financial objectives, adjusted as described below. Mr. DeLaney’s Business Performance Factor is further subject to the strategic business objective review by the Compensation Committee as described below.

Base Salary	x	Target Bonus %	X	Business Performance Factor (0%-150%)	=	Annual Incentive Award
Calculating the Business Performance Factor
Performance Metric(1)	Potential Payout	Weighting	x	2012 Performance	=	Payout (% of target)
Adjusted Fully Diluted Earnings Per Share	0% - 150%	50%		0%		0.0%
Adjusted Sales	0% - 150%	30%		112%		33.5%
Adjusted ROIC(2)	0% - 150%	20%		0%		0.0%
TOTAL	0% - 150%	100%				33.5%

(1)

The calculation of the adjusted results with respect to each of the performance metrics excluded from each measure the following items, the financial returns from which we expected to be beyond fiscal 2012: expenditures relating to Sysco’s Business Transformation Project, the impact of major acquisitions and divestitures, and withdrawals by Sysco operating companies from multi-employer pension plans. The Compensation Committee had the discretion to include certain of these excluded items, except where such inclusion would have caused a named executive officer’s MIP bonus to become non-deductible for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code; however, the Committee did not use such discretion.

(2)

ROIC is computed by dividing the company’s adjusted net after-tax earnings for fiscal 2012 by the company’s adjusted total invested capital for that year. Adjusted total invested capital is computed as the sum of (i) adjusted stockholder’s equity, computed as the average of adjusted stockholders’ equity at the beginning of the year and at the end of each fiscal quarter during the year; and (ii) adjusted long-term debt, computed as the average of the adjusted long-term debt at the beginning of the year and at the end of each fiscal quarter during the year.

The fiscal year 2012 program provided for minimum bonus payouts upon increases in adjusted fully diluted earnings per share of at least 4%, increases in adjusted sales of at least 4% and/or an adjusted return on invested capital of at least 17.3%. This was a change from the fiscal 2011 program, which provided for a threshold incentive payment upon an increase in fully diluted earnings per share of at least 2% and three-year average return on capital of at least 11%. Because Sysco did not meet the minimum levels of adjusted fully diluted earnings per share or adjusted return on invested capital, but did achieve approximately 7.7% increase in adjusted sales, we paid a fiscal 2012 MIP annual incentive award of approximately 33.5% of target. See Annex I for a reconciliation of these adjusted measures to the comparable GAAP measures. Operating results, acquisition expenses, acquisition debt, if any, and any gains or losses relating to or resulting from acquisitions with a purchase price in excess of $40 million are excluded from the determination of the relevant performance metrics to reflect the continuing operations of the company and because the returns from such acquisition expenses are generally expected to be outside fiscal 2012. During fiscal year 2012, Sysco only had one acquisition with a purchase price over $40 million, which resulted in sales of $38.7 million excluded from determining the sales growth over the prior year. The various levels of performance and the percentage of base salary they would have yielded as a bonus are set forth in a table under “Executive Compensation — Management Incentive Plan.”

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Summary of Payments
NEO(1)	Base Salary	x	Target %	x	Business Performance Factor		=	Award for FY12 Performance
DeLaney	$1,150,000		150%		32.2	%(2)		$554,760
Kreidler	$600,000		100%		33.5%			$201,000
Pulliam	$600,000		125%		33.5%			$251,250
Green	$650,000		125%		33.5%			$272,188

(1)

The Executive Chairman is not included. See “—Compensation of the Executive Chairman.”

(2)

The Committee had the discretion to adjust Mr. DeLaney’s Annual Incentive Award pursuant to his strategic business objectives, as described below.

In approving the MIP annual incentive award arrangements for fiscal 2012, the Committee provided for:

•

MIP annual incentive award payouts which, based upon varying levels of performance, could have varied between 0% and a maximum of 150% of target (reflecting a change from a minimum of 0% and a maximum of 250% of base salary in fiscal 2011); and

•

Three bonus measures under the 2012 MIP annual incentive award program that are independent of each other, whereby one portion of the award could be earned even if the threshold level of the other measures was not achieved.

Mr. DeLaney’s fiscal 2012 annual incentive award was subject to a maximum amount that was equal to 110% of the award he would have received based solely on the initial Business Performance Factor. Mr. DeLaney’s fiscal 2012 annual incentive award was initially calculated as equal to the maximum amount. The actual Business Performance Factor used to determine Mr. DeLaney’s award, however, was subject to further review by the Committee, which could have resulted in an adjustment to the Business Performance Factor as described below.

The Committee reviewed Mr. DeLaney’s performance with respect to the following non-financial, strategic performance goals:

•

Continue to Effectively Carry Out Implementation of Business Transformation Initiative;

•

Further Improve Customer Retention;

•

Successfully Execute Board Approved Strategic Acquisitions;

•

Communicate Broadly the Strategic Direction of the Corporation to All Key Stakeholders; and

•

Make Continued Strides Toward Implementing an Effective Human Capital Plan.

The Committee had the discretion to adjust Mr. DeLaney’s Award payout based on his performance with respect to these goals. If Mr. DeLaney’s performance with respect to the above non-financial performance goals had met the target levels established by the Committee, Mr. DeLaney’s 2012 Award for FY12 Performance would have equaled 100% of the bonus determined by using the initial, unadjusted Business Performance Factor. If Mr. DeLaney’s performance with respect to the above goals had exceeded the target levels established by the Committee, Mr. DeLaney’s 2012 Award for FY12 Performance would have equaled between 100% and 110% of the bonus determined by using the initial, unadjusted Business Performance Factor. If Mr. DeLaney’s performance was below the target levels of performance established by the Committee, Mr. DeLaney’s 2012 Award for FY12 Performance would have equaled between 80% and 100% of the bonus determined by using the initial, unadjusted Business Performance Factor. In no event could Mr. DeLaney’s fiscal 2012 MIP annual incentive award have exceeded the maximum bonus amount. For the reasons discussed in “—Annual Incentive Award – Analysis” below, the Committee adjusted the Business Performance Factor and awarded Mr. DeLaney a 2012 MIP annual incentive award equal to 96% of the bonus that would have been paid using the initial, unadjusted Business Performance Factor, or 32.2% of target.

The fiscal 2012 awards are also subject to clawback provisions that provide that, subject to applicable law, all or a portion of the award paid pursuant to the 2012 awards may be recovered by Sysco if there is a restatement of our financial results, other than a restatement due to a change in accounting policy, within 36 months of the payment of the award and the restatement would result in the payment of a reduced award if the award was recalculated using the restated financial results. The Committee has the sole discretion to determine the form and timing of the repayment. See “— Executive Compensation Recoupment Policy.”

MIP Annual Incentive Award Potential for Fiscal 2013

In approving the annual incentive award opportunity for fiscal 2013, the Committee provided for:

•

Each named executive officer’s MIP bonus to be targeted at the following percentages of base salary: 150% for Mr. DeLaney, 125% for Messrs. Green and Pulliam and 100% for Mr. Kreidler;

•

Three bonus measures under the 2013 MIP annual incentive award program that are independent of each other, whereby one portion of the award can be earned even if the threshold level of one or both of the other measures is not achieved; and

•

The same performance measures as were used in fiscal 2012: adjusted sales, adjusted fully diluted earnings per share and adjusted return on invested capital calculated the same way as in 2012, with the same weighting for each performance measure as in fiscal 2012.

To align with the construct of the CEO’s award and performance assessment, the Committee also refined the MIP annual incentive award for the eligible NEOs by providing that the Committee may consider pre-established individual strategic business objectives to adjust any MIP incentive award based on factors determined by the Committee, including but not limited to, performance against financial strategic goals and the NEO’s personal performance. Based on the each NEO’s performance with respect to the pre-established objectives, the Committee may either increase the NEO’s bonus by up to 10% or decrease the NEO’s bonus by up to 20%, subject to the bonus pool maximum discussed below. The Committee will review each NEO’s performance against such goals and adjust the Business Performance Factorbonus accordingly. The Committee believes this will further promote the overall executive compensation pay philosophy to link executive pay to performance.

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Limit on Fiscal 2013 maximum annual incentive award payouts. In August 2012, the Committee further refined the MIP annual incentive awards for the NEOs, by establishing a bonus pool for fiscal year 2013 for certain “covered employees” of Sysco, as defined in Section 162(m) of the Internal Revenue Code (the “Code”) to help ensure compliance with the deductibility requirements of Section 162(m) of the Code, as well as for Mr. Kreidler. The bonus pool was set to be equal to two percent (2%) of Sysco’s net earnings for fiscal year 2013 and in no event can the sum of the individual percentages of the bonus pool granted to the participants in the pool exceed one hundred percent (100%). The maximum award for each Participant, expressed as a percentage of the bonus pool for the Program Year, is set forth below and in no event can it exceed the individual award maximum set forth in the plan document:

Participant’s Title	Percent of Bonus Pool Allocated to Participant
CEO	40%
CFO	15%
NEO 3	15%
NEO 4	15%
NEO 5	15%

The bonus pool serves only to provide a ceiling on the maximum bonus amount that any NEO may receive, and the actual bonus paid to each NEO will be determined pursuant to the fiscal 2013 incentive award opportunity described above.

Annual Incentive Award – Analysis

Fiscal 2012

The Committee determined in August 2011 that it would begin to move toward an annual incentive program with performance benchmarks derived from the Company’s annual profit plan. CAP has informed the Committee that this approach is more in line with the majority of Sysco’s peer group. The fiscal 2012 program was meant to be transitional, in that it still required an increase in the performance criteria relative to fiscal 2011 for adjusted earnings growth and sales growth. The Committee added the sales component in order to bring the bonus program more in line with Sysco’s peer group, and the change from three year average return on invested capital to an annual adjusted calculation was recommended by management and was driven by the inclusion in the fiscal 2012 program of the ability to adjust for major acquisitions and other unusual events, minimizing the need to normalize results over a three-year period. The decision to pay the annual incentive award for each performance component separately, regardless of whether the threshold for the others is achieved, was driven by market practice. The changes in the threshold and maximum annual incentive award levels were based on benchmarking of the peer group. The Committee excludes the extraordinary items described above because they represent items that generally involve current period costs that management and the Committee believe would not result in benefits until later periods, or vice versa. In light of the foregoing, Sysco’s executive management team prepared the earnings per share, sales and return on capital components of the fiscal 2012 MIP annual incentive award. It was both management’s and the Committee’s intent to create an annual incentive award formula that was more likely to pay an annual incentive award in the event Sysco performed at the median level relative to its peers than may have been the case with respect to prior year bonus formulas; however, as discussed above, fiscal 2012 was a transitional year, so in addition to basing performance levels on Sysco’s internal projections, increases from the prior year were also imposed at the threshold level. The Committee believes that the threshold and target levels of performance represented challenging but reasonably obtainable Sysco performance while levels in excess of the target level represented exemplary and extremely challenging performance. The reductions in the target annual incentive award levels for each of the named executive officers other than Mr. DeLaney were driven by the Committee’s express goal of maintaining base salaries generally between the 25th percentile and median and decreasing annual incentives in order to bring the pay mix closer to the norm of the peer group, and ensure that total cash compensation does not significantly exceed the median unless outstanding performance levels are achieved. The Committee maintained Mr. DeLaney’s target bonus level because it provided a target total cash compensation opportunity at approximately the median of the peer group. The Committee also asked CAP to validate threshold, target and maximum performance expectations under the revised fiscal 2012 program to ensure that annual incentive award payout levels would be commensurate with performance.

Based upon the CAP May 2011 report, target total cash compensation for fiscal 2012 for each of the named executive officers participating in the MIP compared as follows with respect to the comparable peer group position: Mr. DeLaney— near the median, Mr. Kreidler — near the 25th percentile, and Messrs. Green and Pulliam — between the median and 75th percentile. The Committee determined that these target opportunities were appropriate.

The Committee continues to believe that non-financial goals are extremely important in evaluating the CEO’s performance and that they should therefore also have an impact on his earned annual incentive. The performance goals for fiscal 2012 were chosen by the Committee based on the critical components of Sysco’s overall strategy as set out by management and the Board. The Committee determined that Mr. DeLaney’s fiscal 2012 annual incentive award should be subject to adjustment based on the non-financial criteria discussed above in “—Annual Incentive Award – Detailed Information” as a result of the desire to link his pay to his performance and advancement of Sysco’s overall performance and business strategies. Following the Committee’s evaluation in August 2012 of Mr. DeLaney’s performance in fiscal 2012 with respect to these non-financial criteria, the Committee adjusted the Business Performance Factor downward and awarded Mr. DeLaney a 2012 MIP annual incentive award equal to 96% of the earned Business Performance Factor, or 32.2% of target. The Committee applied some adjustment to the Business Performance Factor because of the delay in the Business Transformation technology deployment.

Based upon the CAP May 2012 report, actual total cash compensation for fiscal 2012, using an annual incentive award payout estimate of 36% of target, for each of Messrs. DeLaney, Kreidler, Green and Pulliam with respect to comparable peer group pay levels was at or below the 25th percentile, and actual total direct compensation was below the 25th percentile for Messrs. DeLaney and Kreidler and between the 25th percentile and median for Messrs. Green and Pulliam. The Committee was satisfied that these payout levels appropriately correlated to Sysco’s overall financial performance, which was between the 25th percentile and median relative to the peer group on select metrics, because results on two of the three annual incentive award measures in the MIP annual incentive award did not reach the minimum threshold levels.

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Fiscal 2013

In August 2012, the Committee refined the MIP annual incentive award targets for fiscal 2013 to fully align with Sysco’s profit plan in order to link incentive pay to the Company’s profit plan and provide that the goals reflect market conditions, operating expectations and other relevant factors as contemplated in the profit plan. CAP has informed the Committee that this approach is in line with the majority of Sysco’s peer group and reflective of sound design practices. The Committee continues to believe that the threshold and target levels of performance represent challenging but reasonably obtainable Sysco performance while levels in excess of the target level represent exemplary and extremely challenging performance. The Committee also refined the MIP annual incentive award for the eligible NEOs by providing that the Committee may consider individual strategic business objectives and to provide for a maximum bonus level as determined by a bonus pool, as discussed above. The Committee added the individual strategic business objectives for the NEOs in order to further align the NEOs’ objectives with the key components of Sysco’s overall strategy. The Committee believes this will also further promote the overall executive compensation pay philosophy to link executive pay to performance. The Committee added the bonus pool in order to help ensure deductibility pursuant to Section 162(m).

Long-term Incentives – Detailed Information

The Committee granted long-term incentives in November 2011 for the FY 2012. These incentives consisted of three-year cash performance units, stock options and restricted stock units. The long-term incentives are designed to provide our NEOs competitive long-term incentive opportunities that align with our peer group and reflect our overall compensation philosophy. For more details regarding these grants see “Executive Compensation — Cash Performance Unit Plan,” “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End,” and “Executive Compensation — Grants of Plan-Based Awards.”

As in fiscal 2011, during fiscal 2012, Messrs. DeLaney, Kreidler, Green and Pulliam received approximately 50% of the value of their long-term incentives in stock options, approximately 25% in grants of restricted stock units (“RSUs”), and approximately 25% in cash performance units (“CPUs”), with the options valued using an adjusted Black-Scholes value of $4.00 per option, each RSU valued at the average ten-day closing price of Sysco common stock before the grant date, and CPUs valued at the target level of $1.00 per unit. The Black-Scholes value of the options calculated based on standard assumptions was less than $4.00 per option, and the upward adjustment resulted in a grant of fewer options. See the footnotes to the Grants of Plan-Based Awards table below for detailed explanation of the Black-Scholes calculation for the options as of the date of grant. The targeted dollar value of the long-term incentive grants to Messrs. DeLaney, Kreidler, Green and Pulliam increased from a multiple in fiscal 2011 of 5x base salary for Mr. DeLaney and 3x base salary for Messrs. Kreidler, Pulliam and Green, to a multiple in fiscal 2012 of 6x base salary for Mr. DeLaney, 3.5x for Mr. Kreidler and 3.25x for Messrs. Pulliam and Green to provide more competitive LTI opportunities in line with the peer group and to better position total pay with the market/peers given the current positioning between the 25th and 50th percentile.

Stock Options and Restricted Stock Units

The Committee approved the fiscal 2012 stock option and restricted stock unit grants to Messrs. DeLaney, Kreidler, Green and Pulliam in November 2011 under our 2007 Stock Incentive Plan, as amended. The specific grants made in November 2011 are shown under “Executive Compensation — Grants of Plan-Based Awards.” The 2007 Stock Incentive Plan calls for options to be priced at the closing price of our common stock on the business day prior to the grant date, and the fiscal 2012 option grant agreement provides for ratable vesting over a five-year period. The fiscal 2012 restricted stock unit grant agreement provides for ratable vesting over a three-year period. The Committee grants all of our stock options and restricted stock units pursuant to our equity grant guidelines. These guidelines are more fully described under “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End.”

Cash Performance Units

Under the Sysco Corporation 2008 Cash Performance Unit Plan, as amended, participants in the MIP have the opportunity to receive cash incentive payments based on Sysco’s performance over a three-year period. We pay any awards earned under these plans in cash. CPU grants are forward-looking and the grant of CPUs typically does not take into account prior Sysco or individual performance. CPU payouts are based on Sysco’s actual performance over the three-year performance cycle beginning with the fiscal year in which the CPU is granted. In November 2011, the Committee granted three-year cash performance units under the 2008 plan for the FY 2012-2014 performance period. In addition, the cash performance units that we issued in November 2009 under the 2008 Cash Performance Unit plan were paid out in August 2012 (see below discussion) and the three-year performance results associated with the cash performance units that we issued in September 2008 under the 2004 plan to corporate participants did not satisfy the minimum criteria necessary to receive a payment in August 2011.

The CPU grants that the Committee made in September 2008 and November of 2009 related to the respective three-year performance periods ending in fiscal 2011 and 2012, and each had a value of $35 per unit with the same payout possibilities, ranging from 0% to 150% of the total value of the units granted. For each of Messrs. DeLaney, Kreidler, Green and Pulliam, one-half of the payout was based on the average growth in diluted earnings per share and one-half of the payout was based on the average increase in sales. Achievement of the target performance goals would have yielded a 100% payout, while the minimum satisfaction of only one criterion would have yielded a 25% payout and maximum performance above target on both criteria would have provided a 150% payout. The Committee took the total value that was targeted at 100% payout for CPUs for a given level of participant and divided by the $35 value assigned to each unit to determine the number of units to be granted to each participant. In order for generally accepted accounting principles to be applied consistently year-over-year, the performance measures for the CPUs may be calculated slightly differently from comparable measures in our financial statements.

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Our adjusted sales growth over the three-year performance period ended on July 2, 2011 was 1.6% and our average growth in fully diluted earnings per share over the performance period was 2.8%, neither of which satisfied the minimum criteria necessary for a payout with respect to the CPUs granted in September 2008. Our adjusted sales growth over the three-year performance period ended on June 30, 2012 was 4.85% and our average growth in fully diluted earnings per share over the performance period was 2.54%, which resulted in a CPU payout of $12.04 per unit in August 2012. See Annex I - Non-GAAP Reconciliations for a reconciliation of these adjusted measures to the comparable GAAP measures.

The terms of the CPU grants that the Committee made in November 2010 are identical to those of the November 2009 grants, except that each unit was assigned a value of $1.00. Beginning in November 2011, the Committee changed the performance metrics/goals associated with the CPUs so that they are based solely on three-year total shareholder return over the three-year period, as compared to that of the S&P 500 companies. The Committee continues to assign a value of $1.00 to each unit. Based upon where Sysco’s total shareholder return for that period falls relative to the other S&P 500 companies, CPUs will pay out from 0% to 150% of the target award value. The threshold payment (which is 50%) requires Sysco’s three-year total shareholder return to equal or exceed that of the 30th percentile of the S&P 500 companies, while the maximum payment is earned at the 75th percentile, with graduated payouts in between. The target payout is earned between the 45th and 55th percentile. These grants are subject to Sysco’s clawback policies. See “Executive Compensation — Cash Performance Unit Plan” for an explanation of the calculation of total shareholder return.

The specific performance measures and related potential payouts for the November 2009, November 2010 and November 2011 corporate grants are shown under “Executive Compensation — Cash Performance Unit Plan.”

Long-term Incentives – Analysis

The Committee determined the mix of CPUs, stock options and restricted stock units for the FY 2012 grants in order to continue to provide long-term incentives that are in line with those disclosed by the peer group and to provide further alignment of the executives’ interests with those of the stockholders based on vehicles with varying vesting and payout periods. As discussed above under “Long-term Incentives - Detailed Information,” this resulted in a mix of 50% options, 25% RSUs, and 25% CPUs, based on values calculated as described above. Based on these same values, this placed each of Messrs. DeLaney, Kreidler, Green and Pulliam near or below the 25th percentile of the peer group with respect to long-term incentives; and with respect to target total direct compensation, positioned Mr. DeLaney below the 25th percentile and Messrs. Kreidler, Green and Pulliam between the 25th percentile and the median of the peer group. These results were consistent with the Committee’s focus of providing competitive base salaries and competitive incentive opportunities such that target total direct compensation was closer to the median. Despite increases in the size and value of Mr. DeLaney’s longer-term incentive grants for fiscal year 2012, his long-term incentive compensation and target total direct compensation are near the 25th percentile of the peer group. The Committee has determined that his pay package will be made more competitive with Sysco’s peer group over time, as his tenure and experience in the CEO role increase.

The change in the performance measure for CPUs to three-year relative total shareholder return versus the S&P 500 companies was driven by the Committee’s desire to further align executives’ interests with shareholders and because three-year goal setting on financial metrics has proven difficult given Sysco’s business transformation. The minimum, target and maximum performance goals and corresponding payouts for the CPU awards, as well as the decision to use the S&P 500 companies, were based on an analysis of our peer group’s practices, the Committee’s desire to use a broad market index, and because the Committee believes TSR is the ultimate measure of stockholder value creation and long-term company success.

The Committee believes that option and restricted stock unit awards help to ensure that long-term strategic initiatives are not compromised by having executives focus solely on short-term profitability through the annual incentive award. Such awards also help focus executives on strategies that increase long-term stockholder value. Existing executive equity ownership levels are not generally a factor in the Committee’s granting of options and restricted stock units.

Retirement/Career Benefits – Detailed Information

Retirement Plans

We historically have provided annual retirement benefits to all corporate employees and most of our non-union operating company employees under the broad-based tax-qualified Sysco Corporation Retirement Plan, which we simply refer to as the “pension plan.” Beginning January 1, 2013, however, employees will no longer earn additional retirement benefits under the pension plan, as we are restructuring our retirement plan program commencing January 1, 2013, by providing for new, enhanced Sysco contributions to our broad-based tax-qualified Sysco Corporation Employees’ 401(k) plan and freezing future benefit accruals of employees under the pension plan. Sysco offers supplemental retirement plans to approximately 159 corporate and operating company officers. Each of the named executive officers other than Mr. Fernandez participates in the Supplemental Executive Retirement Plan, or SERP; however, in May 2011, the SERP was amended in order to close the SERP to future participants. The Committee utilizes the SERP to increase the retirement benefits available to officers whose benefits under the pension plan are limited by law. The earliest an executive can retire and receive any benefits under the SERP is age 55 with a minimum of 15 years of MIP service or age 60 with 10 years of Sysco service. The SERP was designed to provide fully vested participants with post-retirement monthly payments, with annual benefits equaling up to 50% of a qualifying participant’s final average annual compensation, when combined with other retirement benefits, including other pension benefits, the company match under the 401(k) plan and social security payments. The participating named executive officers will receive a SERP benefit based on the greater of the accrued benefit determined as of the relevant separation date from service under the current provisions of the SERP or the accrued benefit determined as of June 28, 2008 under the prior provisions of the SERP, but with vesting, benefit limits and eligibility for immediate benefit payments determined as of the relevant separation from service date. Annual retirement benefits from the SERP for a participant who is 100% vested in his accrued benefit were generally limited to approximately $2.35 million in fiscal 2012 and will generally be limited to approximately $2.39 million in fiscal 2013, with such maximum limit adjusted for cost-of-living increases in future years. The terms of the SERP are more specifically described under “Executive Compensation — Pension Benefits — Supplemental Executive Retirement Plan.” The amounts accrued by each participating named executive officer under the pension plan and the SERP as of June 30, 2012 are set forth under “Executive Compensation — Pension Benefits.”

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SERP Analysis

Sysco’s retirement plans are an important performance and retention tool, the effectiveness of which the Committee tries to balance with the cost of providing them. The Committee continues to monitor and review the SERP in order to achieve the following goals:

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Bring the value of retirement benefits more in line with the practices of the peer group; and

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Increase the proportion of long-term and performance-based compensation in the compensation mix, relative to fixed and retirement compensation such as the SERP.

Nonqualified Executive Deferred Compensation Plan

Sysco offers an Executive Deferred Compensation Plan, or EDCP, to provide MIP participants, including the named executive officers other than Mr. Fernandez, the opportunity to save for retirement and accumulate wealth in a tax-efficient manner beyond savings opportunities under Sysco’s 401(k) retirement savings plan. Participants may defer up to 100% of their base salary and up to 40% of their MIP bonus, or any bonus paid in lieu of or as a replacement for the MIP bonus, to the EDCP. Sysco does not match any salary deferrals into the EDCP. For participants who defer a portion of their qualifying bonus, Sysco matches 15% of the first 20% deferred, making the maximum possible match to the EDCP 3% of the MIP bonus. This match generally vests in accordance with a graduated schedule after an executive has reached age fifty-five and has fifteen years of service, but will vest in all events upon the earlier of (i) the tenth anniversary of the crediting date, (ii) the executive’s death, (iii) the executive’s disability, (iv) a change in control, or (v) the executive’s attaining age sixty. Participants who defer compensation under the EDCP may choose from a variety of investment options, including Moody’s Average Corporate Bond Yield, with respect to amounts deferred. Company matching contributions are credited with the Moody’s Average Corporate Bond Yield. The EDCP is described in further detail under “Executive Compensation — Executive Deferred Compensation Plan.”

EDCP Analysis

Currently, individual contributions to the 401(k) plan are limited by law to $17,000 per year. The Committee believes that the EDCP motivates and assists in the retention of key employees by providing them with greater flexibility in structuring the timing of their compensation payments. The EDCP is an important recruitment and retention tool for Sysco, as the companies with which we compete for executive talent typically provide a similar plan to their senior employees.

Executive Perquisites & Other Benefits – Detailed Information

We provide benefits for executives that we believe are reasonable, particularly since the cost of these benefits constitutes a very small percentage of each named executive officer’s total compensation. Certain of these benefits are described below.

Sysco’s named executive officers are generally eligible to participate in Sysco’s regular employee benefit programs, which include the defined benefit pension plan, a 401(k) plan, our employee stock purchase plan, group life insurance and other group benefit plans. We also provide MIP participants, including the named executive officers, with additional life insurance benefits, long-term disability coverage, including disability income coverage, and long-term care insurance, as well as reimbursement for an annual comprehensive wellness examination by a physician of their choice. We believe many of these benefits are required to remain competitive with our competitors for executive talent. Although the executive officers are eligible to participate in Sysco’s group medical and dental coverage, we adjust employees’ contributions towards the monthly cost of the medical plan according to salary level; therefore, executives’ pay a higher percentage of the cost of these benefits than do non-executives.

MIP participants, including the named executive officers, are encouraged to occasionally have their spouses accompany them at business dinners and other business functions in connection with some meetings of the Board of Directors, certain business meetings and other corporate-sponsored events, and Sysco pays, either directly or by reimbursement, all expenses associated with their spouses’ travel to and attendance at these business-related functions. Furthermore, Sysco owns fractional interests in private aircraft that are made available to members of the Board of Directors, executives and other members of management for business use, but these aircraft are not allowed to be used for personal matters. Spouses may occasionally accompany executive officers on such flights in connection with travel to and from business-related functions if there is space available on the aircraft.

All employees, including our named executive officers, as well as members of our Board of Directors, are also entitled to receive discounts on all products carried by Sysco and its subsidiaries. Although Sysco does provide the named executive officers with certain additional perquisites, we do not provide the named executive officers with automobiles, security monitoring or split-dollar life insurance.

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Compensation of the Executive Chairman

Mr. Fernandez was elected to the Executive Chairman position in April 2012 and his compensation for this role was determined by the Compensation Committee. Prior to that time, he served as a non-employee director and non-executive chairman of the board of Sysco, and his compensation was determined by the Corporate Governance and Nominating Committee, as described above in “Director Compensation.” The Committee considered various factors in determing the compensation for the Executive Chairman, and based upon the Committee’s determination and assessment of the role, responsibilities and time requirements, further described below, the Committee approved the following compensation for Mr. Fernandez:

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An annual base salary of $900,000;

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$2.5 million of restricted stock units;

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$2.5 million of stock options; and

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Reimbursement of travel expenses, including the necessary housing, transportation and other expenses to support his travel and stays in Houston in accordance with the performance of his job duties.

The restricted stock units and the options vest one-third per year on the anniversary of the grant date. The Committee valued the restricted stock units at the closing price of Sysco common stock on the day prior to the grant and valued the options at an adjusted Black-Scholes value of $4.00 per option in determining actual share awards. The Black-Scholes value based on standard assumptions was less than $4.00, and the adjustment reduced the value of options granted. See the footnotes to the Grants of Plan-Based Awards table below for detailed explanation of the Black-Scholes calculation for the options as of the date of grant. The Committee determined that Mr. Fernandez would not receive any additional form of long-term incentives, such as CPUs, would not participate in the Management Incentive Plan (“MIP”) annual incentive award, other MIP benefits or the SERP, but would participate in the broad-based employee benefits program.

Analysis

The Committee structured the pay for the newly created Executive Chairman position to appropriately compensate Mr. Fernandez for his unique skills and experience, while linking the compensation of this newly-defined role to the key principles of Sysco’s executive compensation program. The Committee considered various factors in the decision to set Mr. Fernandez’s total direct compensation:

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The Committee met with the other non-employee directors to discuss the responsibilities and time requirements the role would require;

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The Committee considered that Mr. Fernandez would be working closely with Sysco’s CEO and would not be relieving the CEO of any duties or responsibilities and that Mr. Fernandez would be splitting time between the corporate headquarters and various remote locations and therefore targeted Mr. Fernandez’s pay to be approximately 60% of Sysco’s CEO total direct target compensation;

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The Committee also considered significant financial opportunities Mr. Fernandez would forgo upon his election to the Executive Chairman position, including the Sysco non-executive director compensation that Mr. Fernandez would no longer be eligible to receive and other fees and wealth accumulation opportunities relinquished by Mr. Fernandez upon his retirement from other company boards in order to assume the Executive Chairman role at Sysco. At the request of the Committee, CAP provided market data about other public companies with an executive chairman position. The Committee reviewed the data from the identified group of companies and the surveys, to obtain a general understanding of current compensation practices and general pay norms for such position. The Committee reviewed CAP’s competitive analysis of market norms; however, the Committee did not specifically target a market position and noted that because the Executive Chairman role is not sufficiently prevalent in the marketplace, compensation practices vary widely and typically reflect the company’s and individual’s specific circumstances.

Because Mr. Fernandez’s role as Executive Chairman is to primarily support Sysco’s management team with his leadership and technological experience and expertise and to therefore help drive long-term stockholder value, the Committee determined that a significant portion of Mr. Fernandez’s pay would consist of long-term incentive compensation and he would not be eligible to participate in the MIP or SERP. Approximately 84% of Mr. Fernandez’s total compensation in his role of Executive Chairman is structured as long-term incentive compensation, in the form of RSUs and stock options. The Committee chose a vesting schedule of one-third per year for both the RSUs and stock options. The Committee determined that three year time vesting rquirements for each component of the long-term incentives granted appropriately links Sysco’s long-term performance with Mr. Fernandez’s performance in this role and was in accordance with the 2007 Stock Incentive Plan. The Committee chose to split the long-term incentive compensation equally between stock options and RSUs, each valued at the time of grant at $2.5 million for a total value of $5 million, and the Committee ascribed a value to the stock options of $4.00 per share for the purpose of determining the actual grant/share award levels.

The Committee determined the compensation provided a total pay opportunity for Mr. Fernandez that was attractive, that was appropriately balanced between short-term and long-term compensation and short-term and long-term interest of the business and linked the interest of our Executive Chairman with those of our stockholders. The Committee plans to review Mr. Fernandez’s compensation and pay opportunities in May 2013.

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Executive Compensation Governance and Other Information

Severance and Employment Agreements

None of Sysco’s executive officers are currently parties to any severance or employment agreements providing for severance or other compensation upon termination.

Relocation Expenses

To address the Committee’s desire for Sysco to comply with best corporate governance and compensation practices, in October 2010, the Committee adopted an executive relocation expense reimbursement policy that applies to all of the named executive officers. The reimbursement policy provides that Sysco will not reimburse any of such executives for any loss on the sale of the executive’s house sold in connection with the executive’s relocation. The reimbursement policy also provides that only certain pre-approved relocation expenses will be eligible for increased payments to cover all applicable taxes on the reimbursed amounts, such as state and federal income taxes, FICA, and Medicare taxes. The relocation expenses subject to such increased payments to cover applicable taxes will be limited to the cost of moving the executive’s household goods and vehicles; real estate fees incurred in selling the executive’s residence; closing costs associated with the purchase of a new residence, including cost of credit reports, mortgage and deed taxes, recording fees and title search, title insurance, surveys, if required, and reasonable attorney’s fees; and up to six months’ rental expense for a temporary residence in the area to which the executive has been asked to relocate. No other relocation expenses will be eligible for increased payments to cover applicable taxes. In addition, the reimbursement policy provides that all future relocation agreements with any named executive officer will include a clawback provision that requires the executive to reimburse Sysco for all or a part of the reimbursement if his employment is terminated for any reason other than death, disability or change of control of Sysco, or termination without cause or for good reason, within a specified amount of time after receiving the reimbursement.

The Committee approved a relocation package for Mr. Green in fiscal 2011 to be paid in fiscal 2012, in connection with his relocation to the Sysco corporate office in Houston, which is consistent with the executive relocation expense reimbursement policy discussed immediately above.

Benefits Following Change in Control

We currently have no severance or similar agreements that would cause an immediate or “single trigger” cash payment obligation solely as a result of a change in control of Sysco. We have included change of control provisions in several of Sysco’s benefit plans and agreements, including an immediate payout of CPUs at the target payout level for grants under the 2008 Cash Performance Unit Plan, and 100% vesting of SERP benefits, EDCP benefits, options, restricted stock and restricted stock units upon a change in control. See “Executive Compensation — Quantification of Termination/Change in Control Payments” for a detailed explanation of potential benefits under the various provisions.

The Committee continues to believe that these provisions will preserve executive morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of Sysco. The Committee has balanced the impact of these acceleration provisions with corresponding provisions in the SERP and the EDCP that provide for a reduction in benefits to the extent they are not deductible under Section 280G of the Internal Revenue Code.

Executive Compensation Recoupment Policy

In the event of a restatement of our financial results, other than a restatement due to a change in accounting policy, it is the Committee’s policy that it will review all incentive payments made to MIP participants, including the named executive officers, within the 36 month period prior to the restatement on the basis of having met or exceeded specific performance targets in grants or awards made on or after May 14, 2009. If such incentive payments would have been lower had they been calculated based on the restated results, the Committee will, to the extent permitted by applicable law, seek to recoup any such excess payments for the benefit of Sysco. The MIP annual incentive awards and CPU grants made by the Committee for fiscal 2011 and later years contain a contractual provision binding the grantee to this recovery right, and the Committee anticipates that future grants will contain similar provisions. The Committee has the sole discretion, subject to applicable law, to determine the form and timing of the recoupment, which may include repayment from the MIP participant or an adjustment to the payout of a future incentive. In addition, the executives’ benefits under the SERP and EDCP may be subject to forfeiture or adjustment as a result of any such restatement of financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

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Tax Impact on Compensation

Income Deduction Limitations

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of non-performance-based compensation that Sysco may deduct for federal income tax purposes in any given year with respect to the compensation of each of the named executive officers other than the chief financial officer. The Committee has adopted a general policy of structuring the performance-based compensation arrangements, including the MIP bonus and CPUs, in order to preserve deductibility to the extent feasible after taking into account all relevant considerations. However, the Committee also believes that Sysco needs flexibility to meet its pay objectives, even if Sysco may not deduct all of the compensation paid to the named executive officers. The Committee has structured its 2013 incentive program for the named executive officers, and intends to structure future annual incentive programs for the named executive officers, under an umbrella plan program in order to maintain this flexibility and ensure deductibility of the annual bonus under Section 162(m).

Based on the factors discussed under “What We Paid and Why,” in fiscal 2012 Sysco paid, and in fiscal 2013 the Committee expects Sysco to pay, Mr. DeLaney a base salary that, when aggregated with anticipated vesting of restricted stock units, will exceed $1 million in value. In addition, in fiscal 2013, the Committee expects Sysco to pay Mr. Fernandez a base salary that, when aggregated with anticipated vesting of restricted stock units, will exceed $1 million in value. The Committee believes that this compensation to Mr. DeLaney and Mr. Fernandez is necessary in order to maintain the competiveness of their total compensation packages in light of peer compensation practices, and as a result, has determined that it is appropriate even though approximately $842,409 of Mr. DeLaney’s fiscal 2012 compensation will not be deductible, and the excess of Mr. DeLaney’s and Mr. Fernandez’ anticipated salaries plus the value of their restricted stock units vesting in fiscal 2013 over $1 million, respectively, will not be deductible for federal income tax purposes.

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code deals specifically with non-qualified deferred compensation plans. We have designed all of our executive benefit plans, including the SERP, EDCP, 2008 Cash Performance Unit Plan, and the 2007 Stock Incentive Plan, such that they are exempt from, or otherwise comply with, the requirements of Section 409A of the Internal Revenue Code.

Stock Ownership Guidelines for NEOs and Executive Chairman

In August 2011, the Compensation Committee, together with the Corporate Governance and Nominating Committee, upon the recommendation of management and following consultation with CAP, modified our stock ownership guidelines for executive officers other than the Executive Chairman. The Compensation Committee and the Corporate Governance and Nominating Committee are comprised of the same individual directors. The modifications included a decrease in the amount of time required to meet the full ownership requirements from eight to five years — to be phased in over five years, an increase in each of the named executive officers’ other than Mr. DeLaney’s ownership requirement to 60,000 shares, and changes in rules regarding the counting of RSUs. These changes were recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors primarily in order to bring Sysco’s policies more in line with its peer group and strengthen such guidelines. In May 2012, the Corporate Governance and Nominating Committee modified our stock ownership guidelines for the newly created Executive Chairman position. Mr. Fernandez’ stock ownership requirements increased in connection with his election as Executive Chairman. See “Stock Ownership — Stock Ownership Guidelines” for a description of our executive stock ownership guidelines and stock retention policies and these recent changes.

Forward-Looking Statements

Statements made in this proxy statement that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include those regarding certain agreements and plans that will require us to provide compensation to our named executive officers upon the occurrence of future events, such as the achievement of company and/or individual objectives and the termination of an individual’s employment or a change in control of the company, and those regarding expectations that certain performance targets for management will be attained. These future events may not occur as and when expected, if at all, and, together with the company’s business, are subject to various risks and uncertainties. These risks and uncertainties include that future compensation to our named executive officers, and the events that could trigger such payments, vary materially from the descriptions described herein due to factors beyond our control, such as the timing during the year of a triggering event, the amount of future bonuses, the value of our stock on the date of a triggering event and the life expectancy of each of our executives and his spouse. Management’s and Sysco’s ability to attain certain performance targets could be affected by conditions in the economy and our industry and internal factors such as the ability to control expenses, including fuel costs. We have experienced delays in the implementation of our Business Transformation Project and the expected costs of our Business Transformation Project may be greater or less than currently expected, as we may encounter the need for changes in design or revisions of the project calendar and budget. Sysco’s future results could be affected by competitive price pressures, availability of supplies, work stoppages, success or failure of our strategic initiatives, successful integration of acquired companies, conditions in the economy and the industry, and internal factors such as the ability to control expenses.

For additional risks impacting the company’s business, see the Risk Factors section of the company’s Annual Report on Form 10-K for the year ended June 30, 2012, and the company’s subsequent Form 10-Q filings. The company does not undertake to update its forward-looking statements.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Sysco Corporation has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this Proxy Statement.

COMPENSATION COMMITTEE

John M. Cassaday, Chairman

Judith B. Craven

Larry C. Glasscock

Jackie M. Ward

EXECUTIVE COMPENSATION

The following discussion, as well as the Compensation Discussion and Analysis contained herein, contains references to target performance levels for our long-term incentive compensation. These targets and goals are discussed in the limited context of Sysco’s compensation programs and should not be interpreted as management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

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Summary Compensation Table

The following table sets forth information with respect to each of the named executive officers — our Chief Executive Officer, our Chief Financial Officer, and the three most highly compensated of the other executive officers of Sysco and its subsidiaries employed at the end of fiscal 2012. In determining the most highly compensated executive officers, we excluded the amounts shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
William J. DeLaney President and Chief Executive Officer	2012	$1,150,000	$—	$1,719,403	$3,165,375	$857,482	$1,941,349	$1,066	$8,834,675
	2011	1,000,000	686,000	1,250,071	1,990,000	0	790,155	9,275	5,725,501
	2010	800,000	—	880,824	1,615,680	1,638,230	713,212	12,587	5,933,638
Robert C. Kreidler Executive Vice President and Chief Financial Officer	2012	600,000	—	523,297	963,375	304,195	142,678	7,096	2,540,641
	2011	525,000	367,500	395,519	626,850	0	16,956	694,694	2,626,519
	2010	378,766	—	423,740	853,800	760,000	19,552	113,522	2,643,475
Manuel A. Fernandez(7) Executive Chairman	2012	615,385	—	2,685,010	2,425,000	—	47,874	190	5,773,459
	2011	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2010	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Michael W. Green Executive Vice President and Group President	2012	650,000	—	526,412	969,109	386,688	1,419,955	211,021	4,163,185
	2011	550,000	385,000	412,841	656,700	0	686,125	5,476	2,696,142
	2010	494,000	—	334,768	612,765	1,002,641	937,527	15,517	3,500,493
Larry G. Pulliam Executive Vice President and Group President	2012	600,000	—	485,918	894,562	374,552	2,201,367	1,066	4,557,465
	2011	550,000	385,000	412,841	656,700	0	1,108,191	18,540	3,131,272
	2010	532,000	—	359,464	658,665	1,129,030	1,479,450	43,654	4,312,423

(1)

These amounts relate to discretionary performance-based bonuses paid in August 2011 with respect to fiscal 2011. The bonus amounts were based on Sysco’s satisfying certain financial criteria and the named executive officers achieving certain non-financial goals.

(2)

With respect to Messrs. DeLaney, Kreidler, Green and Pulliam, these amounts relate to grants of restricted stock units made in fiscal 2012, 2011 and 2010. With respect to fiscal 2012, we valued the restricted stock units at $27.65, being the closing price of our common stock on the first business day prior to the November 15, 2011 grant date. With respect to fiscal 2011, we valued the restricted stock units at $28.87 per share, being the closing price of our common stock on the first business day prior to the November 11, 2010 grant date. With respect to fiscal 2010, we valued the restricted stock units at $27.44 per share, being the closing price of our common stock on the first business day prior to the November 10, 2009 grant date.

With respect to Mr. Fernandez, these amounts relate to a grant of restricted stock units on April 13, 2012 in connection with his election as Executive Chairman that was valued at $29.44 per unit, being the closing price of our common stock on the first business day prior to the grant date, and a grant of restricted stock on November 15, 2011 that he received during his tenure as a non-employee director that was valued at $27.65 per share, being the closing price of our common stock on the first business day prior to the grant date. The amounts in this column also reflect the grant date fair value of awards computed in accordance with ASC 718, “Compensation — Stock Compensation” with respect to a 50% stock match for Mr. Fernandez related to his tenure as a non-employee director during a portion of fiscal 2012, whereby he elected to receive a portion of his annual retainer fee in common stock, which was valued at $25,000 on the date of grant. The value of any “elected” shares is included in the column entitled “Salary” as described in footnote (7) below. See “Director Compensation – Directors Stock Plans” above for a more detailed description. Although we credit shares to a director’s account each quarter, the shares are not actually issued until the end of the calendar year unless the director’s service as a member of the Board of Directors terminates. The number of additional shares actually credited to Mr. Fernandez’s account during fiscal 2012 is 2,618. Directors may choose to defer receipt of the restricted stock and the matched shares described in this footnote under the Sysco Corporation 2009 Board of Directors Stock Deferral Plan (DSDP). The number of shares of restricted stock and matched shares deferred by Mr. Fernandez during fiscal 2012 (which are included in the additional shares described above) was 2,618. To the extent cash dividends are paid on our common stock, Mr. Fernandez also received the equivalent amount of the cash dividend, in stock units, credited to his account with respect to all deferred restricted stock awards and all matched shares that are deferred. As discussed in the narratives accompanying the Fiscal 2012 Nonqualified Deferred Compensation Table, approximately $80,000 of Mr. Fernandez’ November 2011 restricted award and approximately $160,000 of Mr. Fernandez’ April 2012 RSUs were also deferred under the DSDP. Because Mr. Fernandez chose to defer the receipt of the above-described awards, they will be credited to his account and issued in accordance with his deferral election and the terms of the DSDP.

(3)

The amounts in these columns reflect the grant date fair value of the awards. See Note 15 of the consolidated financial statements in Sysco’s Annual Report on Form 10-K for the year ended July 3, 2010, Note 15 of the consolidated financial statements in Sysco’s Annual Report on Form 10-K for the year ended July 2, 2011 and Note 17 of the consolidated financial statements in Sysco’s Annual Report on Form 10-K for the year ended June 30, 2012 regarding assumptions underlying valuation of equity awards.

With respect to Mr. Fernandez, the amount relates to a grant of options on April 13, 2012 in connection with his election as Executive Chairman.

(4)

These amounts include the MIP annual incentive award paid in August 2012 with respect to fiscal 2012. We did not pay a MIP annual incentive award for fiscal 2011 because Sysco did not achieve the required performance levels. The amounts shown also include payments made in August 2012 for the three-year performance period ending in fiscal 2012 with respect to the cash performance unit grants previously made under our 2008 Cash Performance Unit Plan. The amounts shown also include payments made in August 2010 for the three-year performance period ending in fiscal 2010 with respect to the cash performance unit grants previously made under our 2004 Cash Performance Unit Plan. The cash performance unit grants for the three-year performance period ending in fiscal 2011 expired unpaid because the performance criteria were not met.

(5)

The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect above-market interest on amounts in the EDCP (or with respect to Mr. Fernandez, the Directors Deferred Compensation Plan), and the actuarial increase in the present value of the named executive officers’ benefits under all pension plans established and maintained by Sysco, determined using interest rate and mortality rate assumptions consistent with those used in Sysco’s financial statements. The pension plan amounts, some of which may not be currently vested, include:

•

increase in pension plan value; and

•

increase in Supplemental Executive Retirement Plan, or SERP, value.

To the extent that the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the pension plan and the SERP was a decrease, this decrease is not included in the amounts shown in the column.

The following table shows, for each named executive officer, the change in the actuarial present value for each of the pension plan and the SERP and the above-market interest on amounts in the EDCP (or with respect to Mr. Fernandez, the Directors Deferred Compensation Plan) for fiscal 2012:

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Name	Change in Pension Plan Value	Change in SERP Value	Above-Market Interest on Deferred Compensation
DeLaney	$136,377	$1,775,522	$29,450
Kreidler	35,937	105,370	1,371
Fernandez	43,908	N/A	3,966
Green	126,860	1,293,095	0
Pulliam	145,575	2,023,420	32,372

(6)

Fiscal 2012 amounts include the following:

a.

a deferred match payment of $6,030 for Mr. Kreidler, being 15% of the first 20% of the annual incentive bonus which he elected to defer under the Executive Deferred Compensation Plan, respectively (the terms of this plan are described in more detail under “Executive Deferred Compensation Plan”);

b.

the full amount paid for life insurance coverage for each individual (the excess coverage over the amounts paid for other employees is not determinable since the deductibles and coverages may be different);

c.

the amount of 401(k) Plan matching contributions paid in September 2012 with respect to the 2012 fiscal year; and

d.

the following perquisites and personal benefits (the aggregate value of all perquisites and personal benefits received by each named executive officer in fiscal 2012 was less than $10,000):

•

the amount paid for accidental death and dismemberment insurance coverage;

•

the amount paid for long-term care insurance;

•

the amount reimbursed to the individual for annual medical exams;

•

the amounts paid for long-term disability coverage under the company’s disability income plan;

•

payment of fees by Sysco related to the preparation of foreign tax returns required to be filed by the executive for attendance at meetings or other travel related to Sysco business in foreign jurisdictions;

•

the amount paid for spousal travel in connection with business events, which amounts reflect only commercial travel; no incremental costs were incurred in connection with travel of spouses on the company plane with executive officers to and from business events;

•

the estimated amount paid for spousal meals in connection with business events; and

•

with respect to Mr. Green, reimbursement of $205,824 for certain expenses in connection with his move to Houston, Texas.

Except for the reimbursement of relocation expenses incurred by Mr. Green, no named executive officer received any single perquisite or personal benefit with respect to fiscal 2012 with a value greater than $25,000 and no named executive officer received any other item of compensation with respect to fiscal 2012 required to be disclosed in this column with a value of $10,000 or more.

(7)

Compensation for Mr. Fernandez is provided only for fiscal 2012 because he was not a named executive officer in fiscal 2011 or fiscal 2010. Fiscal 2012 salary for Mr. Fernandez includes $425,000 in fees earned as a non-employee director prior to his election as Executive Chairman in April 2012 and $190,385 in pro-rated salary received as Executive Chairman after his election as Executive Chairman. The amount of $425,000 in fees earned as a non-employee director prior to his election as Executive Chairman in April 2012, includes retainer fees paid in cash and any retainer fees for which Mr. Fernandez elected to receive shares of Sysco common stock in lieu of cash and fees for the fourth quarter of fiscal 2012 that were paid at the beginning of fiscal 2013. Although we credit shares to a director’s account each quarter, the elected shares are not actually issued until the end of the calendar year unless the director’s service as a member of the Board of Directors terminates. The number of shares of stock actually credited to Mr. Fernandez’s account in lieu of cash during fiscal 2012, excluding match shares, which are reported in the column titled “stock awards,” was 1,746 shares. Directors may choose to defer receipt of the elected shares described in this footnote under the Sysco Corporation 2009 Board of Directors Stock Deferral Plan. The number of elected shares of stock deferred by Mr. Fernandez during fiscal 2012 (which are included in the elected shares described above) was 1,746 shares. To the extent cash dividends are paid on our common stock, Mr. Fernandez also received the equivalent amount of the cash dividend credited to his account, in stock units, with respect to all elected shares that are deferred. Because Mr. Fernandez chose to defer the receipt of the shares, they will be credited to his account and issued in accordance with his deferral election and the terms of the DSDP.

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Grants of Plan-Based Awards

The following table provides information on CPU grants, annual incentive award opportunities under the MIP, stock options, restricted stock and restricted stock units granted during fiscal 2012 to each of the named executive officers.

Name	Grant Date		Number of Shares, Units or Other Rights	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	All Other Option Awards: Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Market Price on the Date Of Grant($)	Grant Date Fair Value of Stock and Option Awards($)(4)
				Threshold($)	Target($)	Maximum($)
DeLaney	11/15/11	(5)	1,725,000	$862,500	$1,725,000	$2,587,500
	11/15/11							862,500	$27.65	$27.84	$3,165,375
	11/15/11						62,185				1,719,403
	8/26/11	(6)		862,500	1,725,000	2,587,500
Kreidler	11/15/11	(5)	525,000	262,500	525,000	787,500
	11/15/11							262,500	$27.65	$27.84	963,375
	11/15/11						18,926				523,297
	8/26/11	(6)		300,000	600,000	900,000
Fernandez	11/15/11						5,787				160,010
	4/13/12						84,918				2,500,000
	4/13/12							625,000	$29.44	$29.31	2,425,000
Green	11/15/11	(5)	528,125	264,063	528,125	792,188
	11/15/11							264,063	$27.65	$27.84	969,109
	11/15/11						19,038				526,412
	8/26/11	(6)		406,250	812,500	1,218,750
Pulliam	11/15/11	(5)	487,500	243,750	487,500	731,250
	11/15/11							243,750	$27.65	$27.84	894,563
	11/15/11						17,574				485,918
	8/26/11	(6)		375,000	750,000	1,125,000

(1)

With respect to Messrs. DeLaney, Kreidler, Green and Pulliam, we granted the restricted stock units under the 2007 Stock Incentive Plan and they vest one-third per year for three years beginning on the first anniversary of the grant date. With respect to Mr. Fernandez, we also granted the restricted stock units under the 2007 Stock Incentive Plan, and they vest one-third per year for three years beginning on the first anniversary of the grant date. Vesting of the restricted stock units granted to each named executive officer is contingent upon executive’s continued service with the company, except that the restricted stock units will remain in effect and continue to vest according to the vesting schedule upon executive’s termination of employment due to retirement in good standing or disability. Currently, only Messrs. DeLaney, Pulliam, and Fernandez are eligible to retire. Additionally, the restricted stock units will vest immediately upon executive’s death or a change in control of the company. In addition, other than with respect to Mr. Fernandez’ April 2012 RSU grant, the executive will forfeit all of his unvested restricted stock units if the Committee finds by a majority vote that, either before or after termination of his employment, he:

•

committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his employment and by any such act, damaged us or our subsidiaries;

•

disclosed our trade secrets; or

•

participated, engaged or had a financial or other interest in any commercial venture in the United States competitive with our business in violation of our Code of Conduct or that would have violated our Code of Conduct had he been an employee when he engaged in the prohibited activity.

Mr. Fernandez also received a grant of restricted stock under the 2009 Non-Employee Directors Stock Plan on November 15, 2011 that vests in full on the first anniversary of the grant date. Mr. Fernandez will forfeit the award if he ceases to serve as a director of Sysco, unless he leaves the Board after serving out his term. The restricted stock will automatically vest upon his death.

(2)

With respect to Messrs. DeLaney, Kreidler, Green and Pulliam, we granted the options under the 2007 Stock Incentive Plan, and they vest 20% per year for five years beginning on the first anniversary of the grant date. With respect to Mr. Fernandez, we also granted the options under the 2007 Stock Incentive Plan, and they vest 1/3 per year beginning on the first anniversary of the grant date. If an executive retires in good standing or leaves our employment because of disability, his options will remain in effect, vest and be exercisable in accordance with their terms as if he had remained employed. If an executive dies during the term of his option, all unvested options will vest immediately and may be exercised by his estate at any time until the earlier to occur of three years after his death, or the option’s termination date. In addition, an executive will forfeit all of his unexercised options if the Committee finds by a majority vote that, either before or after termination of his employment, he:

•

committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his employment and by any such act, damaged us or our subsidiaries;

•

disclosed our trade secrets; or

•

participated, engaged or had a financial or other interest in any commercial venture in the United States competitive with our business in violation of our Code of Conduct or that would have violated our Code of Conduct had he been an employee when he engaged in the prohibited activity.

(3)

We granted all of these options under our 2007 Stock Incentive Plan, which directs that the exercise price of all options is the closing price of our stock on the New York Stock Exchange on the first business day prior to the grant date.

(4)

We determined the estimated grant date present value for the options issued on November 15, 2011 of $3.67 per share and the options issued on April 13, 2012 of $3.88 per share using a modified Black-Scholes pricing model. With respect to the November 2011 grants, we assumed a volatility of 23.40%, a 1.04% risk-free rate of return, a dividend yield at the date of grant of 3.67% and a 5.4-year expected option life when applying the model. With respect to the April 2012 grants, we assumed a volatility of 23.4%, a 1.0% risk-free rate of return, a dividend yield at the date of grant of 3.67% and a 5.4-year expected option life when applying the model. We did not assume any option exercises or risk of forfeiture during the expected option life in determining the valuation of the option awards. Had we done so, such assumptions could have reduced the reported grant date value. The actual value, if any, an executive may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance that the value realized, if any, will be at or near the value estimated by the modified Black-Scholes model.

We valued the restricted stock units granted on November 15, 2011 at $27.65 per share and the restricted stock units granted on April 13, 2012 at $29.44, being the closing price of our common stock on the first business day prior to each respective grant date.

We valued the restricted stock granted on November 15, 2011 at $27.65 per share, being the closing price of our common stock on the first business day prior to the grant date.

(5)

These amounts relate to cash performance units with a three-year performance period that we granted in November 2011 under our 2008 Cash Performance Unit Plan.

(6)

These amounts relate to MIP annual incentive award agreements made in August 2011 with respect to fiscal 2012. In approving the MIP agreements for fiscal 2012, the Committee targeted each named executive officer’s MIP bonus at the following percentages of base salary: 150% for Mr. DeLaney, 125% for Messrs. Green and Pulliam and 100% for Mr. Kreidler.

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Cash Performance Unit Plan

The 2008 Cash Performance Unit Plan provides certain key employees, including the named executive officers, the opportunity to earn cash incentive payments based on pre-established performance criteria over performance periods of at least three years. We refer to these units as “CPUs.” The Committee currently makes grants annually for performance periods ending at the end of the third fiscal year, including the year of grant. The Plan provides that, in the event of the death of a participant, payments are determined using Sysco’s performance for the entire three-year performance period. Payments following a change of control are based on target performance values. With respect to participants whose employment terminates due to retirement or death, such individuals will receive a pro-rata payment based upon the number of years during which the participant was actively employed during the relevant performance period. Beginning with the grants made in fiscal 2010, the Committee began the practice of setting the performance goals for the awards during the first ninety days of the fiscal year and granting individual awards at its meeting the following November. The plan will expire on November 30, 2014, unless sooner terminated by the Board.

Under the plan, the Committee may select performance goals from those specified in the plan, based on the performance of Sysco generally or on the performance of subsidiaries or divisions. With respect to the grants in fiscal 2010 that we paid in August 2012 and the grants in fiscal 2011, the Committee set performance criteria based on the average increases in Sysco’s earnings per share and sales over the performance periods. With respect to the grants in fiscal 2012, the Committee set the performance criteria based on total shareholder return, as described below. In addition to the awards that we granted to the named executives that were received in fiscal 2010 and that we paid to them in August 2012, as discussed in footnote (4) to the Summary Compensation Table, as of September 17, 2012, the named executives held cash performance unit grants in the amounts and for the performance periods set forth below:

Name	Fiscal Year in Which Granted	Target Value Per Unit	Number of Performance Units Held	Performance Period	Payout Amount
					Minimum	Target	Maximum
DeLaney	2012	$1	1,725,000	7/3/2011- 6/28/2014	$ 862,500	$1,725,000	$2,587,500
	2011	$1	1,250,000	7/4/2010- 6/29/2013	312,500	1,250,000	1,875,000
Kreidler	2012	$1	525,000	7/3/2011- 6/28/2014	262,500	525,000	787,500
	2011	$1	393,750	7/4/2010- 6/29/2013	98,438	393,750	590,625
Green	2012	$1	528,125	7/3/2011- 6/28/2014	264,063	528,125	792,188
	2011	$1	412,500	7/4/2010- 6/29/2013	103,125	412,500	618,750
Pulliam	2012	$1	487,500	7/3/2011- 6/28/2014	243,750	487,500	731,250
	2011	$1	412,500	7/4/2010- 6/29/2013	103,125	412,500	618,750

Mr. Fernandez does not currently hold any cash performance units, and he is currently not eligible to participate in the Cash Performance Unit Plan.

Following the conclusion of each three-year performance period, if we meet the relevant performance criteria, we will pay each named executive an amount obtained by multiplying the number of performance units that the executive received by the value assigned to each unit and then multiplying the resulting product by a specified percentage. Each CPU is assigned a value of $1.00 per unit.

The CPU grants that we made in fiscal 2011, as well as those that we made in fiscal 2010 and paid in August 2012, contained a sliding scale for each component for the performance periods as follows:

•

one-half of the payout was based on average growth in diluted earnings per share; and

•

one-half of the payout was based on average increase in sales.

All of these performance measures relate to performance for completed fiscal years. For period to period comparisons, we compare results in accordance with generally accepted accounting principles applied on a consistent basis, and we adjust them for any fiscal year containing 53 weeks. Samples of the payment criteria and payout percentages for the awards granted in fiscal 2011, as well as those granted in fiscal 2010 and paid in August 2012, including the threshold, target and maximum payment criteria and payout percentages for each component are set forth below. The amounts shown reflect a simplified grid of payment criteria and payout amounts; they do not include incremental criteria and payouts between the amounts shown. Between the levels shown in the table, the payout percentage increase incrementally, approximately in proportion to increases in the criteria. The minimum percentage payout would be 25% if only one of the performance criteria is satisfied at the minimum level and the maximum percentage payout would be 150% if the maximum levels for both criteria are satisfied. Our adjusted sales growth over the three-year performance period ended on June 30, 2012 was 4.85% and our average growth in adjusted fully diluted earnings per share over the performance period was 2.54%, which resulted in a CPU payout of $12.04 per unit in August 2012. See Annex I for a reconciliation of these adjusted measures to the comparable GAAP measures.

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Fiscal Years	Part 1 — Growth in Earnings Per Share
	Minimum		Target		Maximum
2011-2013	6%	7.5%	9%	10.5%	12	% and up
2010-2012 (paid August 2012)	6%	7.5%	9%	10.5%	12	% and up
Applicable Payout	25%	37.5%	50%	62.5%	75%

PLUS

Fiscal Years	Part 2 — Growth in Sales
	Minimum		Target		Maximum
2011-2013	4%	5%	6%	7%	8	% and up
2010-2012	4%	5%	6%	7%	8	% and up
Applicable Payout	25%	37.5%	50%	62.5%	75%

We will make all payments due with respect to the cash performance units in cash. No payments made under the Cash Performance Unit Plans to any named executive in any fiscal year may be higher than 1% of Sysco’s earnings before income taxes, as publicly disclosed in the “Consolidated Results of Operations” section of Sysco’s Annual Report on Form 10-K for the fiscal year ended immediately before the applicable payment date.

With respect to the CPUs granted in November 2011, the Committee replaced the previous performance criteria with a measure based on Sysco’s total shareholder return over the three fiscal year performance period including fiscal 2012, 2013 and 2014 relative to that of the S&P 500. Based upon where Sysco’s total shareholder return for that period falls relative to the other S&P 500 companies, CPUs are expected to pay at a rate from 50% to 150% of the aggregate value of the CPUs, which are valued at $1 per unit. In order to compute total shareholder return, the following sum is first calculated:

•

the closing price of a share of Sysco’s common stock, as reported on the New York Stock Exchange, on the day immediately preceding the last day of the three fiscal year performance period, plus,

•

the per share cash dividends paid on company common stock during the three fiscal year performance period, minus,

•

the closing price of a share of Sysco’s common stock, as reported on the New York Stock Exchange, on the day immediately preceding the first day of the three fiscal year performance period.

Total shareholder return is then computed as that sum divided by the closing price of a share of Sysco’s common stock, as reported on the New York Stock Exchange, on the day immediately preceding the first day of the three fiscal year performance period. The threshold payment level requires Sysco’s total shareholder return for the three fiscal year performance period to equal or exceed that of the 30th percentile of the S&P 500, the target payment level requires company performance to equal the 45th percentile, and the maximum payment level is expected to be reached at the 75th percentile, with graduated bonus levels in between the threshold and maximum levels. These grants are subject to Sysco’s clawback policies.

Benefits upon Termination or Change in Control under the Plan

If the executive’s employment terminates during a performance period because the executive leaves our employment due to disability, the executive will nonetheless receive the specified payment on the applicable payment date, as if he remained employed on that date. If the executive’s employment terminates during a performance period because the executive retires in good standing or due to the executive’s death, the executive will receive the specified payment on the applicable payment date, as if he remained employed on that date, reduced on a pro-rata basis based on the number of years during which the executive was actively employed during the applicable three-year performance period. The executive will get credit for a fiscal year if the executive was actively employed by Sysco at any time during a relevant fiscal year. If the executive’s employment terminates before the end of the performance period for any reason other than retirement in good standing, death or disability, we will cancel the executive’s performance units, and the executive will not receive any payments under the plan with respect to the cancelled performance units. The plan provides that if a change in control occurs during a performance period we will pay the executive the target amount payable under the plan for the executive’s performance units for that performance period, as if the target performance levels had been achieved. In such instances, the performance units awarded with respect to the performance period will be considered vested and payment will be made to the executive within 90 days after the date of the change in control.

Management Incentive Plan

Our 2009 Management Incentive Plan provides key executives, including the named executive officers other than Mr. Fernandez, with the opportunity to earn bonuses through the grant of annual performance-based incentive awards, payable in cash. Until the fiscal 2012 grants, the Committee generally made incentive awards under the plan in May or June prior to the beginning of the fiscal year to which they relate. Beginning with the fiscal 2012 grants, the Committee began granting annual incentive awards in the first quarter of the fiscal year to which the awards relate. We pay amounts owed under such awards in August following the conclusion of the fiscal year. Annual incentive opportunities awarded to corporate participants, including the named executive officers other than Mr. Fernandez, under the MIP may be based on any one or more of the following:

•

return on stockholders’ equity and increases in earnings per share;

•

return on capital and/or increases in pretax earnings of selected divisions or subsidiaries;

•

return on assets;

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•

total shareholder return;

•

improvements in certain financial measures (including working capital and the ratio of sales to net working capital);

•

general comparisons with other peer companies or industry groups or classifications; and

•

one or more specified Sysco, division or subsidiary performance factors described in the plan.

All of these performance measures relate to performance for completed fiscal years or multiple completed fiscal year periods. For period to period comparisons, we compare results in accordance with generally accepted accounting principles applied on a consistent basis, and we adjust them for any fiscal year containing 53 weeks. The Committee has the discretion to determine which performance factors will be used for a particular award and the relative weights of the factors. No named executive officer may receive an aggregate bonus for any given fiscal year under the MIP in excess of $10,000,000. The Committee will determine and pay all annual incentive awards within 90 days following the end of the fiscal year for which the award was earned.

The MIP allows for the Compensation Committee to make certain permissible deviations from GAAP standards and provides for permissible methods for modifying bonus formulas after the first 90 days of the applicable fiscal year in order to give the Compensation Committee additional flexibility in structuring performance metrics. Application of any permissible deviations from GAAP standard or changes to any performance metrics with respect to “covered employees” under Section 162(m) of the Internal Revenue Code, which includes each of the named executive officers except the CFO, is limited to circumstances where any deviations from GAAP are objectively determinable and the modification of performance metrics complies with the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code. The MIP also includes a provision implementing Sysco’s clawback policies. Beginning with the fiscal 2013 MIP grants, the Compensation Committee has implemented a bonus pool concept designed to overlay the MIP program and help to ensure income tax deductibility for purposes of Section 162(m).

Fiscal 2012 MIP Annual Incentive Awards

For the fiscal 2012 annual incentive awards made in August 2011, the Committee substantially changed the structure of the MIP, as discussed under “Compensation Discussion and Analysis — What We Paid and Why — Annual Incentive Award — Detailed Information — MIP Annual Incentive Award for Fiscal 2012.” With the exception of Mr. DeLaney (and Mr. Fernandez, who does not participate in the MIP), the named executive officers could have earned a fiscal 2012 annual incentive award equal to the sum of the following:

•

between 25% and 75% of target (50% of the total possible MIP annual incentive award) determined based on the percentage increase in adjusted diluted earnings per share for fiscal 2012 as compared to fiscal 2011;

•

between 15% and 45% of target (30% of the total possible MIP annual incentive award) determined based on the percentage increase in adjusted sales for fiscal 2012 as compared to fiscal 2011; and

•

between 10% and 30% of target (20% of the total possible MIP annual incentive award) determined based on the return on invested capital for fiscal 2012. Return on invested capital is computed by dividing the company’s adjusted net after-tax earnings for fiscal 2012 by the company’s adjusted total invested capital for that year. Adjusted total invested capital is computed as the sum of:

–

Adjusted stockholder’s equity, computed as the average of adjusted stockholders’ equity at the beginning of the year and at the end of each fiscal quarter during the year; and

–

Adjusted long-term debt, computed as the average of the adjusted long-term debt at the beginning of the year and at the end of each fiscal quarter during the year.

We refer to this calculation as the Business Performance Factor.

The calculation of the adjusted results with respect to each of the performance measures excluded from each of these measures the following items, the returns from which were generally expected to be outside fiscal 2012: expenditures relating to Sysco’s Business Transformation Project, the impact of major acquisitions and divestitures (those with a purchase price over $40 million), and any withdrawals by Sysco operating companies from multi-employer pension plans. The Compensation Committee was given the discretion to include certain of these excluded items, but only if such inclusion would not cause a named executive officer’s MIP bonus to become non-deductible for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code. When determining the sales growth over the prior year, the Committee excluded sales of $38.7 million resulting from the only acquistion in fiscal 2012 with a purchase price over $40 million.

These three performance measures were independent of each other, and one portion of the incentive award could be earned even if the threshold level of one or both of the other measures was not achieved. If the threshold requirements for one or more of the bonus measures were not met, those portions of the incentive award would not be paid.

Mr. DeLaney’s fiscal 2012 annual incentive award was subject to a maximum amount that was equal to 110% of the award he would have received based solely on the initial Business Performance Factor. Mr. DeLaney’s fiscal 2012 annual incentive award was initially calculated as equal to the maximum amount. The actual Business Performance Factor used to determine Mr. DeLaney’s award was subject to further review by the Compensation Committee, which could have resulted in an adjustment to the Business Performance Factor as described below.

The Committee also reviewed Mr. DeLaney’s performance with respect to the following non-financial performance goals:

•

Continue to Effectively Carry Out Implementation of Business Transformation Initiative;

•

Further Improve Customer Retention;

•

Successfully Execute Board Approved Strategic Acquisitions;

•

Communicate Broadly the Strategic Direction of the Corporation to All Key Stakeholders; and

•

Make Continued Strides Toward Implementing an Effective Human Capital Plan.

The Committee had the discretion to adjust Mr. DeLaney’s Award payout based on his performance with respect to these goals. If Mr. DeLaney’s performance with respect to the above non-financial performance goals had met the target levels established by the Committee, Mr. DeLaney’s 2012 Award for FY12 Performance would have equaled 100% of the annual incentive award determined by using the initial, unadjusted Business Performance Factor. If Mr. DeLaney’s performance with respect to the above goals had exceeded the target levels established by the Committee, Mr. DeLaney’s 2012 Award for FY12 Performance would have equaled between 100% and 110% of the annual incentive award determined by using the initial, unadjusted Business Performance Factor. If Mr. DeLaney’s performance was below the target levels of performance established by the Committee, Mr. DeLaney’s 2012 Award for FY12 Performance would have equaled between 80% and 100% of the annual incentive award determined by using the initial, unadjusted Business Performance Factor. In no event could Mr. DeLaney’s fiscal 2012 MIP annual incentive award have exceeded the maximum bonus amount. For the reasons discussed in “Compensation Discussion and Analysis - What We Paid and Why - Annual Incentive Award - Analysis”, the Committee adjusted the Business Performance Factor and awarded Mr. DeLaney a 2012 MIP annual incentive award equal to 96% of the annual incentive award that would have been paid using the initial, unadjusted Business Performance Factor, or 32.2% of target.

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In approving the agreements for fiscal 2012, the Committee targeted each named executive officer’s MIP annual incentive award at the following percentages of base salary: 150% for Mr. DeLaney, 125% for Messrs. Green and Pulliam and 100% for Mr. Kreidler. The fiscal 2012 annual incentive awards were also subject to clawback provisions that provide that, subject to applicable governing law, all or a portion of the annual incentive award paid pursuant to the 2012 awards may be recovered by Sysco if there is a restatement of our financial results, other than a restatement due to a change in accounting policy, within 36 months of the payment of the award and the restatement would result in the payment of a reduced award if the award was recalculated using the restated financial results. The Committee has the sole discretion to determine the form and timing of the repayment.

Calculating the Business Performance Factor
Performance Metric(1)	Potential Payout	Weighting	x	2012 Performance	=	Payout
Adjusted Fully Diluted Earnings Per Share	0% - 150%	50%		0%		0.0%
Sales	0% - 150%	30%		112%		33.5%
ROIC(2)	0% - 150%	20%		0%		0.0%
TOTAL	0% - 150%	100%				33.5%

(1)

The calculation of the adjusted results with respect to each of the performance metrics excluded from each measure the following items, the financial returns from which we expected to be outside fiscal 2012: expenditures relating to Sysco’s Business Transformation Project, the impact of major acquisitions and divestitures, and withdrawals by Sysco operating companies from multi-employer pension plans. The Compensation Committee had the discretion to include certain of these excluded items, but only if such inclusion would not have caused a named executive officer’s MIP bonus to become non-deductible for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code, but did not choose to do so.

(2)

ROIC is calculated as is computed by dividing the company’s adjusted net after-tax earnings for fiscal 2012 by the company’s adjusted total invested capital for that year. Adjusted total invested capital is computed as the sum of (i) adjusted stockholder’s equity, computed as the average of adjusted stockholders’ equity at the beginning of the year and at the end of each fiscal quarter during the year; and (ii) adjusted long-term debt, computed as the average of the adjusted long-term debt at the beginning of the year and at the end of each fiscal quarter during the year.

Summary of Payments
NEO(1)	Base Salary	x	Target %	x	Business Performance Factor		=	Award for FY12 Performance
DeLaney	$1,150,000		150%		32.2	%(2)		$554,760
Kreidler	$600,000		100%		33.5%			$201,000
Pulliam	$600,000		125%		33.5%			$251,250
Green	$650,000		125%		33.5%			$272,188

(1)

The Executive Chairman is not included. See “—Compensation of Executive Chairman.

(2)

The Committee had the discretion to adjust Mr. DeLaney’s Annual Incentive Award pursuant to his strategic business objectives, as described below.

The fiscal year 2012 program provided for minimum bonus payouts upon increases in adjusted diluted earnings per share of at least 4%, increases in adjusted sales of at least 4% and an adjusted return on invested capital of at least 17.3%. Because Sysco did not meet the minimum levels of adjusted diluted earnings per share and adjusted return on invested capital, we did not pay a bonus with respect to those performance measures. Based on Sysco’s achieving approximately a 7.7% increase in adjusted sales (which corresponded to a 7.8% GAAP sales increase), we paid a fiscal 2012 MIP annual incentive award of approximately 33.5% of target.

The various levels of performance to reach threshold, target and maximum payouts are described in the table below.

	MIP Annual Incentive Award Targets - Fiscal 2012
	Sales Growth	Adjusted Fully Diluted Earnings Per Share Growth	Return on Invested Capital
Threshold	4.0%	4.0%	17.3%
Target	7.0%	7.5%	17.8%
Maximum	10.0%	11.0%	18.3%

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Fiscal 2013 MIP Awards

In approving the annual incentive award opportunity for fiscal 2013, the Committee provided for:

•

Each named executive officer’s MIP bonus to be targeted at the following percentages of base salary: 150% for Mr. DeLaney, 125% for Messrs. Green and Pulliam and 100% for Mr. Kreidler;

•

Three bonus measures under the 2013 MIP annual incentive award program that are independent of each other, whereby one portion of the award can be earned even if the threshold level of one or both of the other measures is not achieved; and

•

The same performance measures as were used in fiscal 2012: adjusted sales, adjusted fully diluted earnings per share and adjusted return on invested capital calculated the same way as in 2012, with the same weighting for each performance measure as in fiscal 2012.

To align with the construct of the CEO’s award and performance assessment, the Committee also refined the MIP annual incentive award for the eligible NEOs by providing that the Committee may consider pre-established individual strategic business objectives to adjust any MIP incentive award based on factors determined by the Committee, including but not limited to, performance against financial strategic goals and the NEO’s personal performance. Based on the each NEO’s performance with respect to the pre-established objectives, the Committee may either increase the NEO’s bonus by up to 10% or decrease the NEO’s bonus by up to 20%, subject to the bonus pool maximum discussed below. The Committee will review each NEO’s performance against such goals and adjust the Business Performance Factorbonus accordingly. The Committee believes this will further promote the overall executive compensation pay philosophy to link executive pay to performance.

Limit on Fiscal 2013 maximum bonus payouts. In August 2012, the Committee further refined the MIP annual incentive awards for the NEOs, by establishing a bonus pool for fiscal year 2013 for certain “covered employees” of Sysco, as defined in Section 162(m) of the Internal Revenue Code (the “Code”) to help ensure compliance with the deductibility requirements of Section 162(m) of the Code, as well as for Mr. Kreidler. The bonus pool was set to be equal to two percent (2%) of Sysco’s net earnings for fiscal year 2013 and in no event can the sum of the individual percentages of the bonus pool granted to the participants in the pool exceed one hundred percent (100%). The maximum award for each Participant, expressed as a percentage of the Bonus Pool for the Program Year, is set forth below and in no event can it exceed the individual award maximum set forth in the plan document:

Participant’s Title	Percent of Bonus Pool Allocated to Participant
CEO	40%
CFO	15%
NEO 3	15%
NEO 4	15%
NEO 5	15%

The bonus pool serves only to provide a ceiling on the maximum bonus amount that any NEO may receive, and the actual bonus paid to each NEO will be determined pursuant to the fiscal 2013 incentive award opportunity described above.

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Arrangements with the Executive Chairman

In April 2012, Mr. Fernandez was elected as the Executive Chairman of Sysco’s Board of Directors. In conjunction with his election to this position, Sysco agreed to pay Mr. Fernandez an annual base salary of $900,000 per year. He also received an equity grant of stock options to purchase 625,000 shares of Sysco common stock at a price of $29.44 and an equity grant of 84,918 restricted stock units. Both equity grants were made pursuant to the Sysco’s stockholder-approved equity incentive plans and are described further above in the footnotes to the Summary Compensation Table and the Grants of Plan-Based Awards Table. Sysco also agreed to reimburse Mr. Fernandez for travel expenses, including the necessary housing, transportation and other expenses to support his travel and stays in Houston in accordance with the performance of his job duties.

Outstanding Equity Awards at Fiscal Year-End

While the 2007 Stock Incentive Plan, and its predecessor, the 2004 Stock Option Plan, allow for options to vest and become exercisable in no more than one-third increments each year, option grants under the plans to the named executive officers other than Mr. Fernandez have generally vested and become exercisable in five equal annual installments beginning one year after the grant date to create a long-term incentive for the executives. The Committee will at times, however, grant options that vest one-third per year beginning on the first anniversary of grant, as it did with the April 2012 grant to Mr. Fernandez upon his election to Executive Chairman. The restricted stock units that have been granted pursuant to the 2007 Stock Incentive Plan vest one-third per year over three years. The 2007 Stock Incentive Plan allows the Committee the discretion to grant stock options, restricted stock, and restricted stock units, as well as other stock-based awards. See “Director Compensation – 2009 Non-Employee Directors Stock Plan” for a description the terms of the outstanding equity awards received by Mr. Fernandez prior to his election as Executive Chairman in April 2012.

According to the terms of the 2004 and 2007 Plans and the 2009 Non-Employee Director Stock Plan, the exercise price of options may not be less than the fair market value on the date of the grant, which is defined in our plans as the closing price of our common stock on the New York Stock Exchange on the business day preceding the grant date. Our stock plans specifically prohibit repricing of outstanding grants without stockholder approval. The Committee now grants all of our stock options and restricted stock units pursuant to our equity grant guidelines. Pursuant to our equity grant guidelines in effect prior to August 2011, the Committee generally made option and restricted stock unit grants on the second Tuesday in November each year, a date when we were typically in a trading “window” under our Policy on Trading in Company Securities. In August 2011, the Committee revised our equity grant guidelines to provide that grants may be made during any open trading windows pursuant to our Policy on Trading in Company Securities, subject to certain conditions and qualifications. The guidelines provide that the Committee should generally make equity grants at a point in time when we have publicly disseminated all material information likely to affect the trading price of Sysco’s common stock. Under the guidelines, the Committee will generally not make grants during a period preceding an anticipated event that is likely to cause a substantial increase or a substantial decrease in the trading price of Sysco’s common stock, such as an earnings release. If we have grants scheduled to occur when Sysco is in possession of material non-public information, then:

•

management must inform the Committee or the Board of Directors, as the case may be, of all material information in its possession regarding Sysco; and

•

if, in the Committee’s or Board’s judgment, such information is reasonably likely to affect the trading price of Sysco’s common stock, then due consideration should be given to the number and exercise price of options and the number of any equity grants that may be granted in light of such material non-public information.

The following table provides information on each named executive officer’s stock option, restricted stock and restricted stock unit grants outstanding as of June 30, 2012.

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Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards						Stock Awards
	Date Granted	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
DeLaney	November 2011	—	—		—	—	62,185	(11)	$1,853,735
	November 2011	—	862,500	(12)	$27.65	11/14/2018
	November 2010	—	—		—	—	28,867	(2)	860,515
	November 2010	100,000	400,000	(3)	28.87	11/10/2017	—		—
	November 2009	—	—		—	—	10,700	(4)	318,967
	November 2009	140,800	211,200	(5)	27.44	11/9/2016	—		—
	February 2009	193,200	128,800	(6)	23.36	2/10/2016	—		—
	November 2008	75,000	50,000	(7)	24.99	11/10/2015	—		—
	November 2007	58,400	14,600	(8)	33.39	11/12/2014	—		—
	September 2006	14,500	—		31.70	9/6/2013	—		—
	September 2005	12,600	—		33.01	9/7/2012	—		—
	September 2003	12,500	—		31.75	9/10/2013	—		—
	September 2002	30,000	—		30.57	9/11/2012	—		—
Kreidler	November 2011	—	—		—	—	18,926	(11)	564,184
	November 2011	—	262,500	(12)	27.65	11/14/2018	—		—
	November 2010	—	—		—	—	9,133	(2)	272,255
	November 2010	31,500	126,000	(3)	28.87	11/10/2017	—		—
	November 2009	—	—		—	—	3,668	(4)	109,343
	November 2009	48,000	72,000	(5)	27.44	11/9/2016	—		—
	October 2009	—	—		—	—	1,666	(9)	49,663
	October 2009	30,000	45,000	(10)	24.38	10/5/2016	—		—
Fernandez	April 2012	—	—		—	—	84,918	(13)	2,531,405
	April 2012	625,000	625,000	(14)	29.44	4/12/2019
	November 2011	—	—		—	—	5,787	(15)	172,510
	November 2009	—	—		—	—	1,943	(16)	57,921
	November 2006	3,500	—		34.99	11/9/2013
Green	November 2011	—	—		—	—	19,038	(11)	567,523
	November 2011	—	264,063	(12)	27.65	11/14/2018	—		—
	November 2010	—	—		—	—	9,533	(2)	284,179
	November 2010	33,000	132,000	(3)	28.87	11/10/2017	—		—
	November 2009	—	—		—	—	4,068	(4)	121,267
	November 2009	53,400	80,100	(5)	27.44	11/9/2016	—		—
	November 2008	60,000	40,000	(7)	24.99	11/10/2015	—		—
	November 2007	31,200	7,800	(8)	33.39	11/12/2014	—		—
	September 2006	39,000	—		31.70	9/6/2013	—		—
	September 2005	39,000	—		33.01	9/7/2012	—		—
	September 2003	20,000	—		31.75	9/10/2013	—		—
	September 2002	22,000	—		30.57	9/11/2012	—		—
Pulliam	November 2011	—	—		—	—	17,574	(11)	523,881
	November 2011	—	243,750	(12)	27.65	11/14/2018	—		—
	November 2010	—	—		—	—	9,533	(2)	284,189
	November 2010	33,000	132,000	(3)	28.87	11/10/2017	—		—
	November 2009	—	—		—	—	4,368	(4)	130,210
	November 2009	57,400	86,100	(5)	27.44	11/9/2016	—		—
	November 2008	60,000	40,000	(7)	24.99	11/10/2015	—		—
	November 2007	58,400	14,600	(8)	33.39	11/12/2014	—		—
	September 2006	73,000	—		31.70	9/6/2013	—		—
	September 2005	73,000	—		33.01	9/7/2012	—		—
	September 2003	45,000	—		31.75	9/10/2013	—		—
	September 2002	50,000	—		30.57	9/11/2012	—		—

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(1)

The aggregate dollar value is calculated using the closing price of our common stock on June 29, 2012 of $29.81.

(2)

These restricted stock units vest in equal portions on November 11 of 2012 and 2013 and may be settled solely by delivery of an equal number of shares of Sysco common stock. Vesting is contingent upon executive’s continued service with the company, except that the units will remain in effect and continue to vest according to the vesting schedule upon executive’s termination of employment due to retirement in good standing or disability. Additionally, the units will vest immediately upon executive’s death or a change in control of the company.

(3)

These options vest in equal portions on November 11 of 2012, 2013, 2014 and 2015.

(4)

These restricted stock units vest on November 10, 2012 and may be settled solely by delivery of an equal number of shares of Sysco common stock. Vesting is contingent upon executive’s continued service with the company, except that the units will remain in effect and continue to vest according to the vesting schedule upon executive’s termination of employment due to retirement in good standing or disability. Additionally, the units will vest immediately upon executive’s death or a change in control of the company.

(5)

These options vest in equal portions on November 10 of 2012, 2013 and 2014.

(6)

These options vest in equal portions on February 11 of 2013 and 2014.

(7)

These options vest in equal portions on November 11 of 2012 and 2013.

(8)

These options vest on November 13, 2012.

(9)

These restricted stock units vest on October 5, 2012 and may be settled solely by delivery of an equal number of shares of Sysco common stock. Vesting is contingent upon Mr. Kreidler’s continued service with the company, except that the units will vest immediately upon Mr. Kreidler’s retirement in good standing, death, disability, or a change in control of the company.

(10)

These options vest in equal portions on October 5 of 2012, 2013 and 2014.

(11)

These restricted stock units vest in equal portions on November 15 of 2012, 2013 and 2014 and may be settled solely by delivery of an equal number of shares of Sysco common stock. Vesting is contingent upon executive’s continued service with the company, except that the units will remain in effect and continue to vest according to the vesting schedule upon executive’s termination of employment due to retirement in good standing or disability. Additionally, the units will vest immediately upon executive’s death or a change in control of the company.

(12)

These options vest in equal portions on November 15 of 2012, 2013, 2014, 2015 and 2016.

(13)

These restricted stock units vest in equal portions on April 13 of 2013, 2014 and 2015 and may be settled solely by delivery of an equal number of shares of Sysco common stock. Vesting is contingent upon executive’s continued service with the company, except that the units will remain in effect and continue to vest according to the vesting schedule upon executive’s termination of employment due to retirement in good standing or disability. Additionally, the units will vest immediately upon executive’s death or a change in control of the company. Although they will vest as described above, the executive has elected that a portion of these units (5,435) will not be distributed until cessation of the executive’s board service.

(14)

These options vest in equal portions on April 13 of 2013, 2014 and 2015.

(15)

These restricted stock units vest on November 15, 2012 and may be settled solely by delivery of an equal number of shares of Sysco common stock. Generally, if the director ceases to serve as a director of Sysco, he or she will forfeit all the unvested restricted stock and restricted stock units that he or she holds. However, if the director leaves the board after serving out his or her term, or for any reason after reaching age 71, his or her restricted stock and restricted stock units will remain in effect and continue to vest as if the director had remained a director of Sysco. Additionally, the restricted stock units will vest immediately upon the director’s death or a change in control of the company. Although they will vest as described above, the director has elected that a portion of these units (2,893.50) will not be distributed until cessation of the director’s board service.

(16)

These restricted stock units vest on November 10, 2012 and may be settled solely by delivery of an equal number of shares of Sysco common stock. Generally, if the director ceases to serve as a director of Sysco, he or she will forfeit all the unvested restricted stock and restricted stock units that he or she holds. However, if the director leaves the board after serving out his or her term, or for any reason after reaching age 71, his or her restricted stock and restricted stock units will remain in effect and continue to vest as if the director had remained a director of Sysco. Additionally, the restricted stock units will vest immediately upon the director’s death or a change in control of the company.

Awards pursuant to the 2007 Stock Incentive Plan and the 2004 Stock Option Plan

All of the option awards listed above provide that if the executive’s employment terminates as a result of retirement in good standing or disability, the option will remain in effect, vest and be exercisable in accordance with its terms as if the executive remained an employee of Sysco. All unvested options will vest immediately upon the executive’s death. Furthermore, the options provide that the executive’s estate or designees may exercise the options at any time within three years after his death for grants made in 2005 and later and within one year after his death for grants made prior to 2005, but in no event later than the original termination date.

All of the options above provide for the vesting of unvested options upon a change in control. In addition, grants made in 2005 and later provide that if the named executive’s employment is terminated other than for cause, during the 24 month period following a change in control, the outstanding options under the plans will be exercisable to the extent the options were exercisable as of the date of termination for 24 months after employment termination or until the expiration of the stated term of the option, whichever period is shorter.

Awards pursuant to the 2009 Non-Employee Director Stock Plan

As noted above, the equity awards granted to Mr. Fernandez prior to April 2012 were made to him in his capacity as a non-employee director of Sysco pursuant to the 2009 Non-Employee Director Stock Plan. See “Director Compensation – 2009 Non-Employee Directors Stock Plan” for a description the terms of these outstanding equity awards.

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Option Exercises and Stock Vested

The following table provides information with respect to aggregate option exercises and the vesting of stock awards during the last fiscal year for each of the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
DeLaney	0	$-	25,133	$692,391
Kreidler	0	-	9,900	269,326
Fernandez	0	-	7,487	206,319
Green	0	-	8,833	243,323
Pulliam	0	-	9,133	251,569

(1)

We computed the value realized upon vesting by multiplying the number of shares of stock that vested by the closing price of Sysco’s common stock on the first business day preceding the vesting date.

Pension Benefits

Sysco maintains two defined benefit plans. One is the Sysco Corporation Retirement Plan, or pension plan, which is intended to be a tax-qualified plan under the Internal Revenue Code. The second is the Sysco Corporation Supplemental Executive Retirement Plan, or SERP, which is not a tax-qualified plan. The pension plan will cease all non-union participant accruals effective December 31, 2012 and non-union employees will no longer earn additional retirement benefits under the pension plan. As of January 1, 2013, the broad-based tax-qualified Sysco Corporation Savings Plan (401(k) plan) will be enhanced to provide a higher benefit going forward. While these changes will potentially impact the actual SERP benefit for an executive who terminates in calendar 2013 or later, the changes do not impact the benefit that has been earned through fiscal year 2012, reported in the table below. The following table shows the years of credited service for benefit accrual purposes and the present value of the accrued benefits for each of the named executive officers under each of the pension plan and SERP as of June 30, 2012. Mr. Fernandez is not a participant in the SERP and, as such, has no accruals in the plan. No named executive officer received payments under either defined benefit plan during the last fiscal year.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit
DeLaney	Pension Plan	23.333	$504,481
	SERP	23.333	5,830,252
Kreidler	Pension Plan	2.667	72,445
	SERP	2.667	105,370
Green	Pension Plan	21.333	419,513
	SERP	21.333	6,801,094
Pulliam	Pension Plan	25.083	538,292
	SERP	25.083	11,178,998
Fernandez	Pension Plan	0.167	43,908
	SERP	N/A	N/A

We will pay the pension plan benefits in the form of a life annuity with payments guaranteed for five years. As required by SEC rules, we calculated the participating officers’ accrued benefits under the pension plan by assuming that the named executives will remain in service with the company until age 65, which is the earliest age at which the named executive officers can retire without any reduction in benefits.

For the SERP, we calculated the participating officers’ accrued benefits by assuming that the named executives will remain in service with Sysco until they become 100% vested in their SERP benefits, which is the earliest age they could retire without any reduction in SERP benefits. The 100% vesting date is at age 60.417 for Mr. DeLaney, age 63 for Mr. Kreidler, age 57 for Mr. Green and age 60 for Mr. Pulliam. These ages differ because SERP vesting is based on a combination of the participant’s age, Sysco service, and/or MIP service. Note that some of these ages may represent the executive’s current age as of the 2012 fiscal year-end due to prior attainment of their 100% vesting date. We pay SERP benefits as a joint life annuity, reducing to two-thirds upon the death of either the executive or his spouse, with the unreduced payment guaranteed for at least 10 years.

We calculated the present value of the accumulated pension plan and SERP benefits based on a 4.81% discount rate for the pension plan and a 4.89% discount rate for the SERP, with a post-retirement mortality assumption based on the RP2000 Combined Healthy table, gender distinct, projected to 2019, with scale AA.

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Following are the estimated accrued benefits earned through the fiscal year ending 2012 for the pension plan or SERP, as noted. These annual amounts would be payable at the earliest unreduced retirement age, as described above, if the named executive officer remains in the service of Sysco until such age. Projected benefits that may be earned due to pay and service after the fiscal year ended June 30, 2012 are not included in these estimates.

Name	Plan Name	Earliest Unreduced Retirement Age	Expected Years of Payments	Estimated Annual Benefit
DeLaney	Pension Plan	65	19.2	$62,038
	SERP	60.417	26.0	484,588
Kreidler	Pension Plan	65	19.2	12,922
	SERP	63	23.8	15,214
Green	Pension Plan	65	19.2	61,285
	SERP	57	28.9	539,237
Pulliam	Pension Plan	65	19.2	65,935
	SERP	60	26.3	902,602
Fernandez	Pension Plan	66.167	18.3	3,750

In addition to the above, the participating officers are entitled to a temporary social security bridge benefit commencing at their earliest unreduced retirement age until the earlier of death or age 62. The amount of this monthly benefit for each participating officer, based on the SERP early retirement assumptions above, is $1,846 for Mr. DeLaney, $0 for Mr. Kreidler, $1,479 for Mr. Green and $1,625 for Mr. Pulliam.

Pension Plan

The pension plan, which is intended to be tax-qualified, is funded through an irrevocable tax-exempt trust and covered approximately 28,000 eligible employees as of the end of fiscal 2012. In general, a participant’s accrued benefit is equal to 1.5% times the participant’s average monthly eligible earnings for each year or partial year of service with Sysco or a subsidiary. As previously noted above, beginning January 1, 2013, non-union employees will no longer earn additional retirement benefits under the pension plan, so earnings and service after December 31, 2012 will not be taken into account for determining non-union participants’ accrued benefits under the pension plan. The accrued benefit under the pension plan is expressed in the form of a monthly annuity for the participant’s life, beginning at age 65, the plan’s normal retirement age, and with payments guaranteed for five years. If the participant remains with Sysco until at least age 55 with 10 years of service, the participant is entitled to early retirement payments. In such case, we reduce the benefit 6.67% per year for the first 5 years prior to normal retirement age and an additional 3.33% per year for years prior to age 60. Employees vest in the pension plan after five years of service, and the amendment to freeze benefit accruals under the pension plan after December 31, 2012 will not impact service determination for vesting purposes.

Benefits provided under the pension plan are based on compensation up to a limit, which is $250,000 for calendar year 2012, under the Internal Revenue Code. In addition, annual benefits provided under the pension plan may not exceed a limit, which is $200,000 for calendar year 2012, under the Internal Revenue Code.

Elements Included in Benefit Formula — Compensation included in the pension plan’s benefit calculation is generally earned income excluding deferred bonuses.

Policy Regarding Extra Years of Credited Service — Generally, we do not credit service in the pension plan beyond the actual number of years an employee participates in the plan. We base the years of credited service for the named executive officers only on their service while eligible for participation in the plan.

Benefit Payment Options — Participants may choose their method of payment from several options, including a life annuity option, spousal joint and survivor annuity, Social Security leveling and life annuity options with minimum guaranteed terms. Only de minimis lump sums are available.

Supplemental Executive Retirement Plan

We offer supplemental retirement plans, including the SERP, to approximately 159 eligible executives to provide for retirement benefits beyond the amounts available under Sysco’s various broad-based US and Canadian pension plans. Each of the named executive officers other than Mr. Fernandez participates in the SERP. It is our intent that the SERP comply with Section 409A of the Internal Revenue Code in both form and operation. The SERP is an unsecured obligation of Sysco and is not qualified for tax purposes. In December 2008, the Board of Directors substantially revised the SERP to limit the class of employees eligible to participate in the SERP on or after June 28, 2008 and added an alternative MIP Retirement Program, which generally provides for lesser benefits than the SERP, for certain employees who would otherwise have participated in the SERP. None of the named executive officers participates in this alternative program. In May 2011, the SERP was amended in order to close the SERP to future participants.

The SERP is designed to provide, in combination with other retirement benefits, 50% of an executive’s final average compensation, provided an executive had at least 20 years of Sysco service, including service with an acquired company, and was 100% vested. “Other retirement benefits” include Social Security, benefits from the pension plan, and employer matching amounts under Sysco’s 401(k) plan and similar qualified plans of acquired companies. We reduce the gross accrued benefit of 50% of final average compensation by 5% per year for each year of Sysco service including service with an acquired company of less than 20 years. Employees are generally not eligible for benefits if they leave the company prior to age 55. Under the SERP, final average compensation is determined using the monthly average of a participant’s eligible earnings for the last 10 fiscal years prior to retirement, or the date he ceases to be covered under the SERP, if earlier. With respect to the determination of a participant’s accrued benefit as of June 28, 2008, as discussed below, final average compensation is determined using the monthly average of a participant’s eligible earnings for the highest 5 of the 10 fiscal years prior to retirement.

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Eligible earnings refers to compensation taken into account for SERP purposes. As discussed below, beginning with fiscal 2009, the portion of a participant’s MIP bonus counted as eligible earnings is capped at 150% of the participant’s rate of base salary as of the last day of the applicable fiscal year. Eligible earnings for fiscal years prior to fiscal 2009, including eligible earnings for purposes of determining a participant’s accrued benefit as of June 28, 2008, as discussed below, are not affected by this plan change. The definition of eligible earnings that places a cap on the MIP bonus for fiscal years after fiscal 2008 will be used in all benefit calculations except for certain death benefit calculations and a participant’s accrued benefit as of June 28, 2008, as discussed below.

A Sysco corporate officer will receive a SERP benefit equal to the greater of:

•

The accrued benefit determined as of the date service with Sysco ends; or

•

The accrued benefit determined as of June 28, 2008, but with vesting, the monthly benefit limit and eligibility for immediate benefit payments determined as of the date service with Sysco ends, using the following components:

–

average pay, based on the highest five fiscal years, which need not be successive, of eligible earnings in the ten fiscal year period ending June 28, 2008;

–

full years of service with Sysco, including service with companies acquired by Sysco, as of June 28, 2008; and

–

offsets as of June 28, 2008, with the standard adjustment to reflect the form and timing of the SERP benefit payments as of the date service with Sysco ends.

Under the SERP, Sysco has the ability to cause the forfeiture of any remaining SERP payments to a participant who was not discharged for “cause,” but who after his termination was determined by the Compensation Committee to have engaged in behavior while employed that would have constituted grounds for a discharge for “cause.” For this purpose, termination for “cause” includes termination for fraud or embezzlement. Sysco also has the ability to cause a forfeiture of any remaining SERP payments to a participant if the participant violates certain non-competition covenants. These non-competition covenants are applicable to the entire period over which any SERP benefits are to be paid.

Vesting in the SERP is based upon age and MIP participation service and/or Sysco service. Executives are 50% vested when they reach the earlier of age 60 with 10 years of Sysco service or age 55 with 15 years of MIP participation service. The vesting percentage increases with additional years of age and/or MIP participation service or Sysco service. An executive with at least 20 years of Sysco service (including service with companies acquired by Sysco) can retire with unreduced benefits when 100% vested. The executive generally becomes 100% vested on the earliest of:

•

age 65 if he has at least 10 years of Sysco service;

•

age 55 if he has at least 15 years of MIP service, but only if the sum of his age and MIP service is equal to or exceeds 80; and

•

age 62 if he has at least 25 years of Sysco service and at least 15 years of MIP service.

Upon the occurrence of a change in control, each named executive officer will become 100% vested in his SERP benefit accrued prior to the change in control. The executive will also be 100% vested in any SERP benefit that accrues after the date of the change in control. Notwithstanding this, the SERP contains cutback provisions that will reduce amounts payable to each named executive officer by the amount of any payments that cannot be deducted by Sysco under Section 280G of the Internal Revenue Code.

We pay the SERP benefit as a monthly life annuity with a guaranteed minimum period of 10 years if the participant is not married at the time payments commence. If the participant is married at the time payments commence, the participant and spouse are entitled to a monthly annuity for life with a guaranteed minimum period of 10 years, and generally, on the participant’s or spouse’s death, the survivor is entitled to receive a monthly annuity for life with each payment equal to two-thirds of each payment made to the couple. The benefit payable upon the death of a vested, terminated participant prior to age 55 reflects an actuarial reduction for the difference between age 55 and the executive’s age at death.

We provide a temporary Social Security bridge benefit to an executive commencing SERP benefits before age 62, payable until the earlier of age 62 or death.

Elements of Compensation included in Benefit Formula — Compensation generally includes base pay, the MIP bonus or any bonus paid in lieu of or as a substitute for the MIP bonus (although this is limited to 150% of the annual rate of base salary for fiscal 2009 and later years), the fiscal 2007 supplemental performance bonus, and stock matches under the 2005 Management Incentive Plan and predecessor plans with respect to fiscal 2005 and prior fiscal years.

Funding Status — Sysco’s obligations under the SERP are partially funded by a rabbi trust holding life insurance and an interest in certain real property occupied by Sysco. Sysco’s obligations under the SERP are maintained as a book reserve account. In the event of Sysco’s bankruptcy or insolvency, however, the life insurance, the real property interest, and any other assets held by the rabbi trust become subject to the claims of Sysco’s general creditors.

Policy with Regard to Extra Years of Credited Service — Generally, Sysco does not award extra years of credited service under the SERP. However, in certain cases, the company may accelerate vesting of a participant’s accrued benefit, or award additional Sysco service for purposes of determining the reduction applicable to the participant’s final average compensation. As of the date of this proxy statement, none of the named executive officers have been awarded additional credited service, or accelerated vesting of their accrued benefits under the SERP.

Lump Sum Availability — Retirement benefits may not be paid as a lump sum.

Monthly Payment Limit — The SERP benefit cannot exceed the participant’s vested percentage multiplied by the “monthly payment limit” in effect for the fiscal year of his retirement. The monthly payment limit for participants retiring in fiscal year 2012 was $196,221; for participants retiring in fiscal 2013, the monthly limit is $199,486. Each subsequent fiscal year, the limit will be adjusted for inflation.

Delay of Distributions to Named Executives — Distributions to a named executive officer upon the named executive officer’s “separation from service” as defined under Section 409A of the Internal Revenue Code will be delayed for a period of six months to the extent that making payments during such six-month period would violate Section 409A.

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Fiscal 2012 Nonqualified Deferred Compensation

The following table provides information regarding executive contributions and related company matches, earnings and account balances under the Executive Deferred Compensation Plan (EDCP) for each of the named executive officers other than Mr. Fernandez, who does not participate in the EDCP. The table also provides information regarding deferrals, earnings and account balances under the Directors Deferred Compensation Plan (DDCP) and Directors Stock Deferral Plan (DSDP) for Mr. Fernandez. No executive officer made any withdrawals or received any distributions with respect to fiscal 2012.

Name	Applicable Plan	Executive Contributions for Fiscal 2012 ($)(1)	Registrant Contributions for Fiscal 2012 ($)(2)	Aggregate Earnings in Fiscal 2012 ($)(3)	Aggregate Balance at June 30, 2012($)(4)
DeLaney	EDCP	$—	$—	$71,772	$1,192,436
Kreidler	EDCP	113,700	17,055	4,554	135,309
Fernandez	DDCP DSDP	— 314,886(5)	— —	10,663 11,036(6)	191,615 584,814(7)
Green	EDCP	—	—	—	—
Pulliam	EDCP	115,500	11,550	84,261	1,458,627

(1)

Amount shown with respect to the named executives other than Mr. Fernandez represents includes deferrals of a portion of the a discretionary bonus awarded during fiscal 2012 in August 2011 with respect to fiscal 2011, and a portion of an MIP annual incentive award paid in August 2012 with respect to fiscal 2012. This These amounts is are contained included in the Summary Compensation Table under the “Bonus” column for 2011, and the fiscal 2012 disclosure under the “Non-Equity Incentive Plan Compensation” column for 2012, respectively, of the Summary Compensation Table, as more specifically described in footnote 4 to the Table as follows: for Mr. Delaney: $0 for fiscal 2011 and $0 for fiscal 2012; for Mr. Kreidler: $73,500 for fiscal 2011 and $40,200 for fiscal 2012; for Mr. Green, $0 for fiscal 2011 and $0 for fiscal 2012; and for Mr. Pulliam, $115,500 for fiscal 2011 and $0 for fiscal 2012. The amounts shown with respect to the discretionary bonus awarded in August 2011 were previously reported in last year’s summary compensation table under the same column, for fiscal year 2011. Amounts shown for Mr. Fernandez are described in more detail below.

(2)

As discussed below, Sysco matches a portion of the annual incentive award deferred by an executive into the EDCP. Amount shown represents the Sysco match on the executive’s deferral of a portion of the 2011 and 2012 annual incentive awards. As noted above, this includes a discretionary bonus paid during fiscal 2012 in August 2011, and an MIP award paid for fiscal 2012 in August 2012. These match payments are included in the “All Other Compensation” column of the Summary Compensation Table, as follows: for Mr. DeLaney: $0 for 2011, and $0 for 2012; for Mr. Kreidler: $11,025 for fiscal 2011 and $6,030 for fiscal 2012; for Mr. Green, $0 for fiscal 2011 and $0 for fiscal 2012; and for Mr. Pulliam, $11,550 for fiscal 2011 and $0 for fiscal 2012. The amounts shown with respect to the discretionary bonus awarded in August 2011 were previously reported in last year’s summary compensation table under the same column, for fiscal year 2011. Neither the DDCP nor the DSDP, in which Mr. Fernandez was a participant during fiscal 2012, provides for a contribution by Sysco.

(3)

The above-market interest portion of these amounts is included in the fiscal 2012 disclosure under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table, in the following amounts: $29,450 for Mr. DeLaney, $1,371 for Mr. Kreidler, $32,372 for Mr. Pulliam and $3,966 for Mr. Fernandez.

(4)

A portion of the amounts disclosed in this column for Messrs. DeLaney and Pulliam have previously been reported in Summary Compensation Tables for previous years, including the following amounts: for Mr. DeLaney: $26,667 for fiscal 2011, $24,213 for fiscal 2010, $16,938 for fiscal 2009, and $451,522 for fiscal 2008; for Mr. Pulliam: $27,401 for fiscal 2011, $254,110 for fiscal 2010, $55,557 for fiscal 2009, $453,071 for fiscal 2008, and $22,638 for fiscal 2007.

(5)

The amount shown includes the deferral of restricted stock granted to Mr. Fernandez during his tenure as a non-employee director during fiscal 2012, “elected” and “match” shares credited to Mr. Fernandez with respect to Board retainer and non-executive chairman fees for services rendered during fiscal 2012, and plus the restricted stock units (RSUs) granted to Mr. Fernandez as of April 13, 2012. We valued all shares of stock and RSUs at the closing price of Sysco common stock on the business day prior the grant date. All of the amount shown is also included in the fiscal 2012 disclosure of the Summary Compensation Table, as follows: $74,874 in the “Salary” column and $240,011 in the “Stock Awards” column. See also footnotes 2 and 7 to the Summary Compensation Table.

(6)

The amount shown reflects additional shares credited to the account as a dividend equivalent, plus changes in stock price over the period.

(7)

The amount shown is the fair market value of shares held as of June 30, 2012, calculated based upon the closing price of Sysco common stock on June 29, 2012.

About the EDCP – Sysco maintains the EDCP to provide certain executives, including the named executives other than Mr. Fernandez, the opportunity to defer the receipt of a portion of their annual salaries, bonuses and deemed earnings thereon on a tax-deferred basis. Federal income taxes on all amounts credited under the EDCP will be deferred until payout under current tax law. The EDCP is administered by the Compensation Committee.

Eligibility — All Sysco executives who are participants in the MIP, excluding those whose income is subject to Canadian income tax laws, are eligible to participate. However, the Compensation Committee has the right to establish additional eligibility requirements and may exclude an otherwise eligible executive from participation.

Executive Deferrals and Sysco Matching Credit — Executives may defer up to 40% of their bonuses under the MIP, and for years prior to fiscal 2009 only, their supplemental performance bonuses, referred to in the aggregate as “bonus,” and up to 100% of salary. In September 2009, the EDCP was amended to clarify that any bonus paid in lieu of or as a substitute for the MIP bonus in the future is eligible for deferral under the EDCP. Sysco does not match salary deferrals under the EDCP. Sysco provides matching credit of 15% of the first 20% of bonus deferred, resulting in a maximum possible match credit of 3% of an executive’s bonus. The Committee may authorize additional discretionary company contributions, although it did not authorize any in fiscal 2008, 2009, 2010, 2011 or 2012.

Investment Options — An executive may invest the deferral portion of his or her account among nine investment options, which may be changed as often as daily. The returns for these options of varying risk/reward ranged from negative 18.2% to 6.78% for the year ended June 30, 2012.

Prior to July 2, 2008, Moody’s plus 1%, or the “risk free” option, was one of nine available deemed investment options under the EDCP and was the default investment option for participants who failed to make an investment election. In addition, company matches were automatically credited with interest at the Moody’s plus 1% rate, and interest credited during an installment payout period under a fixed payment distribution option available under the EDCP was credited at Moody’s plus 1%. For a given calendar year, the Moody’s + 1% option provides an annual return equal to the Moody’s Average Corporate Bond Yield for the higher of the six or twelve-month period ending on the preceding October 31, plus 1%. The Moody’s + 1% return was 7.1950% for calendar year 2008.

Beginning as of July 2, 2008, the Moody’s plus 1%, or “risk free,” option and the default investment rate were changed to Moody’s without the addition of the 1%. As a result, the interest rate credited on company matches for future years, and the investment return on salary deferrals after July 1, 2008 and bonus deferrals for years after fiscal 2008, as well as any transfers from another investment option to the risk free option after July 1, 2008, are based on Moody’s and not Moody’s plus 1%.

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In addition, for participants whose employment terminates after July 1, 2008, interest credited to the participant’s account during an installment payout period will be Moody’s and not Moody’s plus 1%.

Notwithstanding these changes, interest will continue to be credited at the Moody’s plus 1% rate on each participant’s accumulated company match account as of July 1, 2008, and on that portion of the participant’s deferral account invested in the Moody’s plus 1% option on July 1, 2008, and not otherwise transferred at a later time.

Vesting — An executive is always 100% vested in his or her deferrals, but is at risk of forfeiting the deemed investment return on the deferrals for cause or competing against Sysco in certain instances. Each Sysco match and the associated deemed investment return will be 100% vested at the earliest to occur of:

•

the tenth anniversary of the crediting date of the match;

•

the executive’s 60th birthday;

•

the executive’s death;

•

the executive’s disability; or

•

a specified change in control.

Any matches and associated investment returns not otherwise fully vested under one of the above provisions may vest under an alternative schedule when the executive is at least age 55 and has at least 15 years of MIP participation service. Vesting under this alternative schedule is based on the sum of the executive’s age and years of MIP participation service, as follows:

Sum	Vested %	Sum	Vested %	Sum	Vested %
Under 70	0%	73	65%	77	85%
70	50%	74	70%	78	90%
71	55%	75	75%	79	95%
72	60%	76	80%	80	100%

The Committee has the discretion to accelerate vesting when it determines specific situations warrant such action. Executives may forfeit vested amounts, other than salary and bonus deferrals, as described under “Forfeiture for Cause or Competition” below.

In-Service Distribution Elections and Hardship Withdrawals — Unless an executive has previously made an in-service distribution election, an executive will generally not have access to amounts deferred under the EDCP while employed by Sysco unless he or she requests and qualifies for a hardship withdrawal. Such withdrawals are available under very limited circumstances in connection with an unforeseeable emergency. An executive may make separate in-service distribution elections with respect to a given year’s salary deferral and bonus deferral, concurrent with that year’s deferral election. None of the named executives made an in-service distribution election in fiscal 2012.

Distribution Events — We will distribute the vested portion of the amount credited to an executive’s EDCP account upon the earlier to occur of the executive’s death, disability, retirement or other separation event.

Distributions — Effective January 1, 2009, a participant who terminates employment other than due to death or disability prior to the earlier of age 60, or age 55 with 10 years of service with the company, will receive a lump sum. A participant may elect the form of distribution of his account if the participant terminates employment after the earlier of age 60, or age 55 with 10 years of service with the company. A participant may also elect the form of payment of his vested account balance in the event of death or disability.

An executive who has the right to elect the form of payment of his vested account balance may choose annual or quarterly installments over a specified period of up to 20 years, a lump sum or a combination of both. An executive may change his distribution elections prior to separation subject to limitations in the EDCP required by Section 409A of the Internal Revenue Code.

When we pay installments under the EDCP, we will credit the executive’s unpaid vested account balance with a fixed investment return during the entire payout period. This fixed return will equal the Moody’s Average Corporate Bond Yield for either the six- or twelve-month period ending two months prior to the month of the first installment payment, whichever is higher.

Delay of Distributions to Named Executives — Distributions to a named executive upon the named executive officer’s “separation from service” as defined under Section 409A of the Internal Revenue Code will be delayed for a period of six months to the extent that making payments during such six-month period would violate Section 409A of the Internal Revenue Code.

Forfeiture for Cause or Competition — Any portion of an executive’s account attributable to Sysco matches, including associated deemed investment return, and the net investment gain, if any, credited on his deferrals, is subject to forfeiture for specified cause or competition. The Committee shall determine if the executive was terminated for cause or violated the applicable non-compete provisions. However, these forfeiture provisions will not apply to an executive whose employment ends during the fiscal year in which a specified change in control occurs or during the next three fiscal years unless the Committee makes a finding of cause and an arbitrator confirms such finding. In addition, the Compensation Committee may cause a forfeiture of a participant’s remaining company matches and investment earnings and interest credited to his account, if after a participant terminates employment for a reason other than for “cause,” the Compensation Committee determines that the participant engaged in conduct while employed by Sysco that would have resulted in his discharge for “cause.” In addition, the Compensation Committee may cause a forfeiture of a participant’s remaining company matches and investment earnings and interest credited to his account, if a participant discloses trade secrets or confidential information to a competitor.

Change in Control — Upon the occurrence of a change in control, each named executive officer will become 100% vested in his company match under the EDCP that has accrued prior to the change in control. The executive will also be 100% vested in any company match under the EDCP that accrues after the date of the change in control. Notwithstanding this, the EDCP contains cutback provisions that will reduce amounts payable to each named executive officer by the amount of any payments that cannot be deducted by Sysco under Section 280G of the Internal Revenue Code.

About the DDCP – The DDCP allows non-employee directors to defer up to 100% of all fees payable for service as a director. These fees include all additional retainer fees paid for chairing committees and, in the case of Mr. Fernandez, prior to April 2012, included his additional retainer paid for serving as non-executive Chairman of the Board. In order to respect Mr. Fernandez’ prior deferral elections made while he was still Non-executive Chair, Sysco allowed Mr. Fernandez to defer $25,000 of his calendar year 2012 Executive Chair salary into the DDCP. It is not anticipated that any future deferrals into the DDCP by Mr. Fernandez will be allowed for salary paid to him as an Executive Chair. The DDCP allows directors to select from a menu of investment options as frequently as daily. The investment options under the DDCP are the same as those provided under the EDCP and described in more detail above under “--About the EDCP.” Amounts credited to a director’s account are 100% vested at all times. Distributions under the DDCP are made when the director leaves the board, whether voluntarily or involuntarily, or upon death or disability, unless the participant requests and qualifies for a hardship withdrawal. Participants are allowed to select to receive distributions either as a lump sum payment or in quarterly or annual installments over a period of up to 20 years.

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About the DSDP – Under the DSDP, a non-employee director may elect to defer receipt of up to 100% of the shares of common stock issued under the 2009 Non-Employee Directors Stock Plan, whether such shares are to be issued as a grant of restricted stock, elected shares or additional shares, or upon the vesting of a restricted stock unit grant. In order to respect Mr. Fernandez’ prior deferral elections made while he was still Non-executive Chair, Sysco allowed Mr. Fernandez to defer $160,000 of RSUs awarded to Mr. Fernandez in 2012 in his capacity as Executive Chair. It is not anticipated that any future deferrals into the DSDP by Mr. Fernandez will be allowed for RSUs or any other stock awards payable to him as Executive Chair.

To the extent cash dividends are paid on Sysco common stock, additional shares are credited to accounts under the plan with respect to all vested shares in the account, including previously deferred restricted stock awards, matched shares that are deferred, and previous stock units credited as a dividend equivalent. The number of share units credited with respect to dividend equivalents on vested shares in the account equals the number of shares of common stock that could have been purchased at the then fair market value of the shares, calculated as the closing price for the common stock on the previous business day, with the dividends that would have been paid on vested shares in the account. The terms of the RSUs which were issued to Mr. Fernandez in April 2012 provide for dividend equivalents to be accrued and paid upon vesting of the RSUs. These dividend equivalents are made pursuant to the RSU award and not the DSDP. They are credited to his account in the DSDP but are distributable in the form of cash rather than stock at the same time that his deferred RSUs and/or any related shares are distributed to him pursuant to the terms of the DSDP. There are no earnings on these dividend equivalents.

With respect to each deferral, participants may elect for some portion of the award a distribution date that is at least one year after the end of the plan year in which the shares otherwise would have been issued. Any shares with respect to which no such election was made are generally deferred until the earliest to occur of the death of the non-employee director, the date on which the non-employee director ceases to be a director of the company, or a change of control of Sysco, unless the participant qualifies and applies for a hardship withdrawal. Distributions are made in lump sum by issuing common stock, except that cash is paid in lieu of fractional shares.

See “Director Compensation – Directors Deferred Compensation Plan” for a description of the Directors Deferred Compensation Plan.

Quantification of Termination/Change in Control Payments

We have entered into certain agreements and maintain certain plans that will require us to provide compensation for the named executive officers in the event of specified terminations of their employment or upon a change in control of Sysco. We have listed the amount of compensation we would be required to pay to each named executive officer in each situation in the tables below. Amounts included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts we pay or distribute may differ materially. Factors that could affect these amounts include the timing during the year of any such event, the amount of future bonuses, the value of our stock on the date of the change in control and the ages and life expectancy of each executive and his spouse. The amounts shown in the tables below assume that the event that triggered the payment occurred on June 30, 2012. All amounts shown represent total payments, except as otherwise noted. We expect to time the payment of all amounts shown to comply with Section 409A of the Internal Revenue Code.

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WILLIAM J. DELANEY

Termination Scenario	Compensation Components
	Severance Payment	Payments and Benefits Under EDCP(1)	Payments and Benefits Under SERP(2)	CPU Payment(3)	Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(4)	Insurance Payments(5)	Other(6)
Retirement	$0	$458,051	$4,289,464	$1,405,847	$6,844,521	$0	$78,346
Death	0	467,389	4,555,696	1,405,847	6,844,521	1,200,000	78,346
Disability	0	467,389	4,289,464	2,585,000	6,844,521	2,351,667	78,346
Voluntary Resignation	0	458,051	4,289,464	0	0	0	0
Termination for Cause	0	0	0	0	0	0	0
Involuntary Termination w/o Cause, or Resignation for Good Reason	0	458,051	4,289,464	0	0	0	78,346
Change in Control w/o Termination	0	467,389	0	2,975,000	6,844,521	0	0
Termination w/o Cause following a Change in Control	0	467,389	7,349,340	2,975,000	6,844,521	0	78,346

ROBERT C. KREIDLER

Termination Scenario	Compensation Components
	Severance Payment	Payments and Benefits Under EDCP(1)	Payments and Benefits Under SERP(2)	CPU Payment(3)	Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(4)	Insurance Payments(5)	Other(6)
Retirement	$0	$44,160	$0	$436,739	$2,095,865	$0	$46,615
Death	0	61,809	2,004,139	436,739	2,095,865	1,200,000	46,615
Disability	0	61,809	0	795,900	2,095,865	4,734,167	46,615
Voluntary Resignation	0	44,160	0	0	0	0	0
Termination for Cause	0	0	0	0	0	0	0
Involuntary Termination w/o Cause, or Resignation for Good Reason	0	44,160	0	0	0	0	46,615
Change in Control w/o Termination	0	61,809	0	918,750	2,095,865	0	0
Termination w/o Cause following a Change in Control	0	61,809	61,609	918,750	2,095,865	0	46,615

MANUEL A. FERNANDEZ

Termination Scenario	Compensation Components
	Severance Payment	Payments and Benefits Under Director Deferred Compensation Plan(1)	Payments and Benefits Under SERP(2)	CPU Payment(3)	Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(4)	Insurance Payments(5)	Other(6)
Retirement	$0	$0	$0	$0	$2,872,813	$0	$32,769
Death	0	0	0	0	2,872,813	225,000	32,769
Disability	0	0	0	0	2,872,813	0	32,769
Voluntary Resignation	0	0	0	0	0	0	0
Termination for Cause	0	0	0	0	0	0	0
Involuntary Termination w/o Cause, or Resignation for Good Reason	0	0	0	0	0	0	32,769
Change in Control w/o Termination	0	0	0	0	2,872,813	0	0
Termination w/o Cause following a Change in Control	0	0	0	0	2,872,813	0	32,769

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MICHAEL W. GREEN

Termination Scenario	Compensation Components
	Severance Payment	Payments and Benefits Under EDCP(1)	Payments and Benefits Under SERP(2)	CPU Payment(3)	Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(4)	Insurance Payments(5)	Other(6)
Retirement	$0	$0	$0	$450,271	$2,050,032	$0	$54,500
Death	0	0	2,232,332	450,271	2,050,032	1,200,000	54,500
Disability	0	0	0	811,925	2,050,032	3,459,167	54,500
Voluntary Resignation	0	0	0	0	0	0	0
Termination for Cause	0	0	0	0	0	0	0
Involuntary Termination w/o Cause, or Resignation for Good Reason	0	0	0	0	0	0	54,500
Change in Control w/o Termination	0	0	0	940,625	2,050,032	0	0
Termination w/o Cause following a Change in Control	0	0	3,659,759	940,625	2,050,032	0	54,500

LARRY G. PULLIAM

Termination Scenario	Compensation Components
	Severance Payment	Payments and Benefits Under EDCP(1)	Payments and Benefits Under SERP(2)	CPU Payment(3)	Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(4)	Insurance Payments(5)	Other(6)
Retirement	$0	$0	$8,846,528	$436,779	$1,985,677	$0	$62,769
Death	0	0	8,824,955	436,779	1,985,677	1,200,000	62,769
Disability	0	0	8,846,528	771,300	1,985,677	2,336,667	62,769
Voluntary Resignation	0	0	8,846,528	0	0	0	0
Termination for Cause	0	0	0	0	0	0	0
Involuntary Termination w/o Cause, or Resignation for Good Reason	0	0	8,846,528	0	0	0	62,769
Change in Control w/o Termination	0	0	0	900,000	1,985,677	0	0
Termination w/o Cause following a Change in Control	0	0	14,011,452	900,000	1,985,677	0	62,769

(1)

See “Executive Deferred Compensation Plan and Director Deferred Compensation Plan” above for a discussion of the calculation of benefits and payout options under the EDCP, and events that may cause forfeiture of such benefits. The amounts disclosed reflect the vested value of the company match on elective deferrals, as well as investment earnings on both deferrals and vested company match amounts. These amounts do not include salary and bonus deferrals.

•

Mr. DeLaney has elected to receive annual installments over 5 years in the event of his disability, death or retirement.

•

Mr. Kreidler has elected to receive quarterly installments over 15 years in the event of his retirement and quarterly installments over 20 years in the event of his disability or death.

•

Mr. Green and Mr. Pulliam have each elected to receive a lump sum distribution in the event of disability, death or retirement.

With respect to Mr. Fernandez, amounts also reflect deferred compensation under the Directors Deferred Stock Plan during his tenure as a non-employee director of Sysco.

(2)

All amounts shown are present values of eligible benefits as of June 30, 2012, calculated using an annual discount rate of 4.89%, which represents the rate used in determining the values disclosed in the “Pension Benefits” table above. See “Pension Benefits” above for a discussion of the terms of the SERP and the assumptions used in calculating the present values contained in the table. The amount and expected number of benefit payments to each executive are based on each respective termination event, the form of payment, the age of the executive and his or her spouse, and mortality assumptions. During the SERP payout period, a participant’s remaining benefit under the SERP may be subject to forfeiture under certain circumstances if the committee administering the SERP finds that the participant has engaged in competition with the company, solicited business of the company, made disparaging remarks about the company, or misappropriated trade secrets or confidential information of the company. The amount for Mr. Delaney due to termination following a Change in Control also reflects a reduction of $352,492 pursuant to provisions in the SERP that provide for a reduction in benefits to the extent they are not deductible under Section 280G of the Internal Revenue Code. Following are specific notes regarding benefits payable to each of the named executive officers other than Mr. Fernandez, who does not participate in the SERP:

•

Death — Because Messrs. DeLaney and Pulliam have reached age 55, their death benefit would be payable on a monthly basis. The other named executive officers’ death benefits listed below would be paid on an annual basis. The amounts shown reflect payments as follows:

	Estimated # of Payments	Amount of Payment	Payment Frequency
DeLaney	323	$25,260	Monthly
Kreidler	10	246,125	Annual
Green	10	274,149	Annual
Pulliam	332	49,866	Monthly

•

Disability; Involuntary Termination without Cause, or Resignation for Good Reason; Termination without Cause following a Change in Control — The amounts shown reflect the following monthly payments plus the amounts shown below attributable to the monthly PIA supplement, which is paid only until the executive reaches age 62. Because Messrs. DeLaney and Pulliam already meet the conditions of Early Payment Criteria as of the 2012 fiscal year-end, their benefits are payable as of July 1, 2012. The other named executive officers’ benefits listed below would be payable as of their normal retirement date (age 65). The amount for Mr. DeLaney due to a termination following a change of control also reflect a reduction of $352,492, respectively, pursuant to provisions in the SERP that provide for a reduction in benefits to the extent they are not deductible under Section 280G of the Internal Revenue Code.

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Name	Disability, Involuntary Termination without Cause, or Resignation for Good Reason			Termination without Cause following a Change in Control
	# of Monthly Payments	Monthly Payment Amounts	Monthly PIA Supplement (Until Age 62)	# of Monthly Payments	Monthly Payment Amounts	Monthly PIA Supplement (Until Age 62)
DeLaney	354	$22,776	$1,846	354	$41,346	$1,846
Kreidler	—	—	—	295	810	—
Green	—	—	—	261	41,803	—
Pulliam	346	48,120	1,625	346	76,506	1,625

Change in Control without Termination — Benefit payments are not triggered.

(3)

See “Cash Performance Unit Plans” above for a discussion of the CPUs. The amounts shown include payment of awards made in November 2010 and November 2011. For purposes of this disclosure, and as defined in the plan, we have assumed the following levels of performance:

•

Retirement — Amounts reflect the pro-rated target award value of awards pursuant to the fiscal 2011-2013 performance cycles and the pro-rated target award value of awards pursuant to the fiscal 2012-2014 performance cycles, pro-rated for the number of fiscal years during which the executive was actively employed, regardless of whether the executive was employed for the entirety of the relevant fiscal year. The pro rata factors used are 66.6% for the fiscal 2011-2013 performance cycle and 33.2% for the 2012-2014 performance cycle for all executives other than Mr. Fernandez, who has not received any CPU grants.

•

Disability  — Amounts reflect the estimated value of awards pursuant to the fiscal 2011-2013 performance cycle based on forecasted performance and the target value of awards pursuant to the fiscal 2012-2014 performance cycles.

•

Death — Amounts reflect the target award value of awards pursuant to the fiscal 2011-2013 and 2012-2014 performance cycles, pro-rated for the portion of each performance cycle completed at the time of death with respect to the fiscal 2011-2013 performance cycle and pro-rated for the number of fiscal years during which the executive was actively employed, regardless of whether the executive was employed for the entirety of the relevant fiscal year, with respect to the 2012-2014 performance cycle. The pro-rata factors used are 66.6% for the fiscal 2011-2013 performance cycle and 33.2% for the 2012-2014 performance cycle for all executives other than Mr. Fernandez, who has not received any CPU grants.

•

Change in Control — Amounts reflect the target award value of awards pursuant to the fiscal 2011-2013 and fiscal 2012-2014 performance cycles.

(4)

The amounts shown include the value of unvested accelerated restricted stock units and restricted stock, valued at the closing price of Sysco common stock on the New York Stock Exchange on June 29, 2012, the last business day of our 2012 fiscal year, plus the difference between the exercise prices of unvested accelerated options and the closing price of Sysco common stock on the New York Stock Exchange on June 29, 2012 multiplied by the number of such options outstanding. See “Outstanding Equity Awards at Fiscal Year-End” for disclosure of the events causing an acceleration of outstanding unvested options and restricted stock. Assumes accelerated vesting of all unvested restricted stock units, restricted stock and stock options.

(5)

Includes payments we will make in connection with additional life insurance coverage, long-term disability coverage, including disability income coverage, and long-term care insurance. In the event of death, a lump sum Basic Life Insurance benefit is payable in an amount equal to one-times the executive’s prior year W-2 earnings, capped at $150,000. An additional benefit is paid in an amount equal to two-times the executive’s base salary at the beginning of the year in which the death occurred, capped at $1,050,000. The value of the benefits payable is doubled in the event of an accidental death. In the event of disability, a monthly Long-Term Disability benefit of $25,000 would have been payable to age 65, following a 180-day elimination period.

(6)

Includes retiree medical benefits and the payment of accrued but unused vacation.

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Compensation Risk Analysis

The Compensation Committee oversees the company’s executive compensation program and regularly reviews the program against Sysco’s strategic goals, industry practices and emerging trends in order to ensure alignment with stockholder interests. The Committee believes that Sysco’s performance-based bonus and equity programs provide executives with incentives to create long-term stockholder value.

In 2010, the Committee expanded its review of compensation programs across the Sysco enterprise to monitor whether the program components encourage or otherwise promote the taking of inappropriate or unacceptable risks that could threaten the company’s long-term value. This review was updated in 2011 and 2012. The assessment placed particular emphasis on identifying employees who have both significant compensation risk in the variability of their compensation and also the ability to expose the company to significant business risk. The Committee primarily focused on the compensation for the senior executives of Sysco Corporation and its operating companies, as these are the employees whose actions have the greatest potential to expose the company to significant business risk, although the review addressed all forms and levels of variable and other compensation that the Committee believed could reasonably provide employees with incentives to undertake risky behavior on behalf of Sysco. Having completed this review, the Committee continues to believe that many of Sysco’s long-standing practices are designed to effectively promote the creation of long-term value, discourage behavior that leads to excessive risk, and mitigate the material risks associated with executive and other compensation programs.

These practices include the following:

•

Sysco’s executive compensation programs are designed to include a mix of elements so that the compensation mix is not overly focused on either short-term or long-term incentives.

•

Sysco’s executive annual incentive award programs (both the MIP annual incentive award and the three-year cash performance units) are based on financial metrics which are objective and drive long-term stockholder value (including diluted earnings, return on invested capital and increase in sales and total shareholder return). Moreover, the Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short-term results. The Committee has the absolute discretion to remove any and all participants from the annual MIP annual incentive award program prior to the end of the fiscal year to which the annual incentive award relates and may reduce the amount of the annual incentive award pay out, in its discretion, at any time prior to the fiscal year end.

•

Sysco’s incentive programs do not allow for unlimited payouts, and annual incentive award caps limit the extent that employees could potentially profit by taking on excessive risk.

•

Selection of three different types of long-term incentives (stock options, restricted stock units and cash performance units) for executives helps to minimize the risk that they will take actions that could cause harm to the Corporation and its stockholders. The value of stock options and restricted stock units are primarily based on stock price appreciation, which is determined by how the market values our common stock.

•

Longer performance periods encourage executives to attain sustained performance over several periods, rather than performance in a single period. CPUs are based on a three-year performance period. Stock options become exercisable over a five year period (three years for Mr. Fernandez) and remain exercisable for up to seven years (ten years for options issued from 2001 through 2003) from the date of grant, encouraging executives to look to long-term appreciation in equity values.

•

The stock ownership guidelines described under “Stock Ownership — Stock Ownership Guidelines” above align the interests of our executive officers with the long-term interests of all stockholders and encourage our executives to execute our strategies for growth in a prudent manner.

•

In 2009, the Committee adopted a clawback policy, which is described under “Compensation Discussion and Analysis — Executive Compensation Governance and Other Information — Executive Compensation Recoupment Policy” above. In the event we are required to restate our financial statements, other than as a result of an accounting change, we will recover MIP annual incentive award payments and CPU three-year incentive-based compensation from all MIP participants.

Based on its most recent review, management and the Committee do not believe that the compensation policies and practices of Sysco create risks that are reasonably likely to have a material adverse effect on the Company.

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ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (ITEM 2)

Sysco seeks a non-binding vote from its stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. This vote is commonly referred to as a “Say on Pay” vote because it gives stockholders a direct opportunity to express their approval or disapproval to the company regarding its pay practices.

As discussed in detail in the Compensation Discussion and Analysis, our executive compensation programs are designed to attract, retain and motivate highly talented individuals who are committed to Sysco’s vision and strategy. We strive to link executives’ pay to their performance and their advancement of Sysco’s overall performance and business strategies, while also aligning the executives’ interests with those of stockholders and encouraging high-performing executives to remain with Sysco over the course of their careers. We believe that the amount of compensation for each named executive officer reflects extensive management experience, continued high performance and exceptional service to Sysco and our stockholders.

We invite you to consider the details of our executive compensation as disclosed more fully throughout this proxy statement.

Regardless of the outcome of this “Say on Pay” vote, Sysco welcomes input from its stockholders regarding executive compensation and other matters related to the company’s success generally. We believe in a corporate governance structure that is responsive to stockholder concerns, and we view this vote as a meaningful opportunity to gauge stockholder approval of our executive compensation policies. Given the information provided above and elsewhere in this proxy statement, the Board of Directors asks you to approve the following advisory resolution:

“Resolved, that Sysco’s stockholders approve, on an advisory basis, the compensation paid to Sysco’s named executive officers, as disclosed in this proxy statement.”

Required Vote - The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The Board of Directors recommends a vote FOR the approval of the compensation paid to Sysco’s Named Executive Officers.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee has met and held discussions with management and the independent public accountants regarding Sysco’s audited consolidated financial statements for the year ending June 30, 2012. Management represented to the Audit Committee that Sysco’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent public accountants. The Audit Committee also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61(Codification of Statements on Auditing Standards, AU Sec. 380), as modified or supplemented. Sysco’s independent public accountants provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence”, as modified or supplemented, and the Audit Committee discussed with the independent public accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent public accountants and the Audit Committee’s review of the representations of management and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Sysco’s Annual Report on Form 10-K for the year ended June 30, 2012 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Joseph A. Hafner, Jr.

Hans-Joachim Koerber

Nancy S. Newcomb

Richard G. Tilghman, Chairman

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed for professional audit services rendered by Ernst & Young LLP for the audit of Sysco’s annual financial statements for fiscal 2012 and 2011, as well as other services rendered by Ernst & Young LLP during those periods:

	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$4,085,588	$3,817,150
Audit-Related Fees(2)	661,160	552,211
Tax Fees(3)	2,885,926	3,583,000
All Other Fees	—	—

(1)

Audit fees in fiscal 2012 included $3,757,794 related to the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of the company’s internal control over financial reporting), $251,500 related to assistance with and review of documents filed with the SEC and $76,294 related to a statutory audit. Audit fees for fiscal 2011 included $3,645,000 related to the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of the company’s internal control over financial reporting), $92,150 related to assistance with and review of documents filed with the SEC and $80,000 related to a statutory audit.

(2)

Audit-related fees in fiscal 2012 included $119,000 related to the audit of the company’s benefit plans and $542,160 for other audit-related services. Audit-related fees for fiscal 2011 included $113,800 related to the audit of the company’s benefit plans and $438,411 for other audit-related services.

(3)

Tax fees in fiscal 2012 included $2,368,211 related to local, state, provincial and federal income tax return preparation, $163,411 related to various tax examinations, $194,181 related to assistance with transfer pricing agreements, $15,556 related to various state tax matters, $129,446 related to assistance with tax planning transactions and $15,121 for other tax related services.Tax fees for fiscal 2011 included $2,266,500 related to local, state, provincial and federal income tax return preparation, $253,000 related to various tax examinations, $542,000 related to assistance with transfer pricing agreements, $185,000 related to various state tax matters, $175,000 related to assistance with tax planning transactions and $161,500 for other tax related services.

Pre-Approval Policy

In February 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the company. The policy requires that all services, including audit services and permissible audit related, tax and non-audit services, to be provided by Ernst & Young LLP to the company, be pre-approved by the Audit Committee. All of the services performed by Ernst & Young in or with respect to fiscal 2012 and fiscal 2011 were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures. During fiscal 2012, Ernst & Young did not provide any services prohibited under the Sarbanes-Oxley Act of 2002.

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RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS (ITEM 3)

The Audit Committee of the Board has appointed Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2013. Ernst & Young LLP has served as the company’s independent public registered public accounting firm providing auditing, financial and tax services since their engagement in fiscal 2002. In determining to appoint Ernst & Young, the Audit Committee carefully considered Ernst & Young’s past performance for the company, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

Although the company is not required to seek ratification, the Audit Committee and the Board believe it is sound corporate governance to do so. If stockholders do not ratify the appointment of Ernst & Young, the current appointment will stand, but the Audit Committee will consider the stockholders’ action in determining whether to appoint Ernst & Young as the company’s independent registered public accounting firm for fiscal 2014.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm for fiscal 2013.

STOCKHOLDER PROPOSALS

Presenting Business

If you would like to present a proposal under Rule 14a-8 of the Securities Exchange Act of 1934 at our 2013 Annual Meeting of Stockholders, send the proposal in time for us to receive it no later than June 5, 2013. If the date of our 2013 Annual Meeting is subsequently changed by more than 30 days from the date of this year’s Annual Meeting, we will inform you of the change and the date by which we must receive proposals. If you want to present business at our 2013 Annual Meeting outside of the stockholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to Article I, Section 8 of the company’s Bylaws, the Corporate Secretary must receive notice of your proposal by August 16, 2013, but not before July 7, 2013, and you must be a stockholder of record on the date you provide notice of your proposal to the company and on the record date for determining stockholders entitled to notice of the meeting and to vote.

Nominating Directors for Election

The Corporate Governance and Nominating Committee will consider any director nominees you recommend in writing for the 2013 Annual Meeting if you submit such written recommendation in conformity with the procedural and informational requirements set forth at “Board Of Directors Matters — Election of Directors at 2012 Annual Meeting (Item 1) – Nomination Process” no later than May 1, 2013. You may also nominate someone yourself at the 2013 Annual Meeting, as long as the Corporate Secretary receives notice of such nomination between July 7, 2013 and August 16, 2013, and you follow the procedures outlined in Article I, Section 7 of the company’s Bylaws.

Meeting Date Changes

If the date of next year’s Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the date of this year’s Annual Meeting, we will inform you of the change, and we must receive your director nominee notices or your stockholder proposals outside of Rule 14a-8 of the Exchange Act by the latest of 90 days before the Annual Meeting, 10 days after we mail the notice of the changed date of the Annual Meeting or 10 days after we publicly disclose the changed date of the Annual Meeting.

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ANNEX I – NON-GAAP RECONCILIATIONS

Adjusted Diluted Earnings per Share Non-GAAP Reconciliation

More information on the rationale for the use of these measures can be found in our Annual Report on Form 10-K.

(In thousands, except for share and per share data)	2012	2011	Change in Dollars	% Change
Net earnings (GAAP)	$1,121,585	$1,152,030	$(30,445)	(2.6)%
Impact of BTP costs (net of tax)(1)	121,416	64,694	56,722	87.7
Impact of MEPP charge (net of tax)(1)	13,768	26,189	(12,421)	(47.4)
Impact of restructuring charge (net of tax)(1)	4,033	—	4,033
Impact of COLI	(3,721)	(28,197)	24,476	(86.8)
Impact of tax benefits	—	(14,032)	14,032	0.0
ADJUSTED NET EARNINGS (NON-GAAP)	$1,257,081	$1,200,684	$56,397	4.7%
Diluted earnings per share (GAAP)	$1.90	$1.96	$(0.06)	-3.1%
Impact of BTP costs(2)	0.21	0.11	0.10	90.9
Impact of MEPP charge(2)	0.02	0.04	(0.02)	-50.0
Impact of restructuring charge(2)	0.01	-	0.01
Impact of COLI(2)	(0.00)	(0.05)	0.05
Impact of tax benefits(2)	—	(0.02)	0.02
ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP)	$2.13	$2.04	$0.09	4.4%
Diluted shares outstanding	588,991,441	588,691,546

(1)

Tax impact of adjustments for Business Transformation Project, multiemployer pension plan expenses, restructuring charges was $82.2 million and $53.3 million for fiscal 2012 and 2011, respectively.

(2)

Individual components of diluted earnings per share may not sum to the total adjusted diluted earnings due to rounding.

Non-GAAP reconciliations for adjusted sales and earnings per share growth used in cash performance units measurement

Sysco’s fiscal year ends on the Saturday nearest to June 30th. This resulted in a 52-week year for fiscal 2012, fiscal 2011 and fiscal 2009 and a 53-week year for fiscal 2010. Because the fourth quarter of fiscal 2010 contained an additional week as compared to fiscal 2011, our results of operations for fiscal 2010 are not directly comparable to fiscal 2011. Management’s cash performance unit plan requires an adjustment to fiscal 2010 sales and diluted earnings per share for the estimated impact of the additional week which management believes provides a more comparable measurement of sales and diluted earnings per share on a year-over-year basis. As a result, in the non-GAAP reconciliations below for fiscal 2010, sales and diluted earnings per share have been adjusted by one-fourteenth of the total metric for the fourth quarter of fiscal 2010 and the resulting sales and earnings per share increase on a 52-week basis were used in the measurement of the results of the cash performance units.

(In thousands)	2012	2011	2010 (53 Weeks)	2009
Sales (GAAP)	$42,380,939	$39,323,489	$37,243,495	$36,853,330
Impact of 53rd week	—	—	739,177	—
ADJUSTED SALES (NON-GAAP)	$42,380,939	$39,323,489	$36,504,318	$36,853,330
Sales growth (GAAP)	7.8%	5.6%	1.1%
Sales growth (Non-GAAP)	7.8%	7.7%	-0.9%
Cash performance unit measurement: Three year average sales growth (Non-GAAP)	4.85%
	2012	2011	2010 (53 Weeks)	2009
Diluted earnings per share (GAAP)	$1.90	$1.96	$1.99	$1.77
Impact of 53rd week	—	—	0.04	—
ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP)	$1.90	$1.96	$1.95	$1.77
Diluted earnings per share (GAAP)	-3.1%	-1.5%	12.4%
Diluted earnings per share (Non-GAAP)	-3.1%	0.5%	10.2%
Cash performance unit measurement: Three year average diluted earnings per share growth (Non-GAAP)	2.54%

SYSCO CORPORATION – 2012 Proxy Statement   79

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Non-GAAP reconciliation for adjusted sales growth used in management incentive bonus measurement

Sysco’s management incentive bonus plan requires the removal of sales from acquired companies where the purchase price exceeds $40 million. One acquisition exceeded this threshold in fiscal 2012. As a result, in the non-GAAP reconciliation below for fiscal 2012, sales have been adjusted to remove the sales achieved by this acquired company in fiscal 2012. The resulting sales increase excluding this acquired company was used in the measurement of the results of the management incentive bonus plan.

(In thousands)	2012	2011
Sales (GAAP)	$42,380,939	$39,323,489
Sales of acquired company	38,731	—
ADJUSTED SALES (NON-GAAP)	$42,342,208	$39,323,489
Sales growth (GAAP)	7.8%
Sales growth (Non-GAAP)	7.7%

SYSCO CORPORATION – 2012 Proxy Statement   80

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Good Things Come From Sysco

At Sysco, we offer our customers more good things than they expect. We go beyond our basic commitment to get customers the foodservice products they want, when they want them, at the right price and as promised. We do more because we know that when our customers are successful, we’re successful.

Explore Sysco

Scan these QR codes with a smart device or use the URLs to learn more about Sysco:

Read our online Annual Report	http://www.sysco.com/investor/OnlineAnnual2012/index.html

Sustainability Report	http://www.sysco.com/investor/OnlineSustainability2012/index.html

Visit our Investor Relations website	http://www.sysco.com/investors.html

IR App	http://itunes.apple.com/app/sysco-ir/id547105089?mt=8

The Sysco Story

Our story began with a promise to assist foodservice operators in providing consumers with solutions for meals consumed away from home. Since the initial public offering in 1970, when sales were $115 million, Sysco has grown to $42.4 billion in sales for fiscal year 2012.

Today, Sysco has sales and service relationships with approximately 400,000 customers and remains committed to helping them succeed in the foodservice industry and satisfy consumers’ appetites. Operating from more than 180 locations throughout the United States, Canada and Ireland, Sysco’s product lines are as diverse as the 45,000 employees who support its daily operations. They include not only the ingredients needed to prepare meals, but also numerous ancillary preparation and serving items. As a result, Sysco can make a difference in its customers’ lives and the success of their businesses.

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1390 Enclave Parkway
Houston, Texas 77077-2099

281.584.1390
www.sysco.com

Good things

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SYSCO CORPORATION
1390 ENCLAVE PARKWAY
HOUSTON, TX 77077-2099
ATTN: LEGAL DEPARTMENT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M50137-P29668

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Jonathan Golden	☐	☐	☐
1b. Joseph A. Hafner, Jr.	☐	☐	☐
1c. Nancy S. Newcomb	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To approve, by advisory vote, the compensation paid to Sysco's named executive officers, as disclosed in Sysco's 2012 proxy statement;	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as Sysco's independent accountants for fiscal 2013.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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